                                                                       EXHIBIT 2
================================================================================

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

            THE QUIZNO'S CORPORATION, THE QUIZNO'S LICENSING COMPANY,

         THE QUIZNO'S ACQUISITION COMPANY, THE QUIZNO'S REALTY COMPANY,

                 THE QUIZNO'S OPERATING COMPANY, QUIZ-DIA, INC.,

           S&S COMPANY, QUIZNO'S KANSAS, LLC, CIAO B MANAGEMENT, INC.

                      AMERICAN FOOD DISTRIBUTORS, INC. AND

                       THE QUIZNO'S FRANCHISE COMPANY AND

                    RICHARD E. SCHADEN AND RICHARD F. SCHADEN

                                       AND

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.


                ------------------------------------------------

                         $13,862,259.84 Principal Amount

                          Secured Senior Note Due 2005

Warrant to Purchase 461,548 Shares of Common Stock of The Quizno's Corporation Warrant to Purchase 23,767 Shares of Class A Preferred Stock
                           of The Quizno's Corporation
Warrant to Purchase   9,279 Shares of Class C Preferred Stock
                           of The Quizno's Corporation
Warrant to Purchase  12,209 Shares of Class D Preferred Stock
                           of The Quizno's Corporation
Warrant to Purchase   9,683 Shares of Class E Preferred Stock
                           of The Quizno's Corporation

                ------------------------------------------------

                          Dated as of November 12, 2000

================================================================================

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                                                 TABLE OF CONTENTS
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
1.       DEFINITIONS; ACCOUNTING TERMS............................................................................3
         1.1      DEFINITIONS.....................................................................................3
         1.2      ACCOUNTING TERMS AND COMPUTATIONS..............................................................26
         1.3      COVENANTS......................................................................................26
         1.4      CAPTIONS; CONSTRUCTION AND INTERPRETATION......................................................26
         1.5      DETERMINATIONS.................................................................................27

2.       PURCHASE AND SALE OF THE SECURITIES.....................................................................27
         2.1      AUTHORIZATION..................................................................................27
         2.2      PURCHASE OF THE SECURITIES; ISSUE PRICE........................................................27
         2.3      CLOSING........................................................................................28
         2.4      USE OF PROCEEDS................................................................................28
         2.5      COMMITMENT FEE.................................................................................28

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................28
         3.1      ORGANIZATION AND QUALIFICATION.................................................................29
         3.2      CORPORATE OR OTHER POWER.......................................................................29
         3.3      AUTHORIZATION; BINDING OBLIGATIONS.............................................................29
         3.4      SUBSIDIARIES...................................................................................29
         3.5      CONFLICT WITH OTHER INSTRUMENTS; EXISTING DEFAULTS; RANKING....................................30
         3.6      GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS....................................................31
         3.7      CAPITALIZATION.................................................................................31
         3.8      VALIDITY AND ISSUANCE OF WARRANT SHARES........................................................32
         3.9      COMPANY SEC DOCUMENTS..........................................................................33
         3.10     FINANCIAL STATEMENTS...........................................................................33
         3.11     EXISTING INDEBTEDNESS; EXISTING LIENS; INVESTMENTS; ETC........................................34
         3.12     ABSENCE OF CERTAIN CHANGES.....................................................................35
         3.13     MATERIAL CONTRACTS.............................................................................37
         3.14     ACCOUNTS RECEIVABLE............................................................................39
         3.15     LABOR RELATIONS................................................................................40
         3.16     EMPLOYEE BENEFIT PLANS; ERISA..................................................................40
         3.17     TAXES..........................................................................................43
         3.18     LITIGATION.....................................................................................44
         3.19     TRANSACTIONS WITH AFFILIATES...................................................................44
         3.20     INVESTMENT COMPANY ACT.........................................................................45
         3.21     GOVERNMENTAL REGULATION........................................................................46
         3.22     COMPLIANCE WITH LAWS; OPERATING LICENSES.......................................................46
         3.23     TITLE TO PROPERTY..............................................................................46
         3.24     REAL PROPERTY..................................................................................46
         3.25     ENVIRONMENTAL MATTERS..........................................................................47
         3.26     INTELLECTUAL PROPERTY..........................................................................48

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
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         3.27     NATURE OF BUSINESS.............................................................................49
         3.28     POWERS OF ATTORNEY.............................................................................49
         3.29     LISTING OF COMMON STOCK........................................................................50
         3.30     INSURANCE......................................................................................50
         3.31     FRANCHISEES....................................................................................50
         3.32     SUPPLIERS......................................................................................50
         3.33     BUSINESS RELATIONSHIPS.........................................................................50
         3.34     PERSONAL PROPERTY LEASES.......................................................................51
         3.35     EMPLOYMENT AGREEMENTS..........................................................................51
         3.36     SOLVENCY.......................................................................................51
         3.37     USE OF PROCEEDS; MARGIN STOCK..................................................................52
         3.38     DEPOSITORY AND OTHER ACCOUNTS..................................................................52
         3.39     YEAR 2000 COMPLIANCE...........................................................................52
         3.40     BOOKS AND RECORDS..............................................................................52
         3.41     BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES....................................................52
         3.42     BROKERS; CERTAIN EXPENSES......................................................................53
         3.43     DISCLOSURE.....................................................................................53
         3.44     FRANCHISE MATTERS..............................................................................53
         3.45     TENDER OFFER DOCUMENTS.........................................................................54

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................54
         4.1      ORGANIZATION...................................................................................54
         4.2      AUTHORIZATION..................................................................................54
         4.3      DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS................................................54
         4.4      NO VIOLATION...................................................................................54
         4.5      INVESTMENT INTENT..............................................................................54
         4.6      ACCREDITED INVESTOR STATUS.....................................................................55
         4.7      PURCHASER CONSENTS.............................................................................55
         4.8      BROKERS........................................................................................55

5.       CONDUCT PRIOR TO CLOSING................................................................................55
         5.1      CONDUCT OF BUSINESS PRIOR TO CLOSING...........................................................55
         5.2      ACCESS TO INFORMATION AND DOCUMENTS............................................................57
         5.3      NON-SOLICITATION...............................................................................57
         5.4      COVENANT TO CLOSE..............................................................................58
         5.5      CAPITALIZATION; WARRANT SHARES.................................................................58
         5.6      INTENTIONALLY OMITTED..........................................................................58
         5.7      NO DISPOSITION OF SHARES; VOTING AGREEMENT.....................................................58
         5.8      RES LOAN.......................................................................................59

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
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6.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..........................................................59
         6.1      CLOSING DATE...................................................................................59
         6.2      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.....................................................59
         6.3      PAYMENT OF FEES AND PURCHASER EXPENSES.........................................................60
         6.4      PURCHASE PERMITTED BY APPLICABLE LAWS..........................................................60
         6.5      NO MATERIAL ADVERSE CHANGE.....................................................................60
         6.6      NO INJUNCTION, ORDER OR SUIT; CALIFORNIA PERMIT................................................60
         6.7      DELIVERY OF CERTAIN CLOSING DOCUMENTS..........................................................61
         6.8      ACTIONS AND DOCUMENTS RELATING TO THE COLLATERAL...............................................62
         6.9      TENDER OFFER AND RELATED AGREEMENTS............................................................62
         6.10     OPINION OF COUNSEL.............................................................................62
         6.11     DELIVERY OF CORPORATE DOCUMENTS................................................................63
         6.12     INSURANCE......................................................................................63
         6.13     Intentionally omitted..........................................................................64
         6.14     DELIVERY OF FINANCIAL STATEMENTS AND PROJECTIONS...............................................64
         6.15     THIRD-PARTY CONSENTS...........................................................................64
         6.16     Intentionally omitted..........................................................................64
         6.17     PROCEEDINGS SATISFACTORY.......................................................................64
         6.18     COMPLIANCE CERTIFICATE.........................................................................64
         6.19     SOURCES AND USES OF FUNDS......................................................................65

7.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY PARTIES....................................................65
         7.1      REPRESENTATIONS AND WARRANTIES.................................................................65
         7.2      PURCHASE PERMITTED BY APPLICABLE LAWS..........................................................65
         7.3      NO INJUNCTION OR ORDER.........................................................................65
         7.4      PAYMENT FOR SECURITIES.........................................................................65

8.       TAXES; INDEMNIFICATION; FEES AND EXPENSES...............................................................65
         8.1      TAXES..........................................................................................65
         8.2      INDEMNITY......................................................................................66
         8.3      INDEMNIFICATION PROCEDURES.....................................................................67
         8.4      CONTRIBUTION...................................................................................68
         8.5      REIMBURSEMENT OF DEAL-RELATED COSTS AND EXPENSES...............................................68
         8.6      COSTS AND EXPENSES.............................................................................69

9.       AFFIRMATIVE COVENANTS...................................................................................70
         9.1      PAYMENT OF NOTE AND OTHER OBLIGATIONS..........................................................70
         9.2      PERFORMANCE OF INVESTMENT DOCUMENTS............................................................70
         9.3      INFORMATION REPORTING REQUIREMENTS.............................................................70
         9.4      COMPLIANCE WITH LAWS; CONSENTS.................................................................74

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
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         9.5      LEGAL EXISTENCE................................................................................74
         9.6      BOOKS AND RECORDS; INSPECTIONS.................................................................75
         9.7      MAINTENANCE OF PROPERTIES......................................................................75
         9.8      INSURANCE......................................................................................75
         9.9      TAXES..........................................................................................76
         9.10     ERISA MATTERS..................................................................................76
         9.11     COMMUNICATION WITH ACCOUNTANTS.................................................................77
         9.12     COMPLIANCE WITH MATERIAL CONTRACTS.............................................................77
         9.13     FRANCHISE MATTERS..............................................................................77
         9.14     ENVIRONMENTAL MATTERS..........................................................................77
         9.15     ADDITIONAL COMPANY PARTIES OR ASSETS; LIENS RELEASED OR TERMINATED.............................79
         9.16     FUTURE INFORMATION.............................................................................82
         9.17     FURTHER ASSURANCES.............................................................................82
         9.18     COMPANY SEC DOCUMENTS..........................................................................83
         9.19     MIS MATTERS....................................................................................84
         9.20     Intentionally omitted..........................................................................84
         9.21     CAPITALIZATION; WARRANT SHARES.................................................................84
         9.22     LOAN TO RICHARD E. SCHADEN FROM THE COMPANY....................................................84
         9.23     AGREEMENTS WITH OFFICERS.......................................................................84
         9.24     SURVIVAL OF CERTAIN AFFIRMATIVE COVENANTS......................................................85

10.      NEGATIVE AND FINANCIAL COVENANTS........................................................................85
         10.1     LIMITATIONS ON INDEBTEDNESS....................................................................85
         10.2     LIMITATIONS ON LIENS...........................................................................86
         10.3     LIMITATIONS ON INVESTMENTS.....................................................................86
         10.4     LIMITATIONS ON RESTRICTED PAYMENTS BY THE COMPANY..............................................86
         10.5     LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.....................................87
         10.6     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES....................................................87
         10.7     CHANGE IN BUSINESS.............................................................................87
         10.8     SALES OF RECEIVABLES...........................................................................87
         10.9     FUNDAMENTAL CHANGES............................................................................88
         10.10    AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO
                  MATERIAL CONTRACTS.............................................................................89
         10.11    CONDITIONAL SALES..............................................................................89
         10.12    MARGIN STOCK...................................................................................89
         10.13    ACCOUNTING CHANGES.............................................................................89
         10.14    NEGATIVE PLEDGE................................................................................89
         10.15    FINANCIAL COVENANTS............................................................................90
         10.16    TREATMENT OF THE STOCK APPRECIATION RIGHTS PLAN................................................95

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
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         10.17    SURVIVAL OF CERTAIN NEGATIVE COVENANTS.........................................................95

11.      DEFAULTS AND REMEDIES...................................................................................95
         11.1     EVENTS OF DEFAULT..............................................................................95
         11.2     ACCELERATION; SPECIAL EVENT OF DEFAULT.........................................................99
         11.3     INTEREST RATE EVENT...........................................................................101
         11.4     OTHER REMEDIES................................................................................101
         11.5     APPOINTMENT OF RECEIVER.......................................................................101
         11.6     WAIVER OF PAST DEFAULTS.......................................................................101

12.      TERMINATION............................................................................................101
         12.1     TERMINATION...................................................................................101
         12.2     EFFECT OF TERMINATION.........................................................................102
         12.3     WAIVER........................................................................................102

13.      MISCELLANEOUS..........................................................................................103
         13.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION...........................103
         13.2     CONSENT TO AMENDMENTS.........................................................................103
         13.3     ENTIRE AGREEMENT..............................................................................103
         13.4     SEVERABILITY..................................................................................103
         13.5     SUCCESSORS AND ASSIGNS; ASSIGNMENTS...........................................................103
         13.6     NOTICES.......................................................................................104
         13.7     INTEREST EXPENSE CREDIT.......................................................................105
         13.8     COUNTERPARTS..................................................................................105
         13.9     GOVERNING LAW.................................................................................106
         13.10    CONSENT TO JURISDICTION AND VENUE.............................................................106
         13.11    RESERVED......................................................................................107
         13.12    LIMITATION OF LIABILITY.......................................................................107
         13.13    PUBLICITY.....................................................................................107
         13.14    WAIVER OF TRIAL BY JURY.......................................................................107

14.      GUARANTOR PROVISIONS...................................................................................107
         14.1     WAIVER........................................................................................108
         14.2     SUBROGATION; CERTAIN AGREEMENTS...............................................................110

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                                    EXHIBITS

Exhibit A     --   Form of Secured Senior Note
Exhibit B-1   --   Form of Common Warrant
Exhibit B-2   --   Form of Preferred Warrant
Exhibit C     --   Form of Guaranty
Exhibit D     --   Form of Intellectual Property Security Agreement
Exhibit E     --   Form of Investor Rights Agreement
Exhibit F     --   Form of Pledge Agreement
Exhibit G     --   Form of Registration Rights Agreement
Exhibit H     --   Form of Security Agreement
Exhibit I     --   Form of Compliance Certificate


                     DISCLOSURE SCHEDULES

Schedule 3.4        --    Subsidiaries
Schedule 3.5(a)     --    No Conflicts
Schedule 3.5(b)     --    No Default or Breach
Schedule 3.5(c)     --    Financing Restrictions
Schedule 3.6        --    Consents
Schedule 3.7(a)     --    Capitalization (Company)
Schedule 3.7(b)     --    Capitalization (Subsidiary)
Schedule 3.9        --    Company SEC Documents
Schedule 3.10(c)    --    Pro Forma Closing Balance Sheet
Schedule 3.11(a)    --    Existing Indebtedness, Liens, Investments, Etc.
Schedule 3.11(b)    --    Contingent Obligations
Schedule 3.11(c)    --    Post-Closing Indebtedness
Schedule 3.11(e)    --    Senior and Pari Passu Indebtedness
Schedule 3.12(a)    --    Absence of Certain Changes
Schedule 3.12(b)    --    Payments to Shareholders
Schedule 3.13(a)    --    Material Contracts
Schedule 3.13(b)    --    Enforceability and Compliance with Material Contracts
Schedule 3.13(c)    --    No Restrictive Agreements
Schedule 3.16       --    Employee Benefit Plans; ERISA
Schedule 3.17(c)    --    Taxes; Audits or Investigations
Schedule 3.18       --    Litigation
Schedule 3.19(a)    --    Affiliates; Indebtedness
Schedule 3.19(b)    --    Affiliates; Other Transactions
Schedule 3.19(e)    --    Affiliates; Certain Transactions
Schedule 3.19(f)    --    Affiliates; Loans

Schedule 3.24       --    Real Property
Schedule 3.25       --    Environmental Matters
Schedule 3.26       --    Intellectual Property
Schedule 3.30       --    Insurance
Schedule 3.31       --    Franchises
Schedule 3.32       --    Suppliers
Schedule 3.34       --    Personal Property Leases
Schedule 3.35       --    Employment Agreements
Schedule 3.37       --    Use of Proceeds
Schedule 3.38       --    Depository and Other Accounts
Schedule 3.42       --    Brokers
Schedule 5.1        --    Company Owned Stores - Assets
Schedule 5.4(b)     --    Tender Offer Conditions
Schedule 6.9        --    Tender Offer; Minimum Condition
Schedule 10.9(e)    --    Permitted Asset Sales

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is entered into as of the 12th day of November 2000 (this "AGREEMENT"), by and between THE QUIZNO'S CORPORATION, a Colorado corporation (the "COMPANY"), THE QUIZNO'S LICENSING COMPANY, a Colorado corporation ("LICENSING"), THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation ("ACQUISITION"), THE QUIZNO'S REALTY COMPANY, a Colorado corporation ("REALTY"), THE QUIZNO'S OPERATING COMPANY, a Colorado corporation, ("OPERATING"), QUIZ-DIA, INC., a Colorado corporation ("DIA"), S&S COMPANY, a Colorado corporation ("S&S"), QUIZNO'S KANSAS, LLC, a Colorado limited liability company ("KANSAS"), CIAO B MANAGEMENT, INC., a Colorado corporation ("CIAO"), AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation ("DISTRIBUTORS") and THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation ("FRANCHISE"), and, for purposes of SECTION 5.7, SECTION 9.22, SECTION 9.17 and SECTION 9.23 only, Richard E. Schaden and Richard F. Schaden, on the one hand, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"), on the other hand. The Company, Licensing, Acquisition, Realty, Operating, DIA, S&S, Kansas, Ciao, Distributors and Franchise, and each of their present and future Subsidiaries may be individually referred to as a "COMPANY PARTY" and collectively referred to as the "COMPANY PARTIES." Certain terms used herein are defined in SECTION 1.1.


                                 R E C I T A L S

     A. The Company Parties are engaged in the business of operating Italian-style delis, specializing in submarine sandwiches, and franchising retail outlets for these products.

     B. The Company intends to consummate the Tender Offer (as defined herein). In connection with the Tender Offer and the financing of the business operations of the Company, the Company Parties (other than Franchise) have authorized the issuance and sale of the Note to the Purchaser as provided herein in the aggregate principal amount of $13,862,259.84, and the Purchaser is willing to purchase such Note on the terms and subject to the conditions set forth herein.

     C. To induce the Purchaser to purchase the Note, the Company is willing to issue and sell to the Purchaser a warrant to purchase a number of shares of the Company's Common Stock, which shares will represent, immediately after the closing of the transactions contemplated hereby, 14.0% of the Company's Common Stock on a Fully Diluted Basis (as such term is defined herein but not including shares of Preferred Stock), as such number may be adjusted pursuant to the terms of the Common Warrant, and warrants to purchase a number of shares of each class of Preferred Stock, which shares will represent 14.0% of each such class of Preferred Stock, as such number may be adjusted pursuant to the terms of each Preferred Warrant.

     D. To further induce the Purchaser to purchase the Note, the Company Parties and certain of their Affiliates are willing to enter into other Investment Documents, including, without limitation, an Investor Rights Agreement under which the Company will grant to the Purchaser or one of its Affiliates certain investment monitoring and other rights with respect to the Company Parties and their Affiliates in connection with the transactions contemplated by this Agreement.

     E. To further induce the Purchaser to purchase the Note, and in consideration therefor, Franchise has agreed to guaranty absolutely and unconditionally the Guarantied Obligations (as defined in the Guaranty). Franchise has derived and expects to derive, directly or indirectly, a substantial benefit from the purchase by the Purchaser of the Note.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS; ACCOUNTING TERMS.


     1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

          "AFFILIATE" shall mean, with respect to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with, or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, or anyone in the Immediate Family of such specified Person, or (iii) any executive officer, director, joint venturer, partner or member of such specified Person, or anyone in the Immediate Family of such specified Person, or any Person included in the Immediate Family of any of the foregoing. For the purposes of this definition, the term "CONTROL," when used with respect to any specified Person, shall mean the power (i) to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise or (ii) to vote 10% or more of the Voting Stock of such Person; and the terms "CONTROLLING" and "CONTROLLED" have correlative meanings. Notwithstanding anything to the contrary, for the purposes of this Agreement and the other Investment Documents, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be an Affiliate of any Company Party.

          "AGREEMENT" shall mean this Agreement, together with the Exhibits and the Disclosure Schedules hereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

          "AGREEMENTS WITH OFFICERS" shall have the meaning specified in SECTION 6.7(e).

          "ALTERNATIVE TRANSACTION" shall have the meaning specified in SECTION 5.3.

          "AMRESCO" shall have the meaning specified in SECTION 9.15.

          "AMRESCO AGREEMENTS" shall have the meaning specified in SECTION 9.15.

          "ANNUAL FINANCIAL PROJECTIONS" shall have the meaning specified in
     SECTION 9.3.

          "APPLICABLE LAWS" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties, (ii) Consents of any Governmental Authority and (iii) orders, decisions, rulings, judgments, directives or decrees of any Governmental Authority.

          "AREA DIRECTORSHIPS" shall mean agreements between a Company Party and a Person in which such Person acts as a sales representative within a defined geographic area to solicit and, with the tasks of identifying prospective franchisees for a Company Party, assisting a Company Party in locating or securing sites for restaurants within such geographic area, and providing additional support before, during, and after such restaurant opens.

          "ASSIGNEE" shall have the meaning specified in SECTION 13.5.

          "ASSIGNMENT" shall mean an assignment or other transfer of any Note pursuant to the terms of such Note.

          "BANK" shall mean, collectively, Wells Fargo Bank, AMRESCO Commercial Finance, GE Capital Business Asset Funding ("GE CAPITAL"), Merrill Lynch Business Financial Services, Inc. ("MERRILL LYNCH"), Lucent Technologies, Oven Baked Subs, Charles Cerny, and any additional senior lender or credit facility that provides additional Indebtedness to a Company Party as mutually agreed upon by the Purchaser and the Company or as otherwise allowed under SECTION 10.1 and SECTION 10.15.

          "BANK CREDIT AGREEMENTS" shall mean the loan or other similar agreements or documents between any Company Party and any Bank with respect to any Indebtedness existing as of or entered into subsequent to the date of this Agreement.

          "BANK CREDIT DOCUMENTS" shall mean the Bank Credit Agreements and all notes and other instruments, guaranties, security agreements, pledge agreements and other documents contemplated by the Bank Credit Agreements and executed and delivered in connection therewith.

          "BANKRUPTCY LAWS" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.), as amended from time to time, and any other federal or state law relating to bankruptcy, insolvency or reorganization or for the relief of debtors.

          "BENEFIT PLAN" shall have the meaning specified in SECTION 3.16.

          "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

          "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or in Los Angeles, California, are authorized or required by law to close.

          "CALIFORNIA PERMIT" shall mean a Permit to be issued by the California Department of Corporations pursuant to Section 25113 of the California Corporate Securities Law of 1968, as amended, and qualifying without any restrictions or conditions the issuance and sale by the Company to the Purchaser of the Securities and the Warrant Shares.

          "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures of the Company and its Subsidiaries (whether paid in cash or accrued or financed by the incurrence of Indebtedness) during such period, including all Capital Leases, for any property, plant, equipment or other fixed assets, or for improvements thereto, or for replacements, substitutions or additions thereto, that have a useful life of more than one (1) year or are required to be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

          "CAPITAL LEASE" shall mean any lease or agreement of the Company Parties for property (whether real, personal or mixed) which has been or is required to be classified or accounted for as a capital lease on a consolidated balance sheet of the Company Parties in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean all liabilities or other obligations for the payment of rent or other amounts for any property (whether real, personal or mixed) which has been or is required to be classified or accounted for as a Capital Lease on a consolidated balance sheet of the Company Parties in accordance with GAAP with respect to a Capital Lease.

          "CAPITAL STOCK" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares of capital stock, participations in profits or other equivalents (however designated) or other equity interests of such Person, including any preferred stock of such Person, (ii) if such Person is a limited liability company, any and all membership units or other interests, or (iii) if such Person is a partnership or other entity, any and all partnership or entity units or other interests.

          "CASH INTEREST EXPENSE" shall mean, for any period, without duplication and only to the extent deducted in determining Net Income
     (Loss) before dividends, calculated without regard to any limitation on the payment thereof and determined in accordance with GAAP, (i) total consolidated interest expense of the Company and its Subsidiaries (including, without limitation, interest paid to Affiliates (other than wholly owned Subsidiaries) and the portion of any Capitalized Lease Obligations allocable to interest expense but not including scheduled interest payments on the Subordinated Indebtedness), whether paid or accrued, MINUS (ii) to the extent included in total consolidated interest expense, any non-cash interest expense, including, without limitation, any payment-in-kind interest, amortization of original issue discount, non-cash losses on hedging agreements and amortization of capitalized up-front costs.

          "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events other than events involving solely the transfer or sale of assets or equity securities from one Company Party to another Company Party or to a New Subsidiary:

               (i) any "person" (other than the Purchaser) or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) of the Exchange Act, becomes (after the date of this Agreement) the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act (PROVIDED that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of (a) twenty five percent (25.0%) or more of the voting power of the Voting Stock of any Company Party; PROVIDED, HOWEVER, that the provisions of this Subsection (i) shall not apply to a "market maker" as such term is defined in Section 3(a)(38) of the Exchange Act;

               (ii) the occurrence of a sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of the majority of the assets of any Company Party, or the sale of any stock of any Subsidiary, unless such transaction is permitted pursuant to
          SECTION 10.9;

               (iii) (A) any Company Party is acquired by, or merges, consolidates or amalgamates with or into, any other Person, or (B) any Person after the date hereof acquires "control" (as such term is defined in the definition of "Affiliate") of any Company Party;

               (iv) Richard E. Schaden shall cease to hold any of the offices of the Company held by him as of the date hereof with significant daily senior management responsibilities;

               (v) the Board of Directors or the shareholders of any Company Party shall have approved any plan of liquidation, dissolution or bankruptcy of such Company Party; or

               (vi) Richard E. Schaden or his Affiliates shall sell or otherwise transfer to any Person (A) more than 15% of the equity securities of the Company held by him and his Affiliates as of the date of this Agreement, or (B) equity securities of the Company held by him and his Affiliates for gross proceeds in excess of $2,000,000, in each case subject to the Investor Rights Agreement and other than (1) the transfer or sale of Capital Stock of the Company by Richard E. Schaden to Richard F. Schaden upon Richard E. Schaden's death pursuant to the Stock Purchase Agreement dated July 14, 2000 between Richard E. Schaden and Richard F. Schaden, and (2) the sale of any equity securities of the Company by Richard E. Schaden or his Affiliates after the date that is six (6) months after the date that the Note is indefeasibly paid in full or otherwise satisfied in full.

          "CLASS A PREFERRED" shall mean the Company's Class A Cumulative Convertible Preferred Stock.

          "CLASS C PREFERRED" shall mean the Company's Class C Cumulative Convertible Preferred Stock.

          "CLASS D PREFERRED" shall mean the Company's Class D Subordinated Cumulative Convertible Preferred Stock.

          "CLASS E PREFERRED" shall mean the Company's Class E Cumulative Convertible Preferred Stock.

          "CLASS A WARRANT" shall mean the meaning specified in SECTION 2.1.

          "CLASS C WARRANT" shall mean the meaning specified in SECTION 2.1.

          "CLASS D WARRANT" shall mean the meaning specified in SECTION 2.1.

          "CLASS E WARRANT" shall mean the meaning specified in SECTION 2.1.

          "CLOSING" shall have the meaning specified in SECTION 2.3.

          "CLOSING DATE" shall have the meaning specified in SECTION 2.3.

          "CLOSING FEE" shall have the meaning specified in SECTION 6.3.

          "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder.

          "COLLATERAL" shall mean the collateral under the Collateral Documents, however defined.

          "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the landlord waivers and consents, the notices of security interest in deposit accounts, the UCC financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and all other agreements, instruments and documents delivered from time to time in connection therewith or otherwise to secure the Obligations or any other obligations of the Company Parties or any other Person under this Agreement, the Note or any other Investment Document, in each case as amended, restated, supplemental or otherwise modified from time to time.

          "COMMISSION" shall mean the Securities and Exchange Commission, or any successor agency.

          "COMMITMENT FEE" shall have the meaning specified in SECTION 2.5.

          "COMMON STOCK" shall mean the common stock, $.001 par value per share, of the Company.

          "COMMON WARRANT" shall have the meaning specified in SECTION 2.1.

          "COMPANY" shall have the meaning specified in the preamble.

          "COMPANY PARTY" and "COMPANY PARTIES" shall have the meaning specified in the preamble.

          "COMPANY PARTY INTELLECTUAL PROPERTY" shall have the meaning specified in SECTION 3.26.

          "COMPANY SEC DOCUMENTS" shall mean all registration statements, prospectuses, reports, schedules, forms, proxy or other statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which were filed or required to be filed by any Company Party prior to the date hereof, and which are required to be filed by such Company Party on or after the date hereof, with the Commission under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all filings, reports and other documents which were filed or required to be filed by such Company Party, or are required to be filed by such Company Party, with the Nasdaq or any securities exchange on which its securities were or are listed, or with any Governmental Authority.

          "COMPANY STORE ASSETS" shall have the meaning specified in SECTION
     10.9.

          "COMPETITOR" shall mean any Person engaged in the business of operating quick service restaurants, including without limitation Italian-Style delis specializing in submarine sandwiches.

          "COMPLIANCE CERTIFICATE" shall have the meaning specified in SECTION 9.3.

          "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, or any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any Governmental Authority.

          "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation, or arrangement, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation ("PRIMARY OBLIGATIONS") of another Person, including, without limitation, any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Primary Obligation or any property constituting direct or indirect security therefor, or to provide funds for the payment or discharge of any such Primary Obligation (whether in the form of loans, advances, or purchases of property, securities or services, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to indemnify or hold harmless the holders of Primary Obligations of another Person against loss in respect thereof or
     (iv) in connection with any synthetic lease or other off-balance sheet lease transaction. The amount of any Contingent Obligation under clauses
     (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

          "CONVERTIBLE SECURITIES" shall mean, with respect to any Person, any securities or other obligations issued or issuable by such Person or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of such Person, including without limitation, with respect to the Company, the Preferred Stock.

          "DEFAULT" shall mean any Event of Default or any event or condition which, with the giving of notice or the lapse of time or both, becomes an Event of Default.


          "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

          "DUE DILIGENCE STATEMENT" shall mean the statement regarding the provision of documentation to be used in the diligence review of the Company Parties by the Purchaser, executed by the Company and delivered to the Purchaser.

          "EBITDA" shall mean, for any period, without duplication and determined on a consolidated basis and in accordance with GAAP (except as expressly provided in clause (ii)):

               (i) the sum of (A) Net Income (Loss) before dividends, (B) interest expense deducted in determining Net Income (Loss) (including, without limitation, cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes deducted in determining Net Income (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss) and (E) any extraordinary or unusual non-cash losses (provided that such extraordinary or unusual non-cash losses do not result in any cash outlay at any time after the Closing Date), in each case for such period; minus

               (ii) any extraordinary or unusual non-cash gains for such period, and minus the value of any Phantom Stock granted (whether or not required by GAAP) during such period to the extent not expensed in clause (i).

          "ENVIRONMENTAL CONDITIONS" shall mean any Release of any Hazardous Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Environmental Person has or may become liable to any Person or by reason of which the business, condition or operations of such Environmental Person or any of its assets or properties may suffer or be subjected to any Lien or liability.

          "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term

          "ENVIRONMENTAL LAWS" shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C.
     Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws may be amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or request or binding determination of, or agreement with, any Governmental Authority relating to or imposing liability or establishing standards of conduct for the protection of human health or safety or the environment.

          "ENVIRONMENTAL PERSONS" shall mean, collectively, (i) all Company Parties and any of their respective Affiliates, (ii) any other Person in which any of the Persons listed in clause (i) above was at any time, or is, a partner, joint venturer, member or other participant, and (iii) any predecessor or former partnership, joint venture, trust, association, corporation, limited liability company or other Person, whether in existence as of the date hereof or at any time prior to the date hereof, the assets, properties, liabilities or obligations of which have been acquired or assumed by any of the Persons listed in clause (i) above or to which any of the Persons listed in clause (i) above has succeeded.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of such Person, or any Convertible Securities of such Person, including, without limitation, any options or similar rights issued or issuable under any employee stock option plan, stock appreciation rights plan, pension plan or other employee benefit plan of such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.

          "ERISA AFFILIATE" shall mean any Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Sections (b), (c), (m) or (o) of Section 414 of the Code) of which any Company Party is or was a member at any time within the last six (6) years.

          "EVENT OF DEFAULT" shall have the meaning specified in SECTION 11.1.

          "EVENT OF LOSS" shall mean with respect to an asset of a Person any of the following: (i) any loss, destruction or damage, of such asset; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such asset or of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System and any successor thereto.

          "FINANCIAL STATEMENTS" shall have the meaning specified in SECTION 3.10(a).

          "FISCAL QUARTER" shall mean any of the four quarters of a Fiscal Year.

          "FISCAL YEAR" shall mean the fiscal year of the Company, which shall be the twelve (12) month period ending on September 30, or such other period as the Company may designate in writing and the Purchaser shall have approved in advance in writing.

          "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) EBITDA for such period to (ii) Fixed Charges for such period.

          "FIXED CHARGES" shall mean, for any period and without duplication, the sum of (i) Cash Interest Expense; (ii) scheduled payments of principal on any Indebtedness of the Company and its Subsidiaries other than the Subordinated Indebtedness and Permitted Contingent Obligations; (iii) scheduled Capitalized Lease Obligations of the Company or any of its Subsidiaries for such period; (iv) Taxes paid by the Company and its Subsidiaries; and (v) cash dividends or distributions, if any, paid by the Company or any of its Subsidiaries.

          "FULLY DILUTED BASIS" shall mean, at any time, a basis that includes all shares of Capital Stock of a Person issued and outstanding at such time and all additional shares of Capital Stock of that Person which would be issued upon the conversion or exercise of all Equity Rights of the Person outstanding at such time.

          "GAAP" shall mean generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date hereof, applied on a basis consistent with prior periods.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Commission, the United States Environmental Protection Agency ("EPA"), the Federal Trade Commission and the Federal Drug Administration), and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "GOVERNMENT REPORTS" shall mean any reports issued by any Governmental Authority with respect to the compliance or non-compliance of any Company Party with Applicable Laws, including, without limitation, laws relating to franchising.

          "GUARANTY" shall mean a Continuing Guaranty made by Franchise in favor of the Purchaser, in form and substance satisfactory to the Purchaser, as amended, supplemented, or otherwise modified from time to time, in substantially the form attached hereto as EXHIBIT C.

          "HAZARDOUS MATERIALS" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws (including, without limitation, all Environmental Laws); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

          "HAZARDOUS MATERIALS CLAIM" shall have the meaning set forth in
     SECTION 9.14.

          "HOLDER" shall mean any Person (including, without limitation, the Purchaser) in whose name the Note is registered in the register required to be maintained by the Company Parties pursuant to SECTION 10 of the Note.

          "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children, grandchildren and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship.

          "INDEBTEDNESS" shall mean, with respect to any Person and without duplication, (i) any indebtedness, liabilities or other obligations, contingent or otherwise, for borrowed money; (ii) all obligations evidenced by bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase or acquisition price of property or services (other than trade accounts payable arising in the ordinary course of business so long as such trade accounts payable are less than sixty (60) days past their due dates) and any installment payment non-compete agreements; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all Capital Lease Obligations; (vi) all obligations of others secured by a Lien to which any property or assets owned by such Person is subject, whether or not the obligations secured thereby have been assumed by such Person; (vii) all obligations in respect of Rate

     Contracts; (viii) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (ix) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (x) all obligations under facilities for the discount or sale of receivables; (xi) the maximum repurchase price of any redeemable Capital Stock of such Person; (xii) all Contingent Obligations; (xiii) accrued liability under the Stock Appreciation Rights Plan; (xiv) to the extent the accrued liability under the Stock Appreciation Rights Plan is converted to, or paid by the issuance of, Capital Stock, at any time, the amount of such accrued liability immediately prior to such conversion or payment; and (xv) all obligations which are required to be classified as long-term liabilities on the balance sheet of such Person under GAAP. The Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "INDEMNIFIED ENVIRONMENTAL COSTS" shall mean all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and reasonable expenses of counsel) incurred in connection with any Hazardous Materials Claim, any investigation of Site conditions or any clean-up, Remedial Work or other remedial, removal or restoration work (whether of any Real Property or any other real property), or any resulting damages, harm or injuries to the Person or property of any third parties or to any natural resources.

          "INDEMNIFIED PARTIES" shall have the meaning specified in SECTION 8.2.

          "INITIAL FINANCIAL PROJECTIONS" shall have the meaning set forth in
     SECTION 6.14.

          "INTANGIBLE ASSETS" shall mean the book value of all intangible assets (as defined under GAAP) shown on the consolidated balance sheet of the Company Parties, including, without limitation, organization costs, securities issuance costs, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Company Parties), covenants not to compete, patents, trademarks, copyrights, trade secrets, customer lists, know-how, licenses, contracts, franchises, software costs, research and development costs, investments in and monies from Affiliates and any other intangible assets.

          "INTELLECTUAL PROPERTY" shall mean all intellectual property, including, without limitation, (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) recipes, trademarks, service marks, domain names, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, without limitation, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions,
     (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, (vi) computer software, (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean a Grant of Security Interest in Patents, Trademarks and Licenses made by the Company Parties, in form and substance satisfactory to Purchaser, in favor of the Purchaser, in substantially the form attached hereto as EXHIBIT D, and all amendments, modifications and joinders thereto.

          "INTEREST RATE EVENT" shall be any of the events specified in SECTION 2 of the Note.

          "INVESTMENT DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Warrants, the Guaranty, the Registration Rights Agreement, the Collateral Documents, the Investor Rights Agreement and all other agreements, instruments, certificates, closing and other letters and other documents executed and/or delivered in connection herewith or therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

          "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect acquisition by such Person of Capital Stock, other securities or other interests of, or investments in, any other Person, or all or any substantial part of the business or assets of any other Person, and (ii) any direct or indirect loan, gift, advance or capital contribution by such Person to any other Person.

          "INVESTOR RIGHTS AGREEMENT" shall mean an Investor Rights Agreement, in form and substance satisfactory to the Purchaser, among the Company, the Purchaser and the Principal Stockholders in substantially the form attached hereto as EXHIBIT E.

          "LEVERAGE RATIO" shall mean, with respect to any period, the ratio of
     (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period, net of cash (other than the Permitted Contingent Obligations and the Subordinated Indebtedness and, to the extent the Company makes the RES Loan to Richard E. Schaden from borrowings under the Merrill Lynch Bank Credit Documents, any Indebtedness pursuant to the Merrill Lynch Bank Credit Agreement or Refinancing Indebtedness thereof in compliance with the terms of this Agreement shall be reduced by the amount of Richard E. Schaden's note payable to the Company pursuant to the RES
     Loan); and (B) all Capital Leases existing at the end of such period, to
     (ii) EBITDA for the four (4) consecutive Fiscal Quarters ending as of the end of such period.

          "LIEN" shall mean any lien (statutory or other), pledge, mortgage, deed of trust, assignment, deposit arrangement, priority, security interest, charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of law, or otherwise.

          "LIQUIDITY" shall mean the sum of cash on hand plus borrowings which may be made at the time of measurement under the Bank Credit Agreement between the Company and Merrill Lynch or under Refinancing Indebtedness under the Bank Credit Agreement entered into more than nine (9) months after the Closing, provided, the Company may refinance the Bank Credit Agreements as in effect on the date hereof within nine (9) months of the Closing as long as the amount the Company may borrow under such Refinancing Indebtedness at any measurement date(s) is no greater than the amount the Company may borrow under the Bank Credit Agreement, as in effect on the date hereof, which is refinanced.

          "LOSSES" shall have the meaning specified in SECTION 8.2.

          "MARGIN AGREEMENT" shall have the meaning specified in SECTION 9.22

          "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Federal Reserve Board, as amended from time to time.

          "MARGIN STOCK" shall mean "margin stock" as defined in the Margin Regulations.

          "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on or material adverse change in, as the case may be, the business, assets, condition (financial or otherwise), properties (whether real, personal or otherwise), operations, profitability or prospects of the Company Parties, individually or taken as a whole, (ii) would materially impair the ability of any Company Party to perform or observe its obligations under this Agreement, the Note, or any other Investment Document or Bank Credit Document to which it is a party or
     (iii) affects the legality, binding affect, validity or enforceability of this Agreement or any other Investment Document or the perfection or priority of any Lien granted to the Purchaser under any Collateral Document.

          "MATERIAL CONTRACTS" shall have the meaning specified in SECTION 3.13.

          "MINIMUM STORE BACKLOG" shall mean the number of franchise agreements sold but not used in connection with an operating franchised restaurant (referred to in Company reports as "sold but not open").

          "MONTHLY REPORTING PACKAGE" shall have the meaning specified in
     SECTION 9.3.

          "NASDAQ" shall mean the Nasdaq National Market System or The Nasdaq SmallCap Market, as the case may be, or any successor reporting system thereof.

          "NET INCOME (LOSS)" shall mean, for any period, net income (loss) before dividends and after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, all computed in accordance with GAAP. Net Income is after extraordinary gains or losses.

          "NEW ASSETS" shall mean the formation, creation or acquisition of any property or assets of or by any Company Party.

          "NEW SUBSIDIARY" shall mean the formation, creation or acquisition of any direct or indirect Subsidiary of any Company Party.

          "90-DAY PAYABLES" shall mean, at any time, the total consolidated trade payables of the Company and its Subsidiaries, determined in accordance with GAAP, that are then outstanding ninety (90) days past the invoice date.

          "90-DAY RECEIVABLES" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries, determined in accordance with GAAP, that are then outstanding ninety (90) days past the invoice date.

          "NOTE" shall have the meaning set forth in SECTION 2.1, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments.

          "OBLIGATIONS" shall mean any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations of the Company Parties, or of any other Person for or on behalf of the Company Parties, owing to the Purchaser, any Affiliate of the Purchaser or any Indemnified Party, of whatever nature, character or description, arising under or in connection with this Agreement, the Note, the Warrants, the Guaranty, the Registration Rights Agreement, the Collateral Documents, the Investor Rights Agreement, any other Investment Document or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/ or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

          "OPERATING LICENSES" shall mean, collectively, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary or advisable to the conduct of the businesses of any of the Company Parties.

          "OTHER DEBT DOCUMENT" shall mean any agreement, instrument or other document evidencing or governing any Indebtedness of any Company Party other than the Note and any other Investment Document, but including, without limitation, the Bank Credit Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA.

          "PERMITTED CONTINGENT OBLIGATIONS" shall mean (i) the guaranty of the Company of the Indebtedness of The Quizno's National Marketing Trust Fund to Wells Fargo Bank, as in existence on the date hereof; (ii) any guaranty by any Company Party of any lease for real property of any franchisee of the Company; (iii) any guaranty by any Company Party of any equipment loans of any franchisee of the Company; (iv) any guaranty of the Company in the ordinary course of business consistent with past practices; and (v) the three promissory notes made by the named co-borrowers and the Company in favor of GE Capital set forth on SCHEDULE 3.11(a), provided in each case that no payment or request for payment under any such guaranty or note has been made.

          "PERMITTED INVESTMENTS" shall mean any one or more of the following:

               (i) any direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof;

               (ii) any interest-bearing demand or time deposits or certificates of deposit that mature no more than sixty (60) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent;

               (iii) any commercial paper rated at least "AAA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc., and maturing no more than sixty (60) days from the date of creation thereof; or

               (iv) loans by the Company to a Person for the limited purpose of allowing such Person to purchase an Area Directorship or master franchises (provided that loans to Affiliates shall be subject to SECTION 10.6).

          "PERMITTED LIENS" shall mean:

               (i) judgment and attachment Liens in connection with (a) judgments that do not constitute an Event of Default so long as the judgment creditor has not succeeded in the foreclosure thereof, reserves have been established to the extent required by GAAP as in effect at such time, and such judgment does not pose a material risk of loss or forfeiture to any material properties or assets of any Company Party, and (b) litigation and legal proceedings that are being contested in good faith by appropriate proceedings so long as such litigation or legal proceedings do not pose a material risk of loss or forfeiture to any material properties or assets of any Company Party, reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against any of the Company Parties) in excess of $250,000;

               (ii) Liens for Taxes, assessments or other governmental charges or levies on property of the Company Parties if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings;

               (iii) pledges or deposits by the Company Parties under worker's compensation laws, unemployment insurance laws or similar legislation;

               (iv) Liens on the property of any Company Party incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or indemnity bonds or other obligations of like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

               (v) Liens imposed by operation of law, such as carriers', warehousemen's and mechanics' Liens, on property of any of the Company Parties arising in the ordinary course of business and securing payment of obligations which are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings and, if required by GAAP, are appropriately reserved for on the books of the Company Parties;

               (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

               (vii) Liens incurred in connection with Refinancing Indebtedness; and

               (viii) Liens in existence on the date hereof securing collateral pursuant to Bank Credit Agreements or as otherwise permitted by SECTION
     9.15 and this Agreement;

     PROVIDED, HOWEVER, that each of the Liens described in the foregoing clauses (i) through (viii) inclusive shall only constitute a Permitted Lien so long as such Liens do not materially interfere with the conduct of the Company Parties' business, individually or taken as a whole, or create a Material Adverse Change.

          "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership and other entity or any Governmental Authority.

          "PLEDGE AGREEMENT" shall mean a Pledge Agreement by and among the Company (with respect to the Capital Stock of Distributors) as "Pledgor," on the one hand, and the

     Purchaser, on the other hand, in substantially the form attached hereto as EXHIBIT F, and all amendments, modifications and joinders thereto..

          "PLEDGED SHARES" shall have the meaning specified in the Pledge Agreement.

          "PREFERRED STOCK" shall mean, collectively, the Class A Preferred, the Class C Preferred, the Class D Preferred and the Class E Preferred.

          "PREFERRED WARRANTS" shall mean, collectively, the Class A Warrant, the Class C Warrant, the Class D Warrant and the Class E Warrant.

          "PRO FORMA CLOSING BALANCE SHEET" shall have the meaning specified in
     SECTION 3.10(c).

          "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

          "PURCHASER" shall have the meaning set forth in the preamble.

          "RATE CONTRACTS" shall mean rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

          "REAL PROPERTY" shall mean any and all real property now or hereafter owned, leased or operated by any Company Party or any Subsidiary.

          "REFINANCING INDEBTEDNESS" shall mean the refinance, restructuring or replacement of any Indebtedness pursuant to the Bank Credit Documents existing on the Closing Date; PROVIDED, HOWEVER, that the Company Parties shall be in compliance with the financial covenants set forth in SECTION
     10.15 immediately prior to, and immediately after, the incurrence of such Refinancing Indebtedness.

          "REGISTRATION RIGHTS AGREEMENT" shall mean a Registration Rights Agreement, in form and substance satisfactory to the Purchaser, between the Company and the Purchaser, in substantially the form attached hereto as EXHIBIT G.

          "RELEASE" shall mean any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

          "RELEASED LIEN" shall mean the release of any Lien of any Bank, whether or not such Lien is in existence on the date hereof.

          "REMEDIAL WORK" shall have the meaning specified in SECTION 9.14.

          "RES LOAN" shall have the meaning specified in SECTION 9.22.

          "RESTRICTED PAYMENT" shall mean any one or more of the following:

               (i) any dividend or other distribution (whether made in cash, securities or other property), whether direct or indirect, declared or paid on account of or with respect to any Capital Stock or other securities of any Company Party now or hereafter outstanding, including the Preferred Stock;

               (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of any Company Party now or hereafter outstanding, including the Preferred Stock;

               (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase or other acquisition for value, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness or any payment in violation of the subordination terms of, any Indebtedness, except (A) regularly scheduled or required payments or redemptions of the Indebtedness under the Bank Credit Agreements and the Refinancing Indebtedness, or (B) repayment of up to $5,000,000 pursuant to
     SECTION 4(c) of the Note, provided, that such repayment is made other than with the proceeds of, or in connection with, any sale or other transfer by any Company Party of any property or assets not in the ordinary course of such Company Party's business, and PROVIDED, FURTHER, that after giving effect to such repayment the Company shall have Liquidity in an amount at least equal to Liquidity on the Closing Date, and Purchaser shall have received a certificate signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company certifying the foregoing.

               (iv) any management, consulting or similar fees or any other payments of any kind payable by any Company Party to any other Company Party or any Affiliate of any Company Party; and

               (v) any Investment (other than Permitted Investments) in any Person.

          "SECURITIES" shall have the meaning specified in SECTION 2.1.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

          "SECURITY AGREEMENT" shall mean a Security Agreement made by the Company Parties in favor of the Purchaser, in form and substance satisfactory to the Purchaser, in substantially the form attached hereto as EXHIBIT H, and all amendments, modifications and joinders thereto.

          "SENIOR INDEBTEDNESS" shall mean, with respect to any Person, the principal of, premium, if any, interest on any Indebtedness of such Person, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless such Indebtedness is contractually subordinate or junior in right of payment and rights upon liquidation to the Indebtedness evidenced by the Note. The term "SENIOR INDEBTEDNESS" of the Issuers shall include, without limitation, Indebtedness existing as of the date hereof under the Bank Credit Documents and Refinancing Indebtedness, and shall include the Indebtedness evidenced by the Note.

          "SHARE TRANSACTION" shall have the meaning specified in SECTION 5.7.

          "SITE" shall mean any real property previously, currently or hereafter owned, leased or operated by any Environmental Person.

          "SOLVENT" shall mean, with respect to any Person, that on the date of determination: (i) the present fair saleable value of the assets (i.e., the price a buyer is willing to pay for such asset in an arms-length transaction) of such Person will exceed the amount that will be required to pay the probable liability on the existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the property of such Person at a fair valuation; (iii) the assets of such Person do not constitute unreasonably small capital for such Person to carry on its businesses as now conducted or proposed to be conducted; and (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature. For purposes of the preceding sentence, the amount of Contingent Obligations outstanding at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that are reasonably expected to become an actual or matured liability.

          "SPECIAL EVENT OF DEFAULT" shall have the meaning specified in SECTION 11.2(b).

          "STOCK APPRECIATION RIGHTS PLAN" shall mean an employee incentive plan adopted by the Company and approved by the Company's Board of Directors (and, if required by applicable law, by a majority of the Company's shareholders) in which phantom stock or Capital Stock, either of which is payable in cash, expensed on the Company's income statement, and is issued to employees, officers, directors or consultants of the Company for the primary purpose of soliciting or retaining their employment or similar services; PROVIDED (i) that such phantom stock or Capital Stock has been accounted for in the Initial Financial Projections; (ii) that such Stock Appreciation Rights Plan shall be subject to the reasonable approval of the Purchaser; and (iii) the aggregate number of such phantom stock or Capital Stock issued under the Stock Appreciation Rights Plan shall not exceed fifteen percent (15.0%) of the equity of the Company on a Fully Diluted Basis (such phantom stock or Capital Stock, the "PHANTOM STOCK"). The impact of the Stock Appreciation Rights Plan on the Maximum Leverage Ratio is set forth in SECTION 10.16 of this Agreement.

          "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of any Company Party to Richard F. Schaden or any of his Affiliates for the sole purpose of financing the repurchase of Common Stock owned by Richard F. Schaden, so long as the maturity of the Subordinated Indebtedness is at least six (6) months after the Note has been indefeasibly paid in full or otherwise satisfied in full, and provided, however, that any such repurchase may only be made with Subordinated Indebtedness (or nonconvertible preferred stock, as described in the last sentence of this definition of Subordinated Indebtedness). If such repurchases are proposed to be made at a price per share in excess of the price per share offered by the Company in the Tender Offer, the price per share shall be determined by a nationally recognized investment banking firm selected by the mutual written agreement of the Company and the Purchaser, and in the absence of such agreement, pursuant to the procedures of clause (ii) of the definition of Fair Market Value in the Warrants. The repurchase of shares shall not be at a price in excess of the price per share offered by the Company in the Tender Offer unless (i) the Company receives a fairness opinion that the price to be paid and such repurchase are fair to the Company and its stockholders from a financial point of view, and (ii) the Company receives an opinion of outside counsel reasonably satisfactory to the Purchaser that such repurchase is in compliance with state and federal securities laws and Colorado law. The Subordinated Indebtedness shall be issued pursuant to a subordination agreement and subordinated note and other related documents, each in form and substance satisfactory to Purchaser, the Company and Richard F. Schaden, which subordination agreement and subordinated note shall provide that the interest rate thereunder shall not be greater than 13.25% per annum, no interest payments shall be made on such Subordinated Indebtedness during any Default or Event of Default or Interest Rate Event and no principal payments shall be made on such Subordinated Indebtedness until the Obligations to the Purchaser under the Note have been indefeasibly paid or otherwise satisfied in full. The term "Subordinated Indebtedness" shall be deemed to include nonconvertible preferred stock of the Company having equivalent terms and conditions if nonconvertible preferred stock is issued in lieu of a subordinated note, including that such nonconvertible preferred stock shall not provide for dividends in an amount in excess of thirteen and one quarter percent (13.25%) per annum and shall not be redeemable until at least six (6) months after the Note has been indefeasibly paid in full or otherwise satisfied in full.

          "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any specified Person, any other Person of which more than twenty-five percent (25.0%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such specified Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company, whether directly or indirectly owned.

          "SYSTEMS" shall have the meaning specified in SECTION 3.39.

          "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

          "TENDER OFFER" shall mean the tender offer of the Company to repurchase all of its Capital Stock not currently held by Richard E. Schaden or Richard F. Schaden with the intention that the Company would no longer be subject to the Exchange Act.

          "TENDER OFFER DOCUMENTS" shall mean agreements, certificates and instruments executed or delivered by the parties thereto in connection with the Tender Offer or the consummation thereof, or required to be prepared or filed in connection therewith, including any Company SEC Documents required to be prepared or filed in connection with the Tender Offer.

          "TENDER OFFER MERGER" shall mean a merger involving the Company for purposes of taking the Company private, provided such merger is completed within nine (9) months of the Closing Date, in which each of Richard E. Schaden and Richard F. Schaden retains all of his respective equity interests in the Company held on the date of this Agreement, other than transfers by Richard F. Schaden to Richard E. Schaden pursuant to SECTION
     3.1 of the Investor Rights Agreement and transfers by Richard F. Schaden to the Company pursuant to the terms of the Subordinated Indebtedness and SECTIONS 10.1 AND 10.4.

          "TERMINATION EVENT" shall mean (i) the Company, any Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA) of a Benefit Plan being named as a defendant in a lawsuit filed under ERISA; (ii) the Internal Revenue Service giving notice that it intends to revoke the tax-qualified status of any Benefit Plan; (iii) the occurrence of a "Reportable Event" described in Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition of liability (whether absolute or contingent) as a result of a complete or partial withdrawal from a multiemployer plan; (v) the filing of a notice to terminate a Benefit Plan in a distress termination under
     Section 4041(c) of ERISA; (vi) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a plan by the PBGC pursuant to Section 4047 of ERISA; or
     (viii) the Company's withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA.

          "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in SECTION 3.26.

          "TOTAL PAYABLES " shall mean, at any time, the total consolidated trade payables of the Company and its Subsidiaries at such time, determined in accordance with GAAP.

          "TOTAL RECEIVABLES" shall mean, at any time, the total consolidated trade receivables of the Company and its Subsidiaries at such time, determined in accordance with GAAP.

          "UCC" shall mean the Uniform Commercial Code, as adopted and in force in the State of California as from time to time in effect, and the Uniform Commercial Code of any other jurisdiction as required under Division 9103 of the California Commercial Code.

          "VOTING STOCK" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WARRANTS" shall mean, collectively, the Preferred Warrants and the Common Warrant.

          "WARRANT SHARES" shall mean, collectively, the Warrant Shares as defined in each respective Warrant.

          "YEAR 2000 COMPLIANT" shall have the meaning specified in SECTION
     3.39.

     1.2 ACCOUNTING TERMS AND COMPUTATIONS. For purposes of this Agreement, (a) all accounting terms used in this Agreement that are not expressly defined herein have the meanings given to them under GAAP, (b) all computations made pursuant to this Agreement or any other Investment Document shall be made in accordance with GAAP, (c) all financial statements and other financial information to be delivered by the Company Parties hereunder or under any other Investment Document shall be prepared in accordance with GAAP, except that any interim financial statements or other financial information which are unaudited may be subject to year-end audit adjustments and may omit footnotes and (d) all computations, financial statements and other financial information of the Company Parties hereunder shall be determined on a consolidated basis in accordance with GAAP.

     1.3 COVENANTS. To the extent that this Agreement contains any covenants or agreements of any Company Party not a signatory hereto, the Company shall be responsible for causing such Company Party to comply with such covenants and agreements. All covenants and agreements under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     1.4 CAPTIONS; CONSTRUCTION AND INTERPRETATION. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party. Any reference herein to a "shareholder," with regard to any Company Party, shall mean and refer to a "member" if such Company Party is a limited liability company, and any reference herein to an "officer" or a "director" of any Company Party shall mean and refer to the equivalent position at a limited liability company which is a Company Party.

     1.5 DETERMINATIONS. Any determination or calculation contemplated by this Agreement or any other Investment Document that is made by the Purchaser shall be final and conclusive and binding upon the Company Parties in the absence of manifest error.

2.   PURCHASE AND SALE OF THE SECURITIES.

     2.1 AUTHORIZATION. The Company has authorized the issuance and sale to the Purchaser of (a) a Secured Senior Note Due 2005 in the principal amount of $13,862,259.84, in substantially the form of EXHIBIT A (as the same may be amended, restated, supplemented, modified, renewed, refinanced or restructured from time to time, the "NOTE"). In addition, the Company has authorized the issuance and sale to the Purchaser of (a) a warrant to purchase the number of shares of Common Stock, in substantially the form of EXHIBIT B-1 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "COMMON WARRANT"), which Common Warrant will represent 14.0% of the shares of Common Stock on a Fully Diluted Basis (but not including Shares of Preferred Stock) as such numbers may be adjusted pursuant to the terms thereof, and (b) warrants to purchase shares of Class A Preferred (the "CLASS A WARRANT"), shares of Class C Preferred (the "CLASS C WARRANT"), shares of Class D Preferred (the "CLASS D WARRANT") and shares of Class E Preferred (the "CLASS E WARRANT"), respectively, in substantially the form attached hereto as EXHIBIT B-2 (as the same may be amended, restated, supplemented or otherwise modified from time to time, collectively, the "PREFERRED WARRANTS"), each of which warrants will represent 14.0% of the shares of the class of Preferred Stock outstanding, as such number may be adjusted pursuant to the terms thereof. The Note and the Warrants are collectively referred to herein as the "SECURITIES." The repayment of the Indebtedness evidenced by the Note, and all other obligations, shall be secured by the collateral described in the Collateral Documents.

     2.2 PURCHASE OF THE SECURITIES; ISSUE PRICE. Subject to the terms and conditions contained herein and in the other Investment Documents, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Company shall issue and sell to the Purchaser the Note and the Warrants, and the Purchaser shall purchase the Securities from the Company. The aggregate purchase price to be paid by the Purchaser for the Securities (the "PURCHASE PRICE") shall be $13,862,259.84, payable as provided in SECTION 2.3. The Company Parties, on the one hand, and the Purchaser, on the other hand, agree that, for purposes of Section 1271 ET SEQ. of the Code, the original issue price of the Note will be 98.75% of its principal amount and the original issue price of the Warrants will be $173,278, and that this agreement is intended to constitute an agreement as to the issue prices of the Securities for all federal, state and local income tax purposes.

     2.3 CLOSING. The closing of the issuance and sale of the Securities under this Agreement (the "CLOSING") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, Suite 2900, Los Angeles, California 90071, concurrently with the Company's acceptance for and payment for shares validly tendered and not withdrawn pursuant to the Tender Offer or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 6 and SECTION 7 (such date being referred to as the "CLOSING DATE"), subject to SECTION 12.1. At the Closing, the Company Parties shall deliver to the Purchaser, among other things, the Securities, duly executed by the Company Parties or the Company, as applicable, against delivery by the Purchaser of the Purchase Price (net of amounts permitted to be withheld pursuant to SECTIONS 6.3 and 8.5) by wire transfer in immediately available funds to such bank as the Company may request in writing for credit to an account designated by the Company in such request, PROVIDED, HOWEVER, that such request shall be consistent with the purposes set forth in
SCHEDULE 3.37.

     2.4 USE OF PROCEEDS. The Company Parties shall use the proceeds from the issuance and sale of the Securities as contemplated hereunder solely for the purposes set forth in SCHEDULE 3.37.

     2.5  COMMITMENT FEE.

          (a) Upon the first business day after execution of this Agreement, the Company Parties, jointly and severally, shall pay to the Purchaser in immediately available funds, to a bank account designated by the Purchaser, an amount in cash equal to $250,000 (the "COMMITMENT FEE"), which Commitment Fee shall be credited against the Closing Fee if the Closing occurs, subject to subsections (b) and (c) below.

          (b) If the Closing does not occur because of (i) a termination of this Agreement by the Purchaser pursuant to SECTIONS 12.1(a) THROUGH (c); or (ii) the non-satisfaction of any of the conditions set forth in SECTION 6, the Commitment Fee shall be retained by the Purchaser.

          (c) If the Closing does not occur because of the non-satisfaction of any of the conditions set forth in SECTION 7.1 OR 7.4 (unless, in the case of SECTION 7.4, the non-payment of the Purchase Price was due to the non-satisfaction of any closing condition set forth in SECTION 6), the Commitment Fee shall be refunded to the Company on January 31, 2001.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES. In connection with the following representations and warranties, the Company Parties have delivered to Purchaser disclosure schedules (the "DISCLOSURE SCHEDULES") arranged in numbered parts corresponding to the numbering in this Agreement of the following representations and warranties. The information disclosed in any numbered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered section in this Agreement and shall not be deemed to relate to or to qualify any other representation or warranty. To induce the Purchaser to purchase the Securities under this Agreement, the Company Parties hereby jointly and severally represent and warrant to the Purchaser that, except as expressly set forth in the respective Disclosure
Schedules:

     3.1 ORGANIZATION AND QUALIFICATION. Each Company Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable. Each Company Party has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result in a Material Adverse Effect.

     3.2 CORPORATE OR OTHER POWER. Each Company Party has the requisite power and authority to execute, deliver, carry out and perform its obligations under this Agreement and all other Investment Documents to which it is a party, including, without limitation, the power and authority to issue, sell and deliver the Securities to be issued and sold by it to the Purchaser hereunder.

     3.3 AUTHORIZATION; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and each of the other Investment Documents to which any Company Party is a party, the issuance, sale and delivery by the Company Parties of the Securities as contemplated hereunder and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company Parties, as applicable, by the stockholders, members, board of directors and officers of each entity, as applicable. This Agreement has been duly executed and delivered by the Company Parties and, at the Closing, each of the other Investment Documents will be duly executed and delivered by each Company Party that is a party thereto. This Agreement is, and each other Investment Document will at the Closing be, a legal, valid and binding obligation of each Company Party that is a party thereto, enforceable against such Company Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

     3.4  SUBSIDIARIES.

          (a) SCHEDULE 3.4 sets forth a true, complete and correct list of all of the direct and indirect Subsidiaries of the Company, setting forth, as to each such Subsidiary, its name, the address of its principal executive offices, its state or other jurisdiction of organization, its federal and state Tax identification numbers, and all states and other jurisdictions in which each such Subsidiary is duly qualified or licensed to do business as a foreign corporation or entity. Each such Subsidiary is a Company Party. The Company owns, directly or indirectly, all of the issued and outstanding units, membership interests or shares of Capital Stock of each Subsidiary set forth on
SCHEDULE 3.4. Except as set forth on SCHEDULE 3.7(b), no Subsidiary of the Company owns or holds any Capital Stock of any other Person.

          (b) Each Subsidiary of the Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization and has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

          (c) Each Subsidiary of the Company is duly qualified or licensed to do business in good standing in each jurisdiction in which the character of the properties or assets owned, leased or operated by such Subsidiary or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     3.5  CONFLICT WITH OTHER INSTRUMENTS; EXISTING DEFAULTS; RANKING.

          (a) Except as set forth in SCHEDULE 3.5(a), the execution, delivery and performance of this Agreement by the Company Parties and of each other Investment Document to which any Company Party is a party, the issuance, sale and delivery by the Company Parties of the Securities and the consummation of the other transactions contemplated hereby and thereby do not and will not violate, or cause a default under, or give rise to a right of termination under,
(i) the charter or bylaws, or articles of formation or operating agreement, of any Company Party, as applicable, in each case as in effect on the date hereof,
(ii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which any Company Party is a party or by which any of its or their properties or assets are bound (including, without limitation, any Material Contracts), (iii) any Applicable Laws, or (iv) any franchise agreement.

          (b) Except as set forth in SCHEDULE 3.5(b), no Company Party is in default, breach or violation of (i) its charter or bylaws, or articles of formation or operating agreement, as in effect as of the date hereof, as applicable, (ii) any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which it is a party or by which any of its properties or assets are bound (including, without limitation, any Material Contracts) or (iii) any Applicable Laws. Without limiting the generality of the foregoing, there does not exist any "default" or "event of default" (in each case as defined in any Other Debt Document) or any default under any other credit or financing agreement to which any Company Party is a party or by which any of its properties or assets are bound.

          (c) Except as set forth in SCHEDULE 3.5(c), there are no contractual or other restrictions or limitations which prohibit the issuance and sale by any Company Party of the Securities as contemplated hereunder, prohibit or restrict any merger, sale of assets or other event which could cause a Change in Control, or otherwise prohibit any other financings by any Company Party, including, without limitation, any public or private debt or equity financings.

     3.6 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Except for the Consents listed in SCHEDULE 3.6 and those that have already been obtained or made (including, without limitation, the California Permit), no Company Party is required to obtain any Consent from, or is required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement or any other Investment Document, including, without limitation, the issuance, sale and delivery of the Securities, or for the purpose of maintaining in full force and effect any Operating Licenses. Each of the Consents which have been obtained or made in connection with the execution, delivery and performance of this Agreement or any other Investment Document is in full force and effect. The California Permit has been duly and validly issued, without any qualification or other condition, and is in full force and effect, and no stop order or similar order has been issued which postpones, suspends or revokes its effectiveness or otherwise changes any of the original terms thereof. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

     3.7  CAPITALIZATION.

          (a) SCHEDULE 3.7(a) sets forth a true, correct and complete description of the authorized capital stock of the Company and the number of shares of each class of Capital Stock of the Company that is issued and outstanding as of the date hereof. Except as set forth on SCHEDULE 3.7(a), all of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock, except as set forth on SCHEDULE 3.5(c). Except as set forth on
SCHEDULE 3.7(a) or SCHEDULE 3.5(c) (which Schedules set forth a true, correct and complete description of, with respect to each security, title, name of the holder or Person, as applicable, the number of shares of Capital Stock of the Company underlying such security, exercise price, expiration date and percentage of shares of such Capital Stock on a Fully Diluted Basis), as of the date hereof, there are: (i) no outstanding Equity Rights of the Company, (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company; (iii) no obligations or rights (whether fixed or contingent) on the part of any Company Party, any of its directors or officers, or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of the Company or Equity Rights of the Company; and (iv) no agreements to which the Company, any of their directors or officers, or any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or

Equity Rights of the Company. All shares of Capital Stock and Equity Rights of the Company that have been issued have been issued and offered in compliance with all applicable federal and state securities laws, except for noncompliance which is immaterial. Except as set forth on SCHEDULE 3.7(a), no additional shares of Capital Stock of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of the Company on account of the issuance of the Securities, the exercise of the Warrants or the application of the "anti-dilution" provisions contained in the Warrants. The shares of Common Stock covered by the Warrants will constitute fourteen percent (14.0%) of the shares of Common Stock on a Fully Diluted Basis (not including shares of Preferred Stock) and fourteen percent (14%) of each class of Preferred Stock, after taking account of the effect of the Tender Offer, the Tender Offer Merger and the repurchase of Common Stock of Richard F. Schaden, all as provided in the Warrants.

          (b) SCHEDULE 3.7(b) sets forth a true, correct and complete description of the authorized capital stock of each Subsidiary of the Company, the number of shares of each class of Capital Stock of each such Subsidiary that is issued and outstanding as of the date hereof, the certificate number(s) representing such number of shares and the owner of record of such issued and outstanding shares. All of the issued and outstanding shares of Capital Stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of any such Capital Stock) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. SCHEDULE 3.7(b) sets forth a true, correct and complete description of, with respect to each security, title, name of the holder, number of shares of Capital Stock underlying such security, exercise price, expiration date and percentage of shares of such Capital Stock on a Fully Diluted Basis. There are: (i) no outstanding Equity Rights of any Subsidiary of the Company; (ii) no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of any such Subsidiary; (iii) no obligations or rights (whether fixed or contingent) on the part of any such Subsidiary or any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock or Equity Rights of any such Subsidiary; and (iv) no agreements granting any Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock or Equity Rights of any such Subsidiary. All shares of Capital Stock and Equity Rights of any such Subsidiary that have been issued by such Subsidiary have been issued and offered in compliance with all applicable federal and state securities laws. No additional shares of Capital Stock of any Subsidiary of the Company will become issuable to any Person pursuant to any "anti-dilution" provisions of any such issued and outstanding securities of any such Subsidiary on account of the issuance of the Securities, the exercise of the Warrants or the application of the "anti-dilution" provisions contained in the Warrants.

     3.8 VALIDITY AND ISSUANCE OF WARRANT SHARES. The Warrant Shares have been duly authorized and reserved and, when issued, delivered and paid for pursuant to the terms of each Warrant, will be duly and validly issued, fully paid and non-assessable.

     3.9  COMPANY SEC DOCUMENTS.

          (a) Each Company Party has timely filed with the Commission all Company SEC Documents and Tender Offer Documents which were required to be filed by it with the Commission since January 1, 1997. SCHEDULE 3.9 sets forth a true, complete and correct list of all Company SEC Documents and Tender Offer Documents filed by any Company Party since January 1, 1997 and the respective dates on which they were filed.

          (b) Each Company SEC Document and Tender Offer Document previously filed by each Company Party complies with all applicable requirements of the Securities Act and the Exchange Act, and, when filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company Parties included in each Company SEC Document and Tender Offer Document filed by each Company Party complied as to form, as of the dates of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and fairly present the consolidated financial position of the Company Parties as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

          (c) All information regarding the "Y2K" issue is fully and adequately disclosed in the Company SEC Documents with respect to the Company Parties.

     3.10 FINANCIAL STATEMENTS.

          (a) The Company has delivered to the Purchaser copies of (i) audited consolidated balance sheets of the Company Parties as of December 31, 1997, 1998 and 1999, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the three (3) years then ended, together with a report and an unqualified opinion of Ehrhardt Keefe Steiner & Hottman PC, the independent public accountants of the Company, and (ii) subject to the provisions of SECTION 6.2(b), unaudited financial statements of the Company Parties consisting of a balance sheet as of June 30, 2000, and a statement of operations and cash flows for the nine (9) month period ended June 30, 2000, and (iii) the financial statements required by SECTION 6.2(b) (the financial statements referred to in clauses (i) through (iii) being collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (including, in each case, the related schedules and notes) fairly present the consolidated financial position of the Company Parties as of the respective dates of such balance sheets and the results of operations of the Company Parties for the respective periods covered by such statements of operations, shareholders' equity and changes in financial position or cash flows, as the case may be, and have been prepared in accordance with GAAP. Except as set forth on SCHEDULE 3.12(a), since September 30, 1999, there has not been any Material Adverse Change.

          (b) Except as provided in this Agreement, no Company Party or any of its or their officers, directors or other Affiliates (i) is contemplating the filing of a petition under the Bankruptcy Laws with respect to any Company Party, or the liquidation of all or any major portion of its or their assets or properties, or (ii) is aware of any Person contemplating the filing of any petition against any Company Party under the Bankruptcy Laws. No Company Party is contemplating changing its business, as such business is being conducted on the date hereof.

          (c) The Company has furnished to the Purchaser a consolidated balance sheet of the Company Parties as of June 30, 2000 (and will furnish such consolidated balance sheet as of September 30, 2000 prior to the Closing), as adjusted to give PRO FORMA effect to the consummation of the transactions contemplated by this Agreement and the Tender Offer Documents as if such transactions had occurred on such date (the "PRO FORMA CLOSING BALANCE SHEETS").
SCHEDULE 3.10(c) sets forth a true, correct and complete copy of the Pro Forma Closing Balance Sheets, together with footnotes describing the PRO FORMA adjustments and the assumptions underlying the Pro Forma Closing Balance Sheets. The Pro Forma Closing Balance Sheets present fully and fairly in all material respects the PRO FORMA consolidated financial position of the Company Parties as of June 30, 2000, and September 30, 2000 and properly give effect to the application of the PRO FORMA adjustments described therein and contemplated herein. All assumptions underlying the Pro Forma Closing Balance Sheets were made in good faith and are reasonable under the circumstances and no Company Party is aware of any facts or information that would lead it to believe that such pro forma adjustments are incorrect or misleading in any respect.

     3.11 EXISTING INDEBTEDNESS; EXISTING LIENS; INVESTMENTS; ETC.

          (a) SCHEDULE 3.11(a) sets forth a true, correct and complete list, and describes, as of the date or dates indicated therein, as applicable:

               (i) all Indebtedness of the Company Parties on a consolidated and consolidating basis outstanding immediately prior to the Closing Date, showing, as to each Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable);

               (ii) all Liens in respect of any property or assets of any Company Party existing immediately prior to the Closing Date, showing, as to each Lien, the name of the grantor and secured party, the Indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

               (iii) all Investments of the Company Parties immediately prior to the Closing Date;

               (iv) all UCC financing statements existing as of [June 30], 2000, naming any Company Party as a debtor, showing, as to each financing statement, the basis for the filing; and

               (v) a trade payables aging schedule for the Company Parties, on a consolidated basis as of June 30, 2000.

          (b) No Company Party has on the date hereof any (i) Contingent Obligation where the maximum amount guaranteed or otherwise supported by such Contingent Obligation is in excess of $10,000, (ii) liabilities for Taxes, (iii) unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case except as referred to or reflected in the Pro Forma Closing Balance Sheet or on SCHEDULE 3.11(b).

          (c) Immediately following the Closing, the Company Parties will not have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for the Indebtedness set forth on SCHEDULE 3.11(c).

          (d) As of the Closing Date, Liquidity will be at least $4.7 million, provided that Liquidity as of the Closing Date may be $2.6 million if the Company is not contingently liable in any way for the Margin Agreement or the RES Loan and the shares of Richard E. Schaden are not subject to any Lien (other than the Separation Agreement dated on or about August 16, 2000 between Richard
E. Schaden and Irene Schaden).

          (e) SCHEDULE 3.11(e) sets forth a true, correct and complete list of all Senior Indebtedness of each Company Party.

     3.12 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.12(a) or as set forth in the Tender Offer Documents, since June 30, 2000, there has not been, and there is no agreement, commitment or obligation to do, any of the following:

          (a) Any transaction involving any Company Party not in the ordinary course of business, including, without limitation, any sale of any assets or properties (other than inventory in the ordinary course of business or the sale of Company-owned restaurants);

          (b) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the Capital Stock of any Company Party, or any redemption, purchase or other acquisition of securities of any Company Party, or, to the Company's knowledge, except as set forth on SCHEDULE 3.12(b), any payment to any shareholder of the Company not in his, her or its capacity as a shareholder;

          (c) Any damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of any Company Party;

          (d)  Any Material Adverse Change;

          (e) Any loan or advance made by any Company Party to any Person, except normal travel advances or other reasonable business expense advances made in the ordinary course of business to its own employees or as otherwise allowed under this Agreement;

          (f) Any Indebtedness for borrowed money incurred by any Company Party or any commitment to incur Indebtedness for borrowed money entered into by any Company Party (other than as contemplated by this Agreement);

          (g) Any capital expenditures or commitments to make capital expenditures in excess of the amount reflected in the Initial Financial Projections;

          (h) Any indemnity or other claims made by or against any Company Party with respect to or in connection with any acquisition or sale or other disposition, whether direct or indirect, of the Capital Stock or assets of any other Person;

          (i) Any amendment or other modification to the charter, bylaws, articles of incorporation, articles of formation or operating agreement of any Company Party;

          (j) The formation or creation of any direct or indirect Subsidiary of any Company Party, or the disposition of the Capital Stock or assets of any Company Party;

          (k) Any waiver by any Company Party of a valuable right or of Indebtedness owed to it;

          (l) Any payment, satisfaction, discharge or cancellation of any debts or claims of any Company Party other than in the ordinary course of business consistent with past practices;

          (m) Any amendment, modification or termination of any Material Contract or any material agreement to which any Company Party is a party or by which any Company Party or any of their assets or properties may be bound or subject or of any employment or consulting agreement, other than amendments, modifications or terminations in the ordinary course of business consistent with past practice;

          (n) Any change in the Contingent Obligations of any Company Party, by way of guarantee or otherwise;

          (o) Any mortgage, pledge or Lien encumbering any of the assets or properties of any Company Party, or any assumption of, or taking any assets or properties subject to, any liability;

          (p) Any resignation by, or termination of the employment of, any director or officer of any Company Party;

          (q) Any Investment by any Company Party in the Capital Stock of any Person;

          (r) Any payment of management, consulting or similar fees by any Company Party to any of its Affiliates;

          (s) Any offer, issuance or sale of any shares of Capital Stock or Equity Rights of any Company Party;

          (t) Any alteration or change in any Company Party's credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

          (u) Any increase in, or commitment to increase, the salaries, wages, bonuses or other compensation payable or to become payable to any officer or other employee of any Company Party, other than increases in salaries and wages in the ordinary course of business consistent with past practices;

          (v) Any adoption by any Company Party of any new Benefit Plan or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of the Company Parties;

          (w) Any settlement of any litigation, entry of a consent decree or entry of any judgment against any Company Party with a value of $10,000 or more;

          (x) Any revaluation by any Company Party of any of its assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

          (y) Any revaluation or repricing of any Equity Rights of any Company Party; or

          (z) The occurrence of any other event or the development of any other condition which has had or could have a Material Adverse Effect.

     3.13 MATERIAL CONTRACTS.

          (a) SCHEDULE 3.13(a) sets forth a true, correct and complete list of all contracts, commitments, licenses, agreements, obligations or arrangements, whether oral or written, formal or informal, to which any Company Party is a party (or intends to become a party) or to which any of its assets or properties is bound:

               (i) under which any Company Party is indemnified for or against any liability in excess of $50,000 or under which any Company Party is or could be obligated to indemnify any Person in excess of $50,000;

               (ii) under which any Company Party leases personal property from or to third parties under Capital Leases which involve rental payments of at least $25,000 per annum or under operating leases which involve rental payments of at least $50,000;

               (iii) for the purchase or sale of products or other personal property or for the furnishing or receipt of services (A) which calls for performance over a period of more than one (1) year, (B) which involves payments of more than the $50,000 in the aggregate or (C) in which any Company Party has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from any Person;

               (iv) (A) granting representation, marketing or distribution rights or (B) relating to Intellectual Property (including, without limitation, license, franchise or similar agreements);

               (v) under which any Company Party has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $50,000;

               (vi) establishing or maintaining any partnership, joint venture or strategic alliance;

               (vii) under which there is or may be imposed a security interest or other Lien on any of its assets, whether tangible or intangible, whose net book value or fair market value is in excess of $50,000 (other than the security interests or Liens granted in favor of the Purchaser and the
     Bank);

               (viii) concerning any confidentiality or non-solicitation obligations entered into outside the ordinary course of business;

               (ix) under which any Company Party is restricted from carrying on its business or any part thereof, or from competing in any line of business or with any Person;

               (x) with officers, directors, employees, consultants or independent contractors of any Company Party;

               (xi) resulting in the creation of any Lien (including any lease notifications) other than a Permitted Lien;

               (xii) involving any Affiliates of any Company Party;

               (xiii) under which the consequences of a default or termination could have a Material Adverse Effect;

               (xiv) under which any Company Party will (A) receive aggregate payments from customers, (B) make aggregate payments to vendors or other suppliers or (C) make or receive aggregate payments to or from any other Persons, in each case in excess of $50,000 per annum;

               (xv) which are franchise agreements, including but not limited to all master, area director and unit agreements; and

               (xvi) not entered into in the ordinary course of business and not otherwise disclosed on SCHEDULE 3.13(a) in response to any of the foregoing clauses.

          All of the contracts, commitments, licenses, agreements, obligations or arrangements described in clauses (i) through (xvi) above, together with the Bank Credit Documents, the Tender Offer Documents, the real property leases, subleases, licenses and other interests described in SECTION 3.24, whether entered into prior to, on or after the Closing Date, and the Agreements with Officers, are collectively referred to herein as the "MATERIAL CONTRACTS".

          (b) Except as disclosed on SCHEDULE 3.13(b), each Material Contract existing as of the date hereof is a legal, valid and binding obligation of the Company Parties that are party thereto, on the one hand, and the other parties thereto, on the other hand, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and is in full force and effect. The parties to each Material Contract existing as of the date hereof are in substantial compliance with the terms thereof, and no default or event of default by any Company Party or, to the best knowledge of the Company Parties, any other party thereto exists thereunder.

          (c) Except as set forth on SCHEDULE 3.13(c), no Company Party is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

     3.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Company Parties
(a) are legal, valid and binding obligations of the Persons shown in the accounting records of the Company Parties as the obligor with respect thereto (and if any such accounts receivable is not legal, valid and binding obligations of such Persons, the Company has established reserves therefor, which reserves are adequate in accordance with GAAP), (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to discount, rebate, offset, return privilege or claim (other than as reflected in the reserves taken in recording the accounts receivable on the books of the Company Parties, which reserves are adequate in accordance with GAAP) (d) are valid and collectible in the ordinary course of business. To the knowledge of any Company Party, no customer has indicated an unwillingness or an inability to pay any amount over $10,000 included in the accounts receivable of the Company Parties.

     3.15 LABOR RELATIONS.

          (a) Each Company Party is in full compliance with the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.), all state wage and hour laws and all worker's compensation laws and is not engaged in any unfair labor practice which has had or could have a Material Adverse Effect;

          (b) There is no labor strike, slowdown, work stoppage or charge of unfair labor practice, and there are no labor disputes, grievances, complaints or arbitration proceedings, pending or affecting any Company Party nor, to the best knowledge of the Company Parties, is there any basis therefor or threat thereof;

          (c) No Company Party is bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union or other employee organization, and no labor union or other employee organization has requested or sought to represent any of the employees, representatives or agents of the Company Parties;

          (d) No Company Party is aware of (i) any labor union or other employee organization activity involving employees of the Company or any other Company Party, or (ii) any executive officer who intends or intend to terminate his or her employment with any Company Party;

          (e) There are no petitions pending before the National Labor Relations Board in connection with any pending claim for union representation; and

          (f) There is no fact or circumstance which could, with the passage of time or otherwise, cause this representation and warranty to be no longer true and correct.

     3.16 EMPLOYEE BENEFIT PLANS; ERISA. For purposes of this SECTION 3.16, the term "Company" shall include all Company Parties and any Person that is or would be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code. However, this SECTION 3.16 will not apply to a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

          (a)  SCHEDULE 3.16 sets forth a true, correct and complete list of:

               (i) Each termination or severance agreement involving any Company Party, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $50,000, on the other hand;

               (ii) All employee benefit plans, as defined in ERISA Section 3(3); and

               (iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements;

in each case maintained or contributed to by the Company for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "BENEFIT PLANS". An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under the plan arise by reason of its being a "successor employer" under Applicable Laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

          (b) The Company has delivered to the Purchaser a true and complete copy of the following documents, to the extent that they are applicable:

               (i) Each Benefit Plan and any related funding agreements (E.G., trust agreements or insurance contracts), including all amendments (and
     SCHEDULE 3.16 includes a description of any such amendment that is not in writing);

               (ii) The current draft of the summary plan description and all subsequent summaries of material modifications of each Benefit Plan;

               (iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in SCHEDULE 3.16); and

               (iv) The two (2) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan.

          (c) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

          (d) Each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past in all material respects, both in form and in operation, with all Applicable Laws, including ERISA and the Code. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred (either before or after the date of the letter) that would reasonably be expected to disqualify the plan.

          (e) The Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Company has complied in all material respects with the continuation coverage requirements of COBRA.

          (f) There are no investigations, proceedings, lawsuits or claims pending or, to the best knowledge of the Company Parties, threatened relating to any Benefit Plan, except for claims for benefits in accordance with the terms of any Benefit Plan.

          (g) The Company does not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to the Purchaser except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with the Plan that could have adverse economic consequences to the Purchaser.

          (h) None of the persons performing services for the Company have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime that would create any material liability on the part of the Company.

          (i) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of this transaction or (B) as a result of the consummation of this transaction and any actions taken by the Purchaser after the Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (E.G., contributions to a "rabbi trust").

          (j) None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

          (k) No Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

          (l)  No Benefit Plan is subject to Title IV of ERISA.

          (m)  No Benefit Plan is subject to Code Section 412.

          (n) The Company Parties have not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any liability on behalf of the Company to a Multiemployer Plan.

          (o) The aggregate liability of the Company Parties to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof would not exceed $10,000. There has been no material change in the
(i) financial condition of any Multiemployer Plan, (ii) the actuarial assumptions, (iii) required level of Company contributions, or (iv) level of benefits provided under any Multiemployer Plan since the close of the most recent plan year of the Multiemployer Plan that, individually or in the aggregate, would materially increase the amount of this liability.

     3.17 TAXES.

          (a) Each of the Company Parties has filed within the required time periods (after giving effect to any permitted extensions) all federal, state and other Tax returns required to have been filed by it or them, and has paid all Taxes which were due and payable by it or them, prior to the date hereof, other than Taxes that are being contested in good faith and for which reserves have been properly established on the Pro Forma Closing Balance Sheet.

          (b) Each of the Company Parties has withheld and paid all Taxes required to be withheld and paid by it or them in connection with amounts paid or owing to any employee, creditor, shareholder or other third party.

          (c) Except as provided on SCHEDULE 3.17(c): (i) No Company Party has been advised that any Tax returns have been or are being audited by any Governmental Authority; (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against any Company Party; (iii) there are no actions, suits, proceedings or claims now pending by or against any Company Party in respect of any Taxes or assessments; and (iv) there is no pending or, to the best knowledge of the

Company Parties, threatened audit or investigation of any Company Party by any Governmental Authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any Governmental Authority.

          (d) No Company Party is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

     3.18 LITIGATION. SCHEDULE 3.18 sets forth a true, complete and correct list of all actions, suits, arbitration proceedings, investigations, inquiries or other proceedings, whether governmental or non-governmental, before any Governmental Authority pending or, to the best knowledge of the Company Parties, threatened on the date hereof, or at any time since January 1, 1997, against, relating to or affecting any Company Party, or any officer, director or employee thereof in his or her capacity as such, or any of its or their respective assets, properties or businesses, and which involve a monetary claim or claims in excess of $25,000 or injunctive or other equitable relief. Such Schedule sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. Except as set forth on SCHEDULE 3.18:

          (a) There is not in effect any order, judgment, decree, injunction or ruling of any Governmental Authority against, relating to or affecting any Company Party, or any officer, director or employee thereof in his or her capacity as such, enjoining, barring, suspending, prohibiting or otherwise limiting the same from conducting or engaging in any aspect of the Company Parties', or requiring any Company Party or any such officer, director or employee to take certain action with respect to any aspect of its or their business;

          (b) No Company Party is in default under any order, judgment, decree, injunction or ruling of any Governmental Authority, or is subject to or a party to any order, judgment, decree or ruling arising out of any action, suit or proceeding under any Applicable Laws, respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters; and

          (c) There is no action, suit, arbitration or other proceeding, investigation or inquiry pending or, to the best knowledge of the Company Parties, threatened before any Governmental Authority which questions the validity of this Agreement, the Note, the Warrants, the Guaranty, the Collateral Documents or any other Investment Document or any actions taken or to be taken pursuant hereto or thereto, or which could, individually or in the aggregate, have a Material Adverse Effect.

     3.19 TRANSACTIONS WITH AFFILIATES.

          (a) Except as set forth on SCHEDULE 3.19(a), there is no Indebtedness owing by any Company Party or any of their Affiliates to any other Company Party or any of its Affiliates.

          (b) Except as set forth on SCHEDULE 3.19(b), immediately following the Closing Date:

               (i) no Company Party will be indebted, directly or indirectly, to any of its own officers or directors, the officers or directors of its Affiliates, or to any members of the Immediate Families of such officers or directors, except for, in the case of officers, compensation payable in the ordinary course of business and reasonable travel advances accrued in the ordinary course of business consistent with past practices;

               (ii) no officer or director of any Company Party, and no member members of their Immediate Families, will (A) be indebted to any Company Party in any amount whatsoever or (B) to the knowledge of any Company Party, have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with the Company Party; and

               (iii) there are no voting or similar agreements between or among the shareholders of the Company.

          (c) Except for the matters set forth on SCHEDULE 3.16 and SCHEDULE 3.35, no officer, director or employee of any Company Party, and no member, or Affiliate of a member, of the Immediate Families of any of the foregoing, has any direct or indirect interest in any contract (including, without limitation, franchise agreements), commitment, license, agreement, obligation or arrangement to which any Company Party is a party.

          (d) No Company Party is a party to any agreement relating to the voting or disposition of the Capital Stock of any Company Party.

          (e) Since January 1, 1998, except as disclosed on SCHEDULE 3.19(e), no shareholder, employee, officer, director or Affiliate of any Company Party, and no member, or Affiliate of a member, of the Immediate Family of any such Person, has engaged in any transaction or relationship with any Company Party (other than with respect to compensation payable to its officers and employees and reasonable travel advances accrued in the ordinary course of business).

          (f) Since January 1, 1998, except as set forth on SCHEDULE 3.19(f), no Company Party has loaned or advanced funds to any of its or their Affiliates' officers, directors, employees or shareholders, or to any member of the Immediate Families of any of the foregoing in an amount in excess of $5,000, and there are no such advances outstanding as of the date hereof that were made prior to January 1, 1998.

     3.20 INVESTMENT COMPANY ACT. No Company Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.21 GOVERNMENTAL REGULATION. No Company Party is (i) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) subject to regulations under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

     3.22 COMPLIANCE WITH LAWS; OPERATING LICENSES. Each of the Company Parties is in compliance with all Applicable Laws (including, without limitation, franchise laws), except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Company Parties' and their employees, agents and other representatives is in compliance with the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-2 ET SEQ.)). Each Company Party has all Operating Licenses necessary or required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All of the Operating Licenses are validly issued and in full force and effect, and the Company Parties have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder. Except as set forth on SCHEDULE 3.22, no Company Party is aware of any law, rule, regulation, decree, order or position issued, enacted or published by any Governmental Authority to the effect that the business of the Company Parties or any aspect thereof is unlawful or is being or will be challenged.

     3.23 TITLE TO PROPERTY; LIENS. Each Company Party has good and marketable title to its real properties (or holds valid leasehold interests in real property) and good and merchantable title to its other properties, and none of such properties is subject to any Liens except for Liens in favor of the Bank and the Purchaser and for the Permitted Liens. Each Company Party enjoys quiet possession under all real property leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contain any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision adversely affecting the current and proposed operations of the Company Parties taken as a whole.

     3.24 REAL PROPERTY.

          (a) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property in which any Company Party owns or holds a fee interest, which list includes, as to each parcel of such Real Property, the legal owner, its common name, a legal description and the name of any mortgagee or trustee thereof.

          (b) SCHEDULE 3.24 sets forth a true, correct and complete list of all Real Property leases, subleases or licenses pursuant to which any Company Party is a lessor, lessee, sublessor, sublessee, licensor or licensee, in each case as amended through the date hereof, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, the term thereof (referencing applicable extension or renewal periods, the rent payment terms and the current use). The Company has delivered to the Purchaser true, correct and complete copies of each such lease, sublease or license. The Real Property interests described or listed on SCHEDULE 3.24 constitute all of the interests in Real Property owned, leased or otherwise held for use by any Company Party. With respect to each such lease, sublease and license, except as set forth on
SCHEDULE 3.24 or SCHEDULE 3.18:

               (i) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

               (ii) no Company Party has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

          (c) Except as set forth on SCHEDULE 3.6, no Consent of any party to any lease, sublease, license or mortgage is required in connection with the consummation of the transactions contemplated by this Agreement, the Note, the Warrants or the other Investment Documents, including, without limitation, the issuance and sale of the Securities, and no such event shall be prohibited by, or shall constitute a default under, any such lease, sublease, license or mortgage.

          (d) All parking lots located on any Real Property subject thereto are in compliance with Applicable Laws, including, without limitation, zoning requirements, and are adequate for the employees and business operations of the Company Parties, except where such compliance would not reasonably be expected to have a Material Adverse Effect.

     3.25 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.25:

          (a) Each Environmental Person and each Site is in compliance with all, and no Environmental Person has any liability under, any Environmental Laws, and no Hazardous Materials are being used by any Company Party on any Real Property.

          (b) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to any Environmental Person, any Site or the business or operations of any Environmental Person.

          (c) SCHEDULE 3.25 sets forth a true, correct and complete list of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the business, condition or operations of all Environmental Persons. The Company has delivered to the Purchaser true, correct and complete copies of all such environmental site assessments, audits, studies or reports.

          (d) No Environmental Person is a "potentially responsible party" within the meaning of CERCLA with respect to any federal, state, local or foreign environmental clean-up site or with respect to investigations or corrective actions under any Environmental Laws.

          (e) No Environmental Person has received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding

(i) any Release by any Environmental Person at any Site or other location or
(ii) any violation of or non-compliance by any Environmental Person with the conditions of any License or Permit required under any Environmental Laws or the provisions of any Environmental Laws. No Environmental Person has received notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resources or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Materials.

          (f) Each Environmental Person has furnished all notices and warnings, made all reports and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation, any notices and Consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by the Investment Documents.

     3.26 INTELLECTUAL PROPERTY.

          (a) Each Company Party owns, licenses or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), tangible or intangible proprietary information or material and other Intellectual Property that are currently used in, or material to, its or their business (the "COMPANY PARTY INTELLECTUAL PROPERTY"). SCHEDULE 3.26 contains a true, correct and complete list of (i) all registered patents, trademarks, trade names, service marks, and copyrights owned, used or licensed by any Company Party, (ii) the registration number, date of registration and jurisdiction of registration thereof, (iii) the name of the registered owner and, if different, the user or users thereof and (iv) any applications for any of the foregoing.

          (b) The Company has provided to the Purchaser (i) all documents, if any, relative to patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks owned by the Company Parties and included in the Company Party Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which any Company Party is a party and pursuant to which any person is authorized to use any Company Party Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which any Company Party is a party and pursuant to which any Company Party is authorized to use any third party patents, trademarks or copyrights, including software, or any other third party Intellectual Property ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are or are presently expected to be incorporated in, or are or expected to form a part of any existing or proposed Company Party product, or which are or are presently expected to be utilized in the development, modification or support of any existing or proposed Company Party product.

          (c) Except as set forth on SCHEDULE 3.26, to the knowledge of any Company Party, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Party Intellectual Property, any trade secret material to the Company, or any Third Party Intellectual Property Right to the extent licensed by or through any Company Party, by any third party. Except as set forth on SCHEDULE 3.26, no Company Party has entered into any agreement to indemnify any other person against any charge of infringement of any Company Party Intellectual Property, other than indemnification provisions arising in the ordinary course of business, such as those in purchase orders, invoices or similar sales-related documents, or in franchise agreements, area director marketing agreements, development agreements or master franchise agreements.

          (d) No Company Party is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any franchise agreement, license, sublicense or other agreement currently used in, or material to, to the Company Party Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks and copyrights held by any Company Party are validly issued and presently subsisting. Except as set forth on SCHEDULE 3.26 or SCHEDULE 3.18, no Company Party (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary or Intellectual Property right of any third party and (ii) since January 1, 1997, has brought any action, suit or proceeding for infringement of Company Party Intellectual Property or breach of any license or agreement involving Company Party Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the Company Parties' products and services as currently conducted and proposed to be conducted does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

          (f) The Company Parties have taken steps which it believes to be sufficient to protect and preserve the confidentiality of all Company Party Intellectual Property not otherwise protected by patents, or patent applications or copyright. All use, disclosure or appropriation by the Company Parties of such Intellectual Property owned by any Company Party by or to a third party has been pursuant to written agreements between the Company Parties and such third party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All use, disclosure or appropriation of such Intellectual Property not owned by any Company Party has been pursuant to written agreements between the Company Parties and the owner of such Intellectual Property, or is otherwise lawful.

     3.27 NATURE OF BUSINESS. The Company Parties are engaged only in the business described in recital A or any other business ancillary thereto.

     3.28 POWERS OF ATTORNEY. There are no outstanding powers of attorney with respect to the Company Parties (or any one of them) other than those in connection with the trademark applications set forth on SCHEDULE 3.26.

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


     3.29 LISTING OF COMMON STOCK. No Capital Stock or any securities of any Company Party or Subsidiary is listed for trading on any securities exchange or on the Nasdaq, except for the Company's Common Stock which is listed for trading solely on the Nasdaq.

     3.30 INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized national standing insuring the properties and business of each Company Party against such losses and risks and in such amounts as are usual and customary in the industry in which any Company Party operates or conducts business, including, without limitation, product liability insurance. SCHEDULE 3.30 identifies the policies of insurance currently maintained by, or on behalf of, each Company Party, its business and properties, setting forth the name of the insurer, the holder of each such policy, the nature of coverage, the amount of such coverage, the expiration dates thereof and other material information. None of the Company Parties nor any other insured named on SCHEDULE 3.30 is in default with respect to its obligations under any of such outstanding insurance policies and all premiums with respect thereto are current. None of the Company Parties nor any other insured named on SCHEDULE 3.30 has failed to give any notice or to present any material claim under any such policy in a due and timely fashion. Such policies are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms, except to the extent policies expire and are replaced in the ordinary course of business with policies on substantially equivalent terms. All premiums due under the policies identified on SCHEDULE 3.30 have been paid and none of the Company Parties nor any such insured has been issued or has received any notice of cancellation, material modification or termination in respect of any such policy or is in default thereunder. None of the Company Parties nor any such insured has been issued or has received notice that any insurer under any policy referred to on
SCHEDULE 3.30 is denying liability with respect to a claim in excess of $25,000 thereunder or defending under a reservation of rights clause. The insurance policies listed on SCHEDULE 3.30 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. SCHEDULE 3.30 also sets forth all claims made by the Company Parties under such policies during the past three (3) years.

     3.31 FRANCHISEES. SCHEDULE 3.31 lists the names and addresses of the ten most significant franchisees (by revenue) of the Company Parties during each of the two last Fiscal Years through the Fiscal Year ended September 30, 2000, and the amount of revenues accounted for by each such franchisee during each such period. No franchisee accounts for more than forty-five hundredths of one percent (0.45%) of the total system-wide sales. No Company Party has received any notice, nor has any Company Party any reason to believe, that any significant franchisee of the Company Parties has ceased, or will cease, to use the products or services of the Company Parties (or any one of them), or has reduced, or will reduce, the use of such products or services at any time.

     3.32 SUPPLIERS. SCHEDULE 3.32 lists the ten (10) largest suppliers of any products or services to the Company Parties during each of the two last Fiscal Years through the Fiscal Year ended September 30, 2000, and the amount of purchases made by the Company Parties from each during each such period. No material purchase order or commitment of the Company Parties is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. Except as set forth on SCHEDULE 3.32, all such contracts can be terminated upon 90 days notice without payment of more than $50,000.

     3.33 BUSINESS RELATIONSHIPS. There exists no actual or, to the best knowledge of the Company Parties, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship between the Company Parties, on the one hand, and any franchisee or any group of franchisees whose purchases, individually or in the aggregate, are material to the business of the Company Parties, as the case may be, or with any material suppliers, on the other hand, and there exists no present condition or state of facts or circumstances known to the Company Parties which could materially and adversely affect the Company Parties or prevent the Company Parties from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore conducted.

     3.34 PERSONAL PROPERTY LEASES. SCHEDULE 3.34 sets forth a true and complete list and description of all agreements (or group of related agreements) to which any Company Party is a party for the lease of personal property, including, with respect to each such lease, the name of the lessor and the lessee, the type of lease (whether operating, capital or otherwise), a description of the leased property, the monthly rental payments due and the expiration date. No Company Party has breached any agreement pertaining to, is in default with respect to, or is overdue in payment of, any amounts owing under any lease agreement disclosed on SCHEDULE 3.34. No such lease agreement contains any provisions which restrict or prohibit (a) the issuance or sale of the Securities as contemplated herein, (b) any other financings by any Company Party, including, without limitation, any public or private debt or equity financings or (c) other than ordinary restrictions on assignment, any merger, sale of assets or other event which could cause a Change in Control.

     3.35 EMPLOYMENT AGREEMENTS. SCHEDULE 3.35 sets forth a true, correct and complete list of all (a) employment contracts or agreements, agency, independent contractor and sales representative agreements involving annual compensation at a base rate equal to or exceeding $50,000, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements, in each case to which any Company Party is a party. The Company has previously delivered true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and no Company Party nor any other Person that is a party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is any Company Party aware of any facts or circumstances which might give rise to any breach or default thereunder which could reasonably be expected to have a Material Adverse Effect.

     3.36 SOLVENCY. Each Company Party is, and immediately following the consummation of the transactions contemplated by this Agreement each Company Party will be, Solvent. No

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

Company Party will, by virtue of the consummation of the transactions contemplated hereby and by the other Investment Documents, incur debts that will be beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the other Investment Documents with the intent to hinder, delay or defraud either present or future creditors of the Company Parties.

     3.37 USE OF PROCEEDS; MARGIN STOCK. The proceeds to be received by the Company Parties from the issuance and sale of the Securities as contemplated hereunder shall be used solely for the purposes set forth in SCHEDULE 3.37 and applied in accordance with the uses described therein. No Company Party is engaged in extending credit for the purposes of purchasing or carrying Margin Stock. Except as set forth in SCHEDULE 3.37, no Company Party has any Margin Stock, as determined in accordance with the Margin Regulations. None of the proceeds from the issuance and sale of the Note will be used to buy or carry any Margin Stock.

     3.38 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.38 sets forth a true and complete list of all banks and other financial institutions and depositories at which any Company Party maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of any Company Party is deposited from time to time. Such SCHEDULE 3.38 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number. The Company will notify the Purchaser and supplement SCHEDULE
3.38 as new accounts are established within two (2) Business Days thereof.

     3.39 YEAR 2000 COMPLIANCE. All devices, systems, machinery, information technology, computer software and hardware and other data sensitive technology necessary for the Company Parties to carry their business as presently conducted and as contemplated to be conducted in the future (individually and collectively, the "SYSTEMS") are Year 2000 Compliant. For purposes of this Agreement, the term "YEAR 2000 COMPLIANT" shall mean that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 AD and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

     3.40 BOOKS AND RECORDS. The minute books and other similar records of each Company Party contain true and complete records of all actions taken at any meeting of the Company Party's shareholders, Board of Directors or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company Parties accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company Parties, as the case may be, and have been maintained in accordance with good business, accounting and bookkeeping practices.

     3.41 BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES. No Company Party is a party to or bound by any agreement, instrument, deed, lease or other document, or is subject to any charter, bylaw or other restriction, commitment or requirement, which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have a Material Adverse Effect. No Company Party anticipates that future expenditures, if any, by the Company Parties, as the case may be, needed to meet the provisions of any Applicable Laws will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

     3.42 BROKERS; CERTAIN EXPENSES. Except as set forth on SCHEDULE 3.42, (a) no Company Party or Affiliate has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary, in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby, and (b) no Company Party or Affiliate is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any recapitalization, issuance of debt or equity securities or other capital or financing transactions involving the Company Parties that would operate to restrict or prevent the Closing.

     3.43 DISCLOSURE. After due inquiry of the directors, officers and employees of the Company Parties having knowledge of the matters represented, warranted or stated herein, neither this Agreement, the Disclosure Schedules nor any other Investment Document, nor any certificate, report, questionnaire, statement or document furnished by or on behalf of any Company Party, nor any representation or warranty contained in any of the foregoing, whether included in any materials provided to the Purchaser prior to the date hereof or included in this Agreement or any other Investment Document or in any Exhibit or Disclosure Schedule or in any other document or instrument delivered at any time prior to the Closing, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading. There are not facts or circumstances existing which could have a Material Adverse Effect, either individually or in the aggregate. The information contained in each of the management questionnaires completed by certain officers, directors and employees of the Company, the corporate questionnaire dated October 10, 2000 and the Due Diligence Statement each as prepared by the Company Parties and delivered to the Purchaser prior to the date of this Agreement, is true and correct.

     3.44 FRANCHISE MATTERS. Since January 1, 1995, the Company Parties (i) have maintained proper and complete records of all franchise activities in which full, true and complete entries have been made of all material dealings and transactions in relation to their franchise activities, including, without limitation, all offering circulars, franchise agreements, correspondence with franchisees, complaints of franchisees, and Government Audits, (ii) have complied with all Applicable Laws regarding franchise activities, (iii) have obtained and maintained in place franchisee agreements which contain provisions requiring the franchisee to (A) indemnify the Company with respect to claims relating to the franchisee's business from third parties and (B) to obtain insurance from financially sound and respectable insurers to cover such indemnity, naming the Company as the loss payee, (iv) the Company Parties have timely filed with the applicable Governmental Authority all Uniform Franchise Offering Circulars and other required filings, and (v) each offering circular delivered to any franchisee, prospective franchisee or Governmental Authority by any Company Party complied as of the date delivered with all requirements of Applicable Law, and, when delivered, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.45 TENDER OFFER DOCUMENTS. Each of the representations and warranties made by any Company Party in the Tender Offer Documents shall be true and correct in all respects as of the date made and shall be true and correct in all respects as of the Closing Date and as of the date of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

     4.1 ORGANIZATION. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each other Investment Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

     4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement and of each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action taken on the part of the Purchaser.

     4.3 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each of the other Investment Documents to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

     4.4 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Investment Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

     4.5 INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the BONA FIDE nature of the Purchaser's investment intent as expressed herein. Therefore, the Securities are "restricted securities" which cannot be sold without registration under the Securities Act or pursuant to an exemption therefrom, and may have to be held indefinitely, subject, however, to the Purchaser's registration rights under the Registration Rights Agreement, and the Purchaser accepts the risk of such restrictions on resale.

     4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

     4.7 PURCHASER CONSENTS. The execution and delivery by the Purchaser of this Agreement and each of the other Investment Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person, other than Consents that have already been obtained or made.

     4.8 BROKERS. The Purchaser has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other Investment Document or any of the transactions contemplated hereby or thereby.

5.   CONDUCT PRIOR TO CLOSING.

     5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. From and after the date of this Agreement and until the Closing, each Company Party shall operate its business in the ordinary course consistent with past practices. Notwithstanding the foregoing, no Company Party shall, without the prior written consent of the
Purchaser:

          (a) amend or otherwise modify any Material Contract on terms less favorable than those that exist on the date hereof, other than cancellations or terminations of Material Contracts by any Company Party in the ordinary course of business that would not have a Material Adverse Effect;

          (b) create or form any new Subsidiary, other than a new Subsidiary formed to consummate the Tender Offer, PROVIDED that the Company notifies the Purchaser in writing of the formation of such Subsidiary three (3) Business Days prior to its formation or creation;

          (c) make any change to its authorized capital stock, or amend its charter or bylaws;

          (d) take or fail to take any act which could have a Material Adverse Effect;

          (e)  Intentionally Omitted;

          (f) create any Contingent Obligation, by way of guarantees or otherwise;

          (g) declare, pay or set aside any dividend or other distribution or payment in cash, stock or property in respect of shares of its Capital Stock, or adopt or consider any plan or arrangement with respect thereto, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Capital Stock or split, combine or reclassify outstanding shares of its Capital Stock, other than in connection with the Tender Offer, PROVIDED that the Company notifies the Purchaser of such action in writing two (2) Business Days prior to the taking of such action;

          (h) issue or sell any shares of its Capital Stock or any Equity Rights other than (i) in connection with the exercise of stock options or warrants existing as of the date hereof, as such options and warrants are set forth on
SCHEDULE 5.1, or (ii) the conversion of the Preferred Stock;

          (i) (i) other than in the ordinary course of business consistent with past practices, increase the level of compensation of any officer or employee, except in connection with the Stock Appreciation Rights Plan; (ii) amend any existing Benefit Plan or adopt any new Benefit Plan; or (iii) enter into any new employment or consulting agreement, other than in the ordinary course of business consistent with past practices;

          (j) (i) incur any Indebtedness for borrowed money except Indebtedness incurred in connection with Capital Expenditures pursuant to SECTION 5.1(k);
(ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any asset of any Company Party with a value exceeding $10,000 individually and $50,000 in the aggregate; (iii) purchase or acquire any business or entity, or purchase or acquire any securities or assets of any business or entity; (iv) enter into any partnership, joint venture or strategic alliance; (v) settle any litigation in an amount in excess of $10,000; or (vi) accelerate payment on any Indebtedness;

          (k) make any Capital Expenditures in excess of $500,000 in the aggregate or sell any assets, other than (i) inventory in the ordinary course of business consistent with past practices; (ii) the purchase of the Area Directorships for total consideration not to exceed $2.0 million; or (iii) the assets associated with the Company's twenty-five (25) owned stores located in Colorado and Kansas, as such assets are described on SCHEDULE 5.1;

          (l) fail to preserve intact its business organization, fail to keep available the services of its operating personnel, fail to preserve the goodwill of those having business relationships with the Company Parties, including, without limitation, customers;

          (m) engage in any transactions with its or their Affiliates except in the ordinary course of business, PROVIDED that such transaction is on terms and conditions no less favorable to the Company Party entering into such transaction as could be obtained from an unaffiliated third party, or Purchaser gives its prior written consent to such transaction;

          (n) fail to maintain its books and records in accordance with past practices and in conformity with GAAP;

          (o) take any action enumerated in SECTION 3.12 or which would be prohibited by any other Investment Document determined as if the transactions contemplated by this Agreement had been consummated; or

          (p) take, or fail to take, any action so that any of the representations or warranties of the Company Parties contained in this Agreement cease to be true and correct in all respects.

     The Company shall notify the Purchaser in writing of the occurrence of any Material Adverse Effect or breach of the representations and warranties of the Company Parties under this Agreement within one (1) day following the occurrence thereof.

     Notwithstanding the foregoing, any Company Party may take any of the actions described in subsections (a) through (i) and (l) through (n) above, provided that (x) such Company Party shall give two (2) Business Days prior written notice to the Purchaser of such action; (y) such action shall not result in a Material Adverse Change; and (z) so long as such action would otherwise be permitted pursuant to this Agreement and the other Investment Documents as if the Closing had occurred prior to the taking of such action, provided, however, that no Company Party shall create or incur Refinancing Indebtedness from the date of this Agreement through and including the date that is nine (9) months after the Closing Date except as provided in SECTION 10.1(c).

     5.2 ACCESS TO INFORMATION AND DOCUMENTS. From and after the date of this Agreement and until the Closing, each Company Party shall give the Purchaser and its authorized representatives and agents full and complete access during normal business hours to the properties, documents, books and records of the Company Parties, and shall furnish the Purchaser with such information concerning the Company Parties as the Purchaser may request.

     5.3 NON-SOLICITATION. In consideration of the capital and other resources (human and otherwise) committed and to be committed to the Purchaser's due diligence investigation of the Company Parties and Affiliates, the preparation and negotiation of this Agreement and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby, each Company Party shall not, and shall not permit any of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, attorneys, accountants, investment bankers (including, without limitation, The Cypress Group or Tucker Anthony Capital Markets), representatives or agents to, directly or indirectly, initiate contact with, make, solicit or encourage any inquiries or proposals from, furnish any information regarding the Company Parties, their Affiliates or their respective businesses or assets to, or engage or participate in any discussions or negotiations with any Person with respect to any proposal pursuant to which any Company Party would (i) obtain any debt or equity capital (other than (x) the Subordinated Indebtedness or any other Indebtedness allowed under SECTION 5.1(j) and (y) seller financing in connection with the repurchase of Area Directorships for total consideration of up to $2.0 million) or (ii) enter into any agreement to be acquired by, sold to, merged into or combined with any such Person. Any transaction referred to in clauses
(i) or (ii) above is referred to herein as an "ALTERNATIVE TRANSACTION." The Company will immediately communicate to the Purchaser in writing the fact that it has received any proposal or inquiry regarding an Alternative Transaction.

     5.4  COVENANT TO CLOSE.

          (a) Each Company Party and the Purchaser shall use its best efforts to consummate the transactions contemplated by this Agreement in accordance with the terms, and subject to the conditions, of this Agreement. Without limiting the generality of the foregoing, the Company Parties shall use their best efforts to obtain all Consents from third parties which are required to be obtained in connection with the consummation of each of the transactions contemplated by this Agreement, including, without limitation, any Consents of the holders of any Indebtedness of the Company Parties to the incurrence by the Company Parties of the Indebtedness evidenced by the Note.

          (b) The Company Parties shall consummate the transactions contemplated by this Agreement upon satisfaction of the Minimum Condition (as defined in the Tender Offer Documents) and attached as SCHEDULE 6.9, such shares not having been effectively and validly withdrawn from tender. The Company shall not modify or amend any Tender Offer Document to increase the Minimum Condition or to alter the conditions to the Tender Offer attached as SCHEDULE 5.4(b) without the prior written consent of the Purchaser.

     5.5 CAPITALIZATION; WARRANT SHARES. The Company shall not take, and shall not omit to take, any action, the result of which action or omission would cause the Warrant Shares to represent more than 19.9% of the outstanding Common Stock or more than 19.9% of the outstanding voting power of the Company, without first complying with all Applicable Laws and all NASD Rules, and any applicable rules of any other securities exchange, including without limitation any shareholder approvals required under NASD Rules 4310(c)(25)(H)(i) or 4460(i)(1), as applicable, or any successor or replacement rules.

     5.6  INTENTIONALLY OMITTED.

     5.7 NO DISPOSITION OF SHARES; VOTING AGREEMENT. Richard E. Schaden and Richard F. Schaden each hereby covenant and agree that, from the date of this Agreement until the earlier of the consummation of the Tender Offer Merger or June 30, 2001, they shall not facilitate, encourage or participate, directly or indirectly, through agents or representatives or otherwise, in any discussions or negotiations with respect to any Share Transaction (as hereinafter defined) nor shall they offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreements, limitation on their respective voting rights, charge or other encumbrance of any nature whatsoever with respect to Capital Stock of the Company (collectively, a "SHARE TRANSACTION"); provided that the foregoing shall not preclude a transfer pursuant to that certain Stock Purchase Agreement dated July 14, 1994, between Richard E. Schaden and Richard F. Schaden in the event of the death of either one of them, the execution of a new margin agreement by Richard E. Schaden as permitted by this Agreement. Richard E. Schaden and Richard F. Schaden each agree to vote against any proposals for any merger, consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Company or any other extraordinary corporate transaction, and against any proposals for the amendment of the certificate of incorporation or by-laws of the Company which shall be inconsistent with or prevent or delay the consummation of Tender Offer and the Tender Offer Merger.

     5.8 RES LOAN. From the date of this Agreement until the closing of the Tender Offer, Richard E. Schaden may obtain bridge financing of the Margin Agreement between Richard E. Schaden and Ferris, Baker, Watts, Incorporated from Tucker Anthony Capital Markets on terms and conditions substantially similar to those contained in the Margin Agreement between Richard E. Schaden and Ferris, Baker, Watts, Incorporated.

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby, including, without limitation, to purchase the Securities as provided herein, is subject to the satisfaction, prior to or at the Closing, of the conditions set forth in this
SECTION 6; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

     6.1  CLOSING DATE. The Closing Date shall occur on or before January 31,
2001.

     6.2  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

          (a) Each of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all respects as of the date made, and shall be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date; each of the covenants, agreements and obligations of the Company Parties under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the date hereof; and no Default or Event of Default shall exist or result from the issuance and sale of the Securities or the other transactions contemplated by this Agreement or the Tender Offer Documents. The Company Parties shall have delivered to the Purchaser an officers' certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to such effect and to the effect that each of the other conditions set forth in this SECTION 6 has been satisfied and fulfilled.

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


          (b) Notwithstanding the foregoing, on or before the Closing Date, the Company shall have delivered to the Purchaser audited financial statements of the Company Parties consisting of a balance sheet as of September 30, 2000, and a statement of operations and cash flows for the twelve (12) month period ended September 30, 2000. On the Closing Date, the representations and warranties by the Company Parties set forth in SECTION 3.10(a)(i) shall mean and refer to the financial statements described in the previous sentence of this SECTION 6.2, as well as the financials described in SECTION 3.10(a)(i), and the officers' certificate to be provided by the Company Parties pursuant to this SECTION 6.2 shall so state.

          (c) The Company Parties shall have delivered to the Purchaser and updated SCHEDULE 3.7(a) reflecting the capitalization of the Company after giving effect to the Tender Offer, which Schedule shall be based upon information reasonably available to the Purchaser upon the Closing as to public shareholders. The officers' certificate to be provided by the Company Parties pursuant to this SECTION 6.2 shall certify the accuracy of such updated Schedule.

     6.3 PAYMENT OF FEES AND PURCHASER EXPENSES. The Company Parties, jointly and severally, shall have paid to the Purchaser at the Closing, in immediately available funds to a bank account designated by the Purchaser, or the Purchaser shall have withheld the same from such proceeds to be delivered by the Purchaser against delivery of the Securities, (i) non-refundable, non-accountable closing fee in the amount of $350,000 ($600,000 less the Commitment Fee) (the "CLOSING FEE") and (ii) all out-of-pocket fees, costs and expenses incurred by or on behalf of the Purchaser as provided in SECTION 8.5.

     6.4 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

     6.5 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred in the sole judgment of the Purchaser since September 30, 1999, and the Company Parties shall have delivered to the Purchaser an officer's certificate executed by the Chief Executive Officer and Chief Financial Officer of each Company Party to the effect that there has been no Material Adverse Change since September 30, 1999, dated as of the Closing.

     6.6 NO INJUNCTION, ORDER OR SUIT; CALIFORNIA PERMIT. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company Parties, threatened that (a) draws into question the validity, legality or enforceability of this Agreement or the other Investment Documents or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, (i) in the imposition of a penalty if the

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

Securities were delivered as contemplated hereunder or (ii) in any Material Adverse Change. The Company shall have obtained and delivered to the Purchaser the California Permit which shall continue in full force and effect.

     6.7 DELIVERY OF CERTAIN CLOSING DOCUMENTS. The Company shall have delivered to the Purchaser the following closing documents, each dated as of the Closing Date:

          (a) This Agreement, duly executed by the Company Parties, together with the Exhibits and Disclosure Schedules;

          (b)  The Note, duly executed by the Company Parties;

          (c)  The California Permit;

          (d)  The Warrants, duly executed by the Company;

          (e) Employment Agreements with each of Richard E. Schaden and Richard
F. Schaden, in form and substance satisfactory to the Purchaser (collectively, the "AGREEMENTS WITH OFFICERS"), which shall contain, among other things, confidentiality, noncompetition and nonsolicitation provisions in favor of the Company;

          (f) The Registration Rights Agreement, duly executed by the Company in form and substance satisfactory to Purchaser;

          (g) The Investor Rights Agreement, duly executed by the Principal Shareholders and the Company, in form and substance satisfactory to the Purchaser;

          (h)  The Guaranty, duly executed by Franchise;

          (i) A certificate from the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchaser, attesting that the Company Parties are and will be Solvent, before and after giving effect to the (i) Tender Offer, (ii) the Indebtedness under the Bank Credit Documents, (iii) incurrence of Indebtedness hereunder; (iv) the Subordinated Indebtedness and (v) all the transactions contemplated hereby and thereby;

          (j) A Compliance Certificate signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that each of them has reviewed this Agreement and the other Investment Documents and that, after giving effect to the (i) Tender Offer, (ii) the incurrence of Indebtedness under the Bank Credit Agreements, (iii) incurrence of Indebtedness hereunder and (iv) all the transactions contemplated hereby and thereby, the Company will be in compliance with the covenants of SECTION 10.1, and

          (k)  Such other documents as the Purchaser may reasonably request.

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



     6.8 ACTIONS AND DOCUMENTS RELATING TO THE COLLATERAL. Purchaser shall have received following in form and substance satisfactory to it:

          (a) The Security Agreement and the Intellectual Property Security Agreement, each duly executed by the Company Parties, together with the exhibits and schedules thereto, in form and substance satisfactory to the Purchaser;

          (b) The Pledge Agreement, duly executed by the Company, together with the exhibits and schedules thereto, in form and substance satisfactory to the Purchaser;

          (c) Pledged Shares, together with stock powers duly executed by the appropriate Company Party in blank;

          (d) UCC-1 Financing Statements, naming each Company Party as debtor, as applicable, duly executed by the Company Parties as requested by the Purchaser, in form and substance satisfactory to the Purchaser;

          (e) Evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Purchaser, a perfected first priority Lien on the Collateral, and filing of completed UCC financing statements, in each case, in the appropriate governmental offices;

          (f) Evidence that the Liens on the Collateral are subject only to the Permitted Liens, such evidence including, without limitation, the results of searches conducted in the UCC filing records in each of the governmental offices in which UCC financing statements have been, or shall be, filed;

          (g)  Assignment of the key man life insurance policy as provided in
SECTION 9.8, in form and substance satisfactory to the Purchaser; and

          (h) Such other documents relating to the Collateral as the Purchaser may request.

     6.9 TENDER OFFER AND RELATED AGREEMENTS. The Minimum Condition (as defined in the Tender Offer Documents) shall have been satisfied as set forth on
SCHEDULE 6.9, such shares shall have been effectively and validly tendered and not withdrawn, the Company shall be prepared to pay for such shares pursuant to the Tender Offer in compliance with all Applicable Laws and applicable rules of any securities exchange, and the Purchaser shall be satisfied in all respects with the structure, terms and conditions of the Tender Offer, including approval of the Commission thereof, and the provisions of SECTION 5.6 shall have been complied with.

     6.10 OPINION OF COUNSEL. The Purchaser shall have received an opinion letter of Moye, Giles, O'Keefe, Vermiere & Gorrell, LLP, counsel to the Company Parties, dated as of the Closing

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

Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

     6.11 DELIVERY OF CORPORATE DOCUMENTS. The Company Parties shall have delivered to the Purchaser the following for each Company Party:

          (a) Certified copies of its charter, articles of organization or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

          (b) A good standing certificate and a tax good standing certificate, issued by the Secretary of State of its state of incorporation or organization and the taxing authority of such state, in each case dated as of the most recent practicable date prior to the Closing Date;

          (c) Good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of the most recent practicable date prior to the Closing Date;

          (d) Copies of its bylaws, operating agreement or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

          (e) Resolutions of its Board of Directors (or similar governing body), approving and authorizing the execution, delivery and performance of this Agreement, the Note, the Warrants and the other Investment Documents to which it is a party, and, in the case of the Company, approving and authorizing the execution, issuance, sale and delivery of the Securities, certified by its Secretary as being in full force and effect as of the Closing Date;

          (f) Incumbency certificates of its officers who are authorized to execute, deliver and perform this Agreement, the other Investment Documents and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith;

          (g)  Intentionally omitted; and

          (h)  Such other documents as the Purchaser may request.

     6.12 INSURANCE. The Company shall deliver to the Purchaser certificates of liability insurance with respect to the insurance policies required to be maintained by the Company Parties as of the Closing Date pursuant to SECTION 9.8, together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser. The Company shall have increased its liability insurance coverage to $15 million, and shall have obtained key man life insurance on Richard E. Schaden in an amount not less than $6.0 million, and disability insurance on Richard E. Schaden at the highest amount reasonably

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


available, which insurance policies shall be assigned to the Purchaser, to be applied to the repayment of the Note in the event of the death or disability of Richard E. Schaden.

     6.13 Intentionally omitted.

     6.14 DELIVERY OF FINANCIAL STATEMENTS AND PROJECTIONS. The Company shall have finalized and delivered to the Purchaser prior to the Closing Date the financial projections of the Company Parties for the five (5) Fiscal Years ending September 30, 2005 (the "INITIAL FINANCIAL PROJECTIONS"). The Initial Financial Projections shall specify the assumptions on which they are based and shall be made in good faith as previously provided to the Purchaser. The Initial Financial Projections shall be accompanied by an officer's certificate, in form and substance satisfactory to the Purchaser, duly executed by the Chief Financial Officer of the Company, specifying, among other things, the assumptions on which the Initial Financial Projections are based. The Company shall have delivered to the Purchaser prior to the Closing Date the financial statements described in SECTION 3.10 and SECTION 6.2(b) of this Agreement.

     6.15 THIRD-PARTY CONSENTS. The Company Parties shall have obtained all other Consents required to be obtained from all Governmental Authorities and other Persons in connection with the transactions contemplated by this Agreement (including, without limitation, the Consents listed on SCHEDULE 3.6), and the Purchaser shall have approved the terms and conditions thereof, and all applicable waiting periods shall have expired.

     6.16 Intentionally omitted.

     6.17 PROCEEDINGS SATISFACTORY. All proceedings taken prior to or at the Closing in connection with the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/ or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Company shall have made such arrangements as may be requested by the Purchaser to ensure that the proceeds from the issuance and sale of the Securities are applied in the manner set forth in SCHEDULE 3.37, including, without limitation, provision for the direct payment of the obligations of the Company to be paid from such proceeds as provided in SECTION 8.5, the withholding of fees payable to the Purchaser as provided in SECTION 8.5 and the segregation of funds to be paid to third parties concurrent with or following the Closing.

     6.18 COMPLIANCE CERTIFICATE. The Purchaser shall have received a Compliance Certificate signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that it has reviewed this Agreement and the other Investment Documents and that, after giving effect to the incurrence of Indebtedness hereunder and the consummation of the other transactions contemplated hereby and thereby, the Company Parties will be in compliance with the covenants of SECTION 10.15 (Financial Covenants).

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


     6.19 SOURCES AND USES OF FUNDS. The Purchaser shall have approved the use of proceeds of the Note as described in SECTION 3.37 of this Agreement.

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY PARTIES. The obligations of the Company Parties to consummate the transactions contemplated hereby are subject to the satisfaction, prior to the Closing, of the conditions set forth in this
SECTION 7; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

     7.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order, decree or ruling. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

     7.3 NO INJUNCTION OR ORDER. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents.

     7.4 PAYMENT FOR SECURITIES. The Purchaser shall have delivered to the Company the Purchase Price required to be paid by SECTION 2.3, LESS the amounts provided for in SECTION 6.3 and SECTION 8.5.

8.   TAXES; INDEMNIFICATION; FEES AND EXPENSES.

     8.1 TAXES. (a) Any and all payment by the Company Parties hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, taxes that are imposed on Purchaser's overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Purchaser is organized or any political subdivision thereof. If any Company Party shall be required by law to deduct any such non-excluded Taxes from any sum payable by such Company Party, (i) the amount payable shall be increased as may be necessary so that after such Company Party and the Purchaser have made all required deductions (including deductions applicable to additional sums payable under this SECTION 8.1) the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Company Party shall make all such deductions and (iii) such Company Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Company Parties shall indemnify the Purchaser for and hold them harmless against the full amount of such non-excluded Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this SECTION 8.1, imposed on or paid by the Purchaser and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within two (2) Business Days from the date the Purchaser makes written demand therefor.

          (b) The Company Parties shall pay all present or future stamp, documentary, excise, property, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement, any payment made hereunder, or the issuance and sale of the Securities and shall hold harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

     8.2  INDEMNITY.

          (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company Parties shall jointly and severally indemnify, defend and save and hold harmless the Purchaser, its successors and assigns, and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "INDEMNIFIED PARTIES"), from and against, and shall pay on demand, any and all losses, claims, damages, liabilities, judgments, Indemnified Environmental Costs, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "LOSSES"), incurred by or asserted or awarded against such Indemnified Party in connection with, by reason of, or arising from:

               (i) Any breach of any warranty or the inaccuracy of any representation made by the Company Parties (or any Company Party) in this Agreement or any other Investment Document;

               (ii) The failure of the Company Parties (or any Company Party) to fulfill any of their (or its) covenants, agreements or undertakings under this Agreement or any other Investment Document (or any other document or instrument executed herewith or pursuant hereto);

               (iii) Any third party actions, suits, proceedings or claims brought against any Indemnified Party in connection with, arising out of or with respect to (i) any other matters arising out of or in connection with the transactions contemplated by this Agreement, the Note, the Warrants or any other Investment Document or (ii) the business, operations or affairs of the Company Parties (including, without limitation, any litigation in which any Company Party is involved).

               (iv) The actual or alleged presence of Hazardous Materials on any property of any Company Party or any Environmental Condition; or

               (v) The Tender Offer, the Tender Offer Merger, the Tender Offer Documents (or any aspect thereof), payment for Common Stock of the Company held by either Richard E. Schaden or Richard F. Schaden or their respective Affiliates, purchases by the Company of its Common Stock pursuant to Rule 10b-18 of the Exchange Act and private purchases by the Company of its Common Stock.

          (b) The Company Parties shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall be separate obligations to each Indemnified Party, and the liability of the Company Parties to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

          (c) In addition, notwithstanding anything in this Agreement or any other Investment Document to the contrary, in the event of a breach of the representation and warranty set forth in SECTION 3.7(a) (including, without limitation, SCHEDULE 3.7(a)) with respect to the number of shares of Common Stock or Preferred Stock outstanding on a Fully Diluted Basis, to the extent that the number of Warrant Shares evidenced by the Common Warrant immediately after the Closing represent, as calculated therein, a percentage of the outstanding shares of Common Stock on a Fully Diluted Basis that is less than 14.0% not including shares of Preferred Stock outstanding immediately after the closing of the Tender Offer, as such number may be adjusted pursuant to the terms of such Warrant, or that the number of Warrant Shares evidenced by any Preferred Warrant immediately after the Closing represent, as calculated therein, a percentage of the shares of Preferred Stock outstanding immediately after the closing of the Tender Offer for which such Preferred Warrant is exercisable that is less than 14.0%, as such number may be adjusted pursuant to the terms of such Warrant, then the Company shall immediately issue to the Purchaser, at no cost to the Purchaser, an additional warrant or warrants, in form and substance satisfactory to the Purchaser, representing an additional number of Warrant Shares such that, if such additional Warrant Shares had been included in such Warrants immediately after the Closing, such representation and warranty would have been true and accurate in all respects when made.

          (d) The obligations of the Company Parties to the Indemnified Parties under this SECTION 8 shall survive (i) the repayment of the Note (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Note or any interest therein, (iii) the termination of this Agreement or any other Investment Document and (iv) the issuance, exercise, assignment and/or sale of any Warrant (or any interest therein) or the sale of any Warrant Shares.

     8.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 8 shall (a) give prompt written notice to the Company of any claim with respect to which it is entitled to seek indemnification and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim and the fees and expenses of such counsel shall be at the expense of such Person unless (i) the Company has agreed to pay such fees or expenses; (ii) the Company has failed to notify such Person in writing within ten (10) days of its receipt of such written notice to the Company that it will assume the defense of such claim and employ counsel reasonably acceptable to such Person; or (iii) in the judgment of any such Person, a conflict of interest exists between such Person, on the one hand, and any Company Party, on the other hand, with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent of the Company (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

     8.4 CONTRIBUTION. If the indemnification provided for in this SECTION 8 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either any Company Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 8.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     8.5 REIMBURSEMENT OF DEAL-RELATED COSTS AND EXPENSES. Notwithstanding anything to the contrary contained herein or otherwise, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, and in addition to all other amounts due or owing to the Purchaser hereunder, under any other Investment Document or otherwise, the Company Parties shall be jointly and severally responsible, and jointly and severally agree to promptly reimburse the Purchaser, for all costs and expenses of every type and nature (including, without limitation, all fees and expenses of counsel, accounting fees and expenses and other deal-related costs and expenses) incurred by or on behalf of the Purchaser, in connection with the Purchaser's due diligence investigation of the Company Parties and Affiliates, the preparation, negotiation, execution, delivery and enforcement of this Agreement, the Note, the Warrants and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby (which costs and expenses may be withheld by the Purchaser from the proceeds to be delivered by the Purchaser at the Closing pursuant to
SECTION 7.4), in an amount not to exceed $200,000. At the Purchaser's request and direction, the Company Parties shall reimburse third party providers of the Purchaser directly for all of such costs and expenses. In addition, the Company Parties jointly and severally agree to pay to the Purchaser such fees, costs and expenses upon the Closing, if the Closing occurs, or within two (2) Business Days of any written demand therefor by the Purchaser, if this Agreement shall not have been executed for any reason, including, without limitation, Purchaser's decision not to proceed with the Closing. Notwithstanding the foregoing, any fees, costs and expenses incurred by or on behalf of the Purchaser after the execution of this Agreement shall not be subject to the $200,000 cap described in this SECTION 8.5.

     8.6 COSTS AND EXPENSES. The Company Parties jointly and severally agree to pay to the Purchaser on demand all costs and expenses of every type and nature (including, without limitation, all fees and expenses of attorneys, accountants and other experts and all due diligence, collateral review, appraisal, search, filing and recording fees and expenses) which are expended or incurred by or on behalf of the Purchaser in connection with (a) the administration of the Investment Documents or the collection and enforcement of the Obligations, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to the Obligations; (c) the protection or preservation of any rights or remedies of the Purchaser under this Agreement or any other Investment Document; (d) any actions taken by the Purchaser in negotiating any amendment, waiver, consent or release of or under this Agreement, the Note or any other Investment Document; (e) any actions taken in reviewing the Company Parties' financial affairs, which actions shall include, but not be limited to, (i) inspecting the facilities of any Company Party or conducting audits or appraisals of the financial condition of any Company Party; (ii) having an accounting or other firm selected by the Purchaser review the books and records of any Company Party and perform a thorough and complete examination thereof; (iii) interviewing the Company Parties' employees, attorneys, accountants, customers and any other Persons related to the Company Parties which the Purchaser believes may have relevant information concerning the business, condition (financial or otherwise), results of operations or prospects of any of the Company Parties; (iv) or undertaking any other action which the Purchaser believes is necessary to assess accurately the financial condition and prospects of the Company Parties; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving any Company Party or Affiliates, including, without limitation, any refinancing or restructuring of this Agreement, the Note or any other Investment Documents; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Purchaser by any Company Party or any other Person under the Investment Documents; (h) any effort by the Purchaser to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any case under Bankruptcy Laws; or
(i) having counsel advise the Purchaser as to its rights and responsibilities, the

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perfection, protection or preservation of rights or interests under the
Investment Documents, with respect to negotiations with any Company Party or with other creditors of any Company Party or with respect to any proceeding under any Bankruptcy Law. The Company Parties hereby consent to the taking of the foregoing actions by the Purchaser. Notwithstanding this SECTION 8.6, in the event that the Purchaser assigns some, but not all of its rights hereunder, the Company Parties' obligations to pay the costs and expenses described in this
SECTION 8.6 will be limited to those incurred directly by or on behalf of the Purchaser, but not those costs and expenses incurred by or on behalf of any assignee.

9. AFFIRMATIVE COVENANTS. The Company Parties jointly and severally covenant and agree that, except as set forth in SECTION 9.24, so long as any Obligations to the Purchaser remain outstanding or the Purchaser owns or holds, or has the right to acquire from the Company, directly or indirectly, at least five per cent (5.0%) of the Common Stock on a Fully Diluted Basis, the Company Parties shall perform, comply with and observe each of the covenants set forth in this
SECTION 9, as applicable.

     9.1 PAYMENT OF NOTE AND OTHER OBLIGATIONS. The Company Parties shall fully and timely pay all Obligations owing pursuant to the terms of this Agreement, the Note (including, without limitation, all principal thereof, premium, if any, and interest thereon), the Warrants and the other Investment Documents to which they are parties, in each case on the dates and in the manner provided for herein and therein.

     9.2 PERFORMANCE OF INVESTMENT DOCUMENTS. The Company Parties shall perform, comply with and observe all of its obligations under this Agreement, the Note, the Warrants and each other Investment Document.

     9.3 INFORMATION REPORTING REQUIREMENTS. The Company Parties shall furnish to the Purchaser:

          (a) As soon as available, and in no event later than ninety (90) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Company Parties as of the end of such Fiscal Year, and related consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company Parties for such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by (i) a report and an opinion, prepared in accordance with generally accepted auditing standards, of Ehrhardt Keefe Steiner & Hottman, P.C., or any other independent certified public accountants of recognized national standing as a "Big 5" accounting firm selected by the Company and acceptable to the Purchaser (which opinion shall (A) provide that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP, (B) not be qualified as to "going concern" or otherwise qualified or limited, in scope or in any other respect and (C) state that such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and in continuing, a statement as to the nature thereof), and (ii) a

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schedule in a form acceptable to the Purchaser of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in SECTION 10.15);

          (b) Within two (2) Business Days after it is prepared, and in no event later than (x) twenty (20) days after the last day of each calendar month, draft or preliminary copies of all the documents in the monthly financial package described in this SECTION 9.3(b) (the "MONTHLY REPORTING PACKAGE") provided that the documents in clauses (iii) and (iv) need not be delivered within such twenty
(20) day period and (y) twenty (20) Business Days after the last day of each calendar month, final copies of all documents in the Monthly Reporting Package (other than the financial information described in clause (x)), all in reasonable detail and prepared in accordance with GAAP, consisting of at least the following:

               (i) an income statement for such month on a consolidated and consolidating basis and by division, with comparative information for the Initial Financial Projections for the Fiscal Year ended September 30, 2000 and the Annual Financial Projections thereafter, and the same month during the immediately preceding Fiscal Year;

               (ii) a year-to-date income statement for such month on a consolidated and consolidating basis and by division, with comparative information for the Initial Financial Projections for the Fiscal Year ended September 30, 2000 and the Annual Financial Projections thereafter, and the same year-to-date month during the immediately preceding Fiscal Year;

               (iii) a cash flow statement for such month, with comparative information for the Initial Financial Projections for the Fiscal Year ended September 30, 2000 and the Annual Financial Projections thereafter, and the same month during the immediately preceding Fiscal Year;

               (iv) a year-to-date cash flow statement for such month, with comparative information for the Initial Financial Projections for the Fiscal Year ended September 30, 2000 and the Annual Financial Projections thereafter, and the same year-to-date period during the immediately preceding Fiscal Year;

               (v) a balance sheet as at the end of such month on a consolidated and consolidating basis, with comparative information for the Initial Financial Projections for the Fiscal Year ended September 30, 2000 and the Annual Financial Projections thereafter, and as at the end of the same month during the immediately preceding Fiscal Year;

               (vi) other information, as may be requested by the Purchaser, to monitor mutually agreeable critical success factors of the Company that need to be achieved in order for the Company to meet its financial projections, including, without limitation, aged backlog, receivables aging, and payables aging;

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               (vii) a schedule in a form acceptable to the Purchaser of the computations used by the Company Parties in determining compliance with the covenants contained in SECTION 10.15;

               (vii) an analysis of monthly same-store sales;

               (viii) monthly detail supporting deferred revenue and assets; and

               (ix) a schedule of detailed information regarding opened and closed franchised stores, sold Company-owned stores, and sold new franchises;

               (x) any additional financial information so that LLCP may calculate compliance with the covenants contained in SECTION 10.15.

          (c) As soon as available and in any event within two (2) Business Days after the end of each week (ending on Sunday), a "blast fax" for such week including franchised store sales, as well as food, labor and paper percentages;

          (d) Promptly (and in any event not later than three (3) Business Days) after the issuance of any Governmental Report, or series of Governmental Reports, a copy (or copies) of such Governmental Report(s) (or written summaries of any substantially similar oral reports(s));

          (e) Promptly after the same becomes publicly available (but not later than five (5) days thereafter), copies of any Company SEC Documents as shall be filed by any Company Party pursuant to the requirements of the Securities Act or the Exchange Act;

          (f) At least twenty (20) days prior to the beginning of each Fiscal Year, a copy of the Company's internal financial projections for such Fiscal Year (the "ANNUAL FINANCIAL PROJECTIONS"), prepared on a monthly basis and in reasonable detail, which shall include the following: (i) a balance sheet, income statement and cash flow statement for each month of such Fiscal Year;
(ii) a capital expenditures budget, including, without limitation, internal rate of return analysis and "payback" analysis; (iii) an explanation in reasonable detail of all material changes proposed for the business and its personnel and facilities; (iv) an explanation in reasonable detail of all material assumptions underlying such financial projections, which assumptions shall be believed by the Company to be reasonable; (v) a description of the opportunities to be pursued during such Fiscal Year; and (vi) a description of any incentive compensation expected to be paid to senior management;

          (g) At the Closing, and simultaneously with the delivery of (i) the financial statements required to be delivered to the Purchaser under clause (a) of this SECTION 9.3 and (ii) the financial statements required to be delivered to the Purchaser under clause (b) of this SECTION 9.3 with respect to each month, a compliance certificate, in substantially the form of EXHIBIT I (a "COMPLIANCE CERTIFICATE"), signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that each of them has reviewed this Agreement and

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the other Investment Documents and the financial statements (including the financial condition and results of operations) of the Company Parties for purposes of delivering such Compliance Certificate and further certifying as to the matters set forth in such Compliance Certificate;

          (h) Promptly after submission to any Governmental Authority (and in any event not later than two (2) Business Days thereafter), all documents and information furnished to such Governmental Authority in connection with any investigation of any Company Party other than routine inquiries by such Governmental Authority;

          (i) As soon as possible (and in any event within two (2) Business
Days) after an any Company Party obtains knowledge thereof, notice of (i) the occurrence of any event, act, development or condition which constitutes a Default or Event of Default or any "default" or "event of default" under the terms of any Other Debt Documents; (ii) the commencement of any litigation against any Company Party or any investigation or other proceeding of any Governmental Authority against any Company Party; (iii) receipt of any notice of default or termination under or related to any Material Contract; or (iv) any other event or development which could have a Material Adverse Effect. Each such notice shall specify in reasonable detail the nature of the event, act, condition, Default, Event of Default, default, event of default, litigation or investigation or other proceeding and what action the Company Party or any other Person is taking or proposes to take to cure the same;

          (j) As soon as available and in any event within thirty (30) calendar days after the end of each Fiscal Year, a report summarizing the insurance coverage specifying type, amount and carrier) in effect for each Company Party and containing such additional information as the Purchaser may reasonably specify;

          (k) Promptly: (i) upon receipt thereof, copies of all reports submitted to the Company Parties by their independent certified public accountants in connection with each annual, interim or special audit examination of any Company Party made by such accountants, including the "management letter" submitted by such accountants to any Company Party in connection with their annual audit, and (ii) upon delivery to the Bank (and in any event within three
(3) Business Days), copies of all notices, reports, compliance certificates and financial information delivered to the Bank by, or on behalf of, any Company Party;

          (l) Promptly upon request (and in any event not later than three (3) Business Days thereafter), such other notices and other information (whether or not in the possession of third parties) concerning the business, operations, condition (financial or otherwise), affairs or prospects of any Company Party or Affiliates as the Purchaser may from time to time request, including, without limitation, written notices of any issuances or sales of Common Stock of the Company;

          (m)  Promptly after the release, copies of all press releases;


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          (n)  Promptly after any Company Party has knowledge or becomes aware thereof, notice of the occurrence of any Event of Loss with respect to the property or assets of any Company Party aggregating $50,000 or more;

          (o) Prompt written notice, in reasonable detail, of any proposed creation, incorporation or acquisition of a Subsidiary of any Company Party;

          (p) Prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Company Parties' knowledge, threatened against or affecting any Company Party which (A) if adversely determined would involve an aggregate liability of $50,000 (or its equivalent in another currency) or more, or (B) otherwise may have a Material Adverse Effect;

          (q)  The reports and notices as required by the Collateral
Documents;

          (r) Within ten (10) days of the date thereof, notice of any material change in accounting policies or financial reporting practices by any Company Party;

          (s) Promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving any Company Party; and

          (t) Prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect.

     9.4 COMPLIANCE WITH LAWS; CONSENTS. The Company Parties shall comply at all times with all Applicable Laws (including, without limitation, Environmental Laws and laws relating to franchises) in respect of the conduct of its or their businesses and the ownership of its or their properties in the states or other jurisdictions in which it or they conduct their respective businesses, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. The Company Parties shall obtain and maintain all Consents necessary in connection with the execution, delivery and performance of the Investment Documents, the consummation of the transactions therein contemplated and the conduct of its business and the ownership of its properties.

     9.5 LEGAL EXISTENCE. Each Company Party shall at all times do or cause to be done all things necessary to (a) maintain and preserve its existence and its material rights and privileges, (b) become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (c) preserve, renew and keep in full force and effect all of its Operating Licenses, except where the failure to maintain such Operating Licenses could not reasonably be expected to have a Material Adverse Effect.

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     9.6 BOOKS AND RECORDS; INSPECTIONS. The Company Parties shall maintain proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Laws shall be made of all material dealings and transactions in relation to its business and activities. The Company Parties shall permit the designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company Parties, and to examine and make copies of, and abstracts from, the books of record and account of the Company Parties without placing any conditions on the same, and to discuss the affairs, finances and accounts of the Company Parties with, and be advised as to the same by, its officers, employees, attorneys and independent accountants, all during normal business hours and at such reasonable times and to such extent as the Purchaser may request (and in any event as soon as practicable (and not later than three (3) Business Days) thereafter).

     9.7 MAINTENANCE OF PROPERTIES. The Company Parties shall maintain and preserve all of its or their properties which are necessary or materially useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material personal property leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The Company Parties shall make all payments and otherwise perform all of its obligations under all leases of Real Property, and all leases of material personal property, to which any Company Party is a party, keep such leases in full force and effect and not permit such leases to expire, lapse or be terminated (or any rights to renew such leases to be forfeited or canceled) except in the ordinary course of business, notify the Purchaser of any default by any party thereto and cooperate with the Purchaser in all respects to cure any such default. Notwithstanding anything to the contrary contained in this SECTION 9.7, the Company Parties may determine in good faith that any of its assets or properties, whether owned or leased, is obsolete or has been damaged and the cost of repair makes its inadvisable to repair such asset or property. The Company Parties shall pay and discharge each lawful claim which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property.

     9.8 INSURANCE. The Company Parties shall maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions for the Company Parties normally maintained by companies engaged in the same or similar business as the Company Parties against loss or damage and such other policies of insurance and coverage amount as may be reasonably requested by the Purchaser. Such insurance shall include, without limitation, comprehensive general liability, fire and extended coverage, product liability and recall, property damage, workers' compensation, flood insurance (if customarily maintained in locations in which any Company Party is located), environmental liability insurance, business interruption insurance (either for loss of revenues or for additional expenses) and directors and officers liability insurance as provided in the Investor Rights Agreement. All insurance covering liability shall name the Purchaser as an additional insured, and all insurance covering property subject to a Lien in favor of the Purchaser shall name the Purchaser as a loss payee. In addition, the Company Parties shall procure from financially sound and reputable insurers acceptable to the Purchaser within thirty (30) days after the Closing, and maintain until the Obligations have been indefeasibly paid in full, key man life insurance policies on the life of Richard E. Schaden in a coverage

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amount of $6.0 million and disability insurance policies on Richard E. Schaden in the largest amount reasonably available, and providing that the full amount of insurance proceeds shall be payable to the Purchaser, to be applied to the repayment of amounts owing under the Note in the event of the death or disability of Richard E. Schaden, and if the Note has been indefeasibly paid in full or otherwise satisfied in full the insurance proceeds shall be payable to the Company. Each of the insurance policies required to be maintained under this
SECTION 9.8 shall provide for at least thirty (30) days' prior written notice to the Purchaser of the cancellation or substantial modification thereof. Receipt of such notice shall entitle the Purchaser to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this SECTION 9.8 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Company Parties.

     9.9 TAXES. The Company Parties shall pay and discharge promptly when due all Taxes imposed upon it or any of its or their properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes; PROVIDED, HOWEVER, that the Company Parties need not pay or discharge any such Tax so long as (a) the validity or amount thereof is being contested in good faith and by appropriate proceedings, (b) the Company's outside Tax counsel shall have advised the Company in writing that it has a reasonable legal basis for contesting the validity or amount of such Tax and (c) reserves as may be required by GAAP shall have been made therefor.

     9.10 ERISA MATTERS.

          (a) The Company Parties shall cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and Applicable Law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Applicable Law; PROVIDED, HOWEVER, that no Company Party shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the Board of Directors of such Person, are adequate with respect thereto.

          (b) The Company Parties shall deliver to the Purchaser promptly, but in no event more than five (5) Business Days after any officer of any Company Party obtains knowledge of (i) the Internal Revenue Service's (A) revocation of the tax-qualified status of any Benefit Plan that is a tax-qualified retirement plan, (B) imposition of an excise tax upon the occurrence of a "prohibited transaction" as such term is defined in Section 4975 of the Code, or (C) disallowance of a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), or (iii) the United Stated Department of Labor's imposition of a penalty under Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

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     9.11 COMMUNICATION WITH ACCOUNTANTS. The Company Parties hereby authorize the Purchaser to communicate directly with the Company Parties' independent certified public accountants, and authorize such accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents, workpapers and schedules as the Purchaser may request, without any restrictions being placed on such communications.

     9.12 COMPLIANCE WITH MATERIAL CONTRACTS. The Company Parties shall (a) perform, comply with and observe all terms and provisions of each Material Contract to be performed, complied with or observed by it, (b) subject to
SECTION 10.10(c), maintain each Material Contract in full force and effect and
(c) enforce each Material Contract in accordance with its terms. The Company Parties shall promptly make such demands or requests for information from each other party to any Material Contract, and take action against each other party to any Material Contract, as the Purchaser may request and, in connection with the enforcement of any rights or remedies of any Company Party under any employment agreement, non-competition, non-solicitation and/or confidentiality agreement or similar agreement to which it is a party, in the event the Purchaser requests that such Company Party file any action, suit or other proceeding seeking injunctive or other equitable relief against such other party, such Company Party shall do so within three (3) Business Days of its receipt of such request.

     9.13 FRANCHISE MATTERS. The Company Parties shall (i) maintain proper and complete records of all franchise activities in which full, true and complete entries are made of all material dealings and transactions in relation to their franchise activities, including, without limitation, all offering circulars, franchise agreements, correspondence with franchisees, complaints of franchisees, and Government Audits, (ii) comply with all Applicable Laws regarding franchise activities, (iii) obtain and maintain in place franchisee agreements which contain provisions requiring the franchisee to (A) indemnify the Company with respect to claims relating to the franchisee's business from third parties and (B) to obtain insurance from financially sound and respectable insurers to cover such indemnity, naming the Company as the loss payee, (iv) timely file with the applicable Governmental Authority all Uniform Franchise Offering Circulars and other required filings, and (v) have each offering circular delivered to any franchisee, prospective franchisee or Governmental Authority by any Company Party comply as of the date delivered with all requirements of Applicable Law, and, when delivered, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     9.14 ENVIRONMENTAL MATTERS.

          (a) The Company Parties shall, and shall use their best efforts to cause all tenants and other Persons who may come upon any Real Property to comply, with all Environmental Laws, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the Real Property. The Company Parties will not, and will not permit their Subsidiaries to, install or allow to be installed any underground storage tanks on any Real Property. The Company Parties shall comply with the recommendations of any qualified

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environmental engineer or other expert engaged by the Company Parties with respect to any Real Property.

          (b) The Company Parties shall each promptly (and in any event within five (5) Business Days) notify the Purchaser in writing (i) if it knows, suspects or believes there may be any Hazardous Materials in or around any part of the Real Property, any improvements constructed on the Real Property, or the soil, groundwater or soil vapor on or under the Real Property, or that any Company Party or the Real Property may be subject to any threatened or pending investigation by any Governmental Authority under any Applicable Laws pertaining to any Hazardous Materials, and (ii) of any claim made or threatened by any Person arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the Real Property, any improvements constructed on the Real Property or the soil, groundwater or soil vapor on or under the Real Property (any of the matters described in clauses (i) and (ii) above being referred to as a "HAZARDOUS MATERIALS CLAIM").

          (c) The Purchaser shall have the right, during normal business hours, to enter and visit any Real Property for the purposes of observing the Real Property, taking and removing soil or groundwater samples and conducting tests on any part of the Real Property, if the Purchaser has reason to believe that Hazardous Materials may be present on the Real Property, all at the cost and expense of the Company; PROVIDED, HOWEVER, that the Purchaser shall not have any duty to visit or observe the Real Property or to conduct tests, and no site visit, observation or testing by the Purchaser shall impose any liability on the Purchaser. The Company Parties shall use its reasonable efforts to obtain all Consents necessary, if any, for the Purchaser to do any of the same. In no event will any site visit, observation or testing by the Purchaser be a representation that Hazardous Materials are or are not present in, on or under the Real Property, or that there has been or will be compliance with any Environmental Law. Neither the Company Parties nor any other Person shall be entitled to rely on any site visit, observation or testing by the Purchaser. The Purchaser shall, if requested by the Company, share with the Company the written results, if any, from any such site visit, observation or testing. The Purchaser owes no duty of care to protect the Company Parties or any other Person against or to inform the Company Parties or any other Person of the presence of any Hazardous Materials or any other adverse condition affecting the Real Property, except that the Purchaser shall repair any damage to Real Property caused by or on behalf of the Purchaser in connection with any inspection by the Purchaser of such Real Property. The Purchaser shall use its reasonable efforts to avoid interfering with the existing use of the Real Property by the Company Parties in exercising any rights provided in this SECTION 9.14.

          (d) The Company Parties shall promptly undertake any and all remedial work in response to Hazardous Materials Claims ("REMEDIAL WORK") to the extent required by any Governmental Authority involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the Real Property. All Remedial Work must be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer;
(ii) pursuant to a detailed written plan for the Remedial Work approved by all public or private agencies or persons with a legal or contractual right to such approval; (iii) with insurance coverage

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pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (iv) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) at the Purchaser's option, are subject to the Purchaser's prior written approval.

          (e) PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Purchaser from time to time, each of the Company Parties shall provide to the Purchaser within 30 calendar days after such request, at the expense of the Company Parties, an environmental site assessment report for any of their properties described in such request, prepared by an environmental consulting firm acceptable to the Purchaser, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Purchaser determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Purchaser may retain an environmental consulting firm to prepare such report at the expense of the Company Parties, and the Company Parties hereby grant and agree to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Purchaser, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such assessment.

     9.15 ADDITIONAL COMPANY PARTIES OR ASSETS; LIENS RELEASED OR TERMINATED. At any time or from time to time after the Closing, except to the extent that any New Assets or any New Subsidiary would be subject to a Lien pursuant to any Bank Credit Documents, and subject in all cases to be provisions of this Agreement restricting or limiting or with respect to New Subsidiaries, New Assets, or Released Liens and subject to the provisions of this Agreement requiring the Company Parties to use their best efforts to grant a second priority Lien or subordinate guaranty in connection with Refinancing Indebtedness:

          (a) In the event of a New Subsidiary, the appropriate Company Party shall, and shall cause the New Subsidiary to promptly (and in any event within three (3) days after the formation, creation or acquisition of such New Subsidiary) do any of the following, as requested by the Purchaser:

               (i) execute and deliver to the Purchaser a joinder to the Security Agreement, pursuant to which such New Subsidiary would grant a first or second priority security interest in all of its properties and assets;

               (ii) execute and deliver to the Purchaser a joinder to the Guaranty, pursuant to which such New Subsidiary would become a guarantor of the Guarantied Obligations or a subordinate guaranty of the Guarantied Obligations;


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               (iii) execute and deliver to the Purchaser a joinder to the
     Intellectual Property Security Agreement, pursuant to which such New Subsidiary would grant a first or second priority security interest in all its Intellectual Property,

               (iv) execute and deliver to the Purchaser a joinder to the Pledge Agreement and if such New Subsidiary has any Subsidiaries and the Lien is a first priority Lien, (A) certificates representing all of the Capital Stock of such Subsidiaries; (B) undated stock powers executed in blank; and (C) such opinions of counsel and such approving certificates of such Subsidiaries as the Purchaser may request in respect of complying with any legend on any such certificate or any other matter relating to such shares;

               (v) execute and deliver to the Purchaser such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first or second priority of any Lien in favor of the Purchaser to effect the intent that all Company Parties and all Subsidiaries shall be bound by all of the terms, covenants and agreements contained in the Collateral Documents and that all property and assets of all Company Parties and all Subsidiaries shall become Collateral for the Obligations;

               (vi) execute and deliver to the Purchaser such additional agreements, instruments, approvals and documents, and legal opinions, as the Purchaser may request to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in this Agreement and the other Investment Documents; and

               (vii) within five (5) calendar days after such formation, creation or acquisition of a Subsidiary of any Company Party, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Purchaser to vest in the Purchaser valid and subsisting Liens on and security interests in all property and assets of such Subsidiary, enforceable against all third parties in accordance with their terms.

          (b) In the event of any New Assets, subject to any Lien granted to any Bank or to a purchase money security interest of any Person providing such Company Party financing for such New Assets, the appropriate Company Party shall promptly (and in any event within three (3) days after the formation, creation or acquisition of such New Assets) do any of the following, as requested by the
Purchaser:

               (i) execute and deliver to the Purchaser such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority of any Lien (unless such Lien is to be subordinate to a Lien of any Bank in such New Assets) in favor of the Purchaser with respect to the New Assets to effect the intent that, subject to the certain exceptions contained in this Agreement and the Collateral Documents, all Company Parties and all

     Subsidiaries shall be bound by all of the terms, covenants and agreements contained in the Collateral Documents and that all property and assets of all Company Parties and all Subsidiaries shall become Collateral for the Obligations; and

               (ii) execute and deliver to the Purchaser such additional agreements, instruments, approvals and documents, and legal opinions, as the Purchaser may request to effect the intent that such New Assets shall become bound by all of the terms, covenants and agreements contained in this Agreement and the other Investment Documents.

          (c) In the event of a Released Lien, subject to any Lien granted to any Bank pursuant to Refinancing Indebtedness, the appropriate Company Party shall promptly (and in any event within three (3) days after the release of such Released Lien) do any of the following, as requested by the Purchaser:

               (i) execute and deliver to the Purchaser such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority of any Lien in favor of the Purchaser with respect to the assets secured by the Released Lien (unless such assets are to be subject to the first priority Lien of a Bank pursuant to Refinancing Indebtedness) to effect the intent that, subject to certain exceptions contained in this Agreement and the Collateral Documents, all Company Parties and all Subsidiaries shall be bound by all of the terms, covenants and agreements contained in the Collateral Documents and that all property and assets of all Company Parties and all Subsidiaries shall become Collateral for the Obligations; and

               (ii) execute and deliver to the Purchaser such additional agreements, instruments, approvals and documents, and legal opinions, as the Purchaser may request to effect the intent that the assets previously encumbered by the Released Lien shall become bound by all of the terms, covenants and agreements contained in this Agreement and the other Investment Documents.

          (d) Subject to SECTION 9.15(e), and notwithstanding any of the foregoing, no Lien shall be granted in any franchise agreement of any Company Party which would be prohibited by (i) the Pledge and Security Agreement dated as of October 5, 1999 between and among the Company, Acquisition, Realty, S&S, Operating and Kansas, on the one hand, and AMRESCO Commercial Finance, Inc. ("AMRESCO"), on the other hand, covering Colorado assets, or (ii) the Pledge and Security Agreement dated as of October 5, 1999 between and among the Company, Acquisition, Realty, S&S, Operating and Kansas, on the one hand, and AMRESCO Commercial Finance, Inc. ("AMRESCO"), on the other hand, covering Kansas assets (collectively, the "AMRESCO AGREEMENTS"), other than the Liens provided for in the AMRESCO Agreements and in existence as of the date hereof, and no Lien shall be granted in any collateral securing obligations under any Bank Credit Agreement in existence on the date hereof or any Refinancing Indebtedness without the consent of such Bank. Promptly (but in no event more than two (2) Business Days) after the achievement of the targets set forth in SECTION 3.27 of each of the

AMRESCO Agreements, the Company and the other Company Parties party to the AMRESCO Agreements shall use their best efforts to obtain the immediate release of the Lien of AMRESCO in the franchise agreements as described in SECTION 3.27 and any provisions prohibiting the grant of any Lien in such franchise agreements of each of the AMRESCO Agreements.

          (e) Notwithstanding anything in this Agreement to the contrary, the Company Parties agree that in the event of any New Subsidiary, New Assets, Released Lien or any Refinancing Indebtedness in which any Bank has a first priority Lien on any collateral thereunder or any Bank proposes to obtain a first priority Lien in connection with such Refinancing Indebtedness, the Company Parties shall use their best efforts to ensure that the Purchaser shall have or maintain a second priority Lien upon such collateral on terms and conditions reasonably acceptable to the Purchaser. In the event of any Refinancing Indebtedness, if the Company Parties are unable to negotiate an arrangement for such second priority Liens on terms and conditions acceptable to the Purchaser, upon the closing of such Refinancing Indebtedness, the Base Interest Rate under the Note shall immediately and automatically adjust as provided in SECTION 1(a) of the Note, and the Purchaser shall execute and deliver to the Company Parties such agreements, instruments, approvals or other documents, including UCC terminations, as reasonably requested by any Company Party in order to release Purchaser's Lien on the Collateral.

     9.16 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished to the Purchaser by or on behalf of the Company Parties, any of their Subsidiaries or any of their respective representatives or agents in connection with this Agreement, the other Investment Documents or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

     9.17 FURTHER ASSURANCES. Promptly after request by the Purchaser, from time to time after the date hereof, the Company Parties and any successor to the Company as a result of the Tender Offer Merger shall, and shall cause any other Persons who are required to give their Consent to execute and deliver, such instruments, certificates and documents, and will take all such actions, for the purposes of implementing or effectuating the provisions of this Agreement, the Note, the Warrants and the other Investment Documents. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement, the Securities Purchase Agreement, or any other Investment Document which requires any Consent, the Company Parties will execute and deliver, and will cause any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent. Promptly upon request by the Purchaser, the Company Parties shall correct any material defect or error that may exist or be discovered in this Agreement, the Note, the Warrants or any other Investment Document or in the execution, acknowledgment, filing or recordation thereof. Promptly upon request by the Purchaser, the Company Parties and any successor to the Company as a result of the Tender Offer Merger shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, notices of assignment, transfers, certificates, assurances and other instruments as the Purchaser may require from time to time in order to (A) carry out more effectively the purposes of the Investment Documents, (B) to the fullest extent permitted by applicable law, subject each Company Parties' properties, assets, rights or interest to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the rights granted or now or hereafter intended to be granted to the Purchaser under any Investment Document or under any other instrument executed in connection with any Investment Document to which any Company Party is to be a party. Each Company Party and any successor to the Company as a result of the Tender Offer Merger hereby appoints the Purchaser the attorney-in-fact of such Company Party solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Purchaser may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Richard E. Schaden and Richard F. Schaden will cause any successor to the Company as a result of the Tender Offer Merger to take any actions and do, execute, acknowledge, deliver, record, re-record, re-file, register and re-register any of the foregoing as required pursuant to this SECTION 9.17.

     9.18 COMPANY SEC DOCUMENTS. So long as the Company has securities registered pursuant to Section 12 of the Exchange Act or is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall timely file with the Commission, and provide to the Purchaser concurrently (and in no event more than two (2) Business Days after filing) therewith, all Company SEC Documents as are specified in the Exchange Act as being required to be filed by U.S. corporations that are subject to reporting requirements of the Exchange Act. In addition, the Company shall timely file with the Nasdaq, and provide to the Purchaser concurrently (and in no event more than two (2) Business Days after filing) therewith, all Company SEC Documents required to be filed therewith. Each Company SEC Document to be filed by the Company, when filed with the Commission or the Nasdaq, as the case may be, will comply with all applicable requirements of the Securities Act, the Exchange Act or the Nasdaq rules, as the case may be, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements to be included in each Company SEC Document to be filed by the Company will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present in all material respects the consolidated financial position of the Company Parties as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied).

     9.19 MIS MATTERS. On or before June 1, 2001, the Company shall hire a Director of Information Systems.

     9.20 Intentionally omitted.

     9.21 CAPITALIZATION; WARRANT SHARES. The Company shall not take, and shall not omit to take, any action, the result of which action or omission would cause the Warrant Shares to represent more than 19.9% of the outstanding Common Stock or more than 19.9% of the outstanding voting power of the Company, without first complying with all Applicable Laws and all NASD Rules, and any applicable rules of any other securities exchange, including without limitation any shareholder approvals required under NASD Rules 4310(c)(25)(H)(i) or 4460(i)(1), as applicable, or any successor or replacement rules.

     9.22 LOAN TO RICHARD E. SCHADEN FROM THE COMPANY. At and contingent upon the Closing, to the extent the Common Stock held by Richard E. Schaden is not eligible for margin pursuant to that certain letter agreement dated August 11, 2000 between Richard E. Schaden and Ferris, Baker, Watts, Incorporated, or any successor loan made by Tucker Anthony Capital Markets as described in SECTION
5.8 or any other similar agreement (the "MARGIN AGREEMENT"), the Company or Tucker Anthony Capital Markets may lend, and Richard E. Schaden may borrow from the Company, up to $2,100,000 (the "RES LOAN") pursuant to loan documents reasonably satisfactory to the Purchaser, PROVIDED, that in the case of a loan from the Company, such loan documents shall provide (a) that the RES Loan to be at the same rate as specified in the Bank Credit Agreement with Merrill Lynch and (b) for payments of interest on the RES Loan to be made 48 hours in advance of each interest payment due under the Bank Credit Agreement with Merrill Lynch (or any refinancing of such Bank Credit Agreement); and PROVIDED FURTHER, that in the case of a loan from Tucker Anthony Capital Markets, Richard E. Schaden shall indemnify the Company in full for any amounts paid by the Company pursuant to any guaranty by the Company of the RES Loan, and any other losses, claims, damages, fees, expenses and costs, including attorneys' fees, and all Capital Stock of the Company owned by Richard E. Schaden or his Affiliates (other than Richard F. Schaden) shall be pledged to the Company to secure such indemnification obligation.

     9.23 AGREEMENTS WITH OFFICERS. Section 8 of each respective Agreement with Officers shall be for the express benefit of the Purchaser, which shall be an express third party beneficiary of Section 8 of each respective Agreement with Officers. At Purchaser's election, and at the sole expense of Company, the Purchaser may join with the Company in the enforcement of any provision of
Section 8 of either or both Agreements with Officers, or may, separate and independent from the Company, at the sole expense of the Company, take any action deemed necessary or appropriate by the Purchaser to enforce Section 8 of either or both Agreements with Officers. Each respective Agreement with Officer shall be for a term of five (5) years and six (6) months and shall provide that the annual budget EBITDA approved by the Company's Board of Directors set forth in Section 4.2 of the Agreements with Officers shall not be less than the amount set forth in Column (A) of SECTION 10.15(a). The Company, Richard E. Schaden and Richard F. Schaden agree and acknowledge that Section 8 of each respective Agreement with Officer and the terms described in the preceding sentence may not be modified, altered or amended in any way, nor may any provision or term in Section 8 of each respective Agreement with Officer be waived by the Company including any breach of, or material default under, Section 8 of either Agreement with Officer, without the prior written consent of the Purchaser.

     9.24 SURVIVAL OF CERTAIN AFFIRMATIVE COVENANTS. From and after the date that the Note has been indefeasibly paid in full or otherwise satisfied in full, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTIONS 9.3(c) through (s) only (Information Reporting Requirements), SECTION 9.7 (Maintenance of Properties), SECTION 9.11 (Communication with Accountants), SECTION 9.12 (Compliance with Material Contracts), SECTION 9.15 (Additional Company Parties or Assets; Liens Released or Terminated), and SECTION 9.17 (Further Assurances).

10. NEGATIVE AND FINANCIAL COVENANTS. The Company Parties jointly and severally covenant and agree that, except as provided in SECTION 10.17, so long as any Obligations to the Purchaser remain outstanding or the Purchaser owns or holds, or has the right to acquire from the Company, directly or indirectly, at least five per cent (5%) of the Common Stock on a Fully Diluted Basis, the Company shall perform, comply with and observe each of the covenants set forth in this
SECTION 10, as applicable.

     10.1 LIMITATIONS ON INDEBTEDNESS. The Company Parties shall not, directly or indirectly, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any Indebtedness, except for the following, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, and PROVIDED FURTHER that no Interest Rate Event has occurred and is continuing or would occur as a result thereof:

          (a)  The Obligations;

          (b) Indebtedness existing under the Bank Credit Agreements, provided that no Company Party shall create or incur additional Indebtedness under the Bank Credit Agreements from the date of this Agreement through and including the date that is nine (9) months after the Closing Date;

          (c) Refinancing Indebtedness, provided that no Company Party shall create or incur Refinancing Indebtedness from the date of this Agreement through and including the date that is nine (9) months after the Closing Date unless the amount the Company may borrow under such Refinancing Indebtedness is no greater than the amount the Company may borrow under the Bank Credit Agreement, as in effect on the date hereof, which is refinanced;

          (d) Indebtedness incurred pursuant to the repurchase from by the Company of any Area Directorship or master franchise agreements, the sale of any Area Directorships or master franchise agreements, or for Capital Expenditures, provided that repurchases from or sales to Affiliates shall be subject to
SECTION 10.6;

          (e)  The Subordinated Indebtedness; and

          (f)  Permitted Contingent Obligations.

     10.2 LIMITATIONS ON LIENS. The Company Parties shall not, directly or indirectly, create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties (whether tangible or intangible, now owned or hereafter acquired including, without limitation, accounts), except:

          (a)  Liens in favor of the Purchaser;

          (b) Liens in favor of any Bank pursuant to any Bank Credit Agreement; and

          (c)  Permitted Liens.

     10.3 LIMITATIONS ON INVESTMENTS. The Company Parties shall not, directly or indirectly, purchase, make or own any Investment, EXCEPT:

          (a)  Permitted Investments;

          (b)  Investments set forth on SCHEDULE 3.11(a); and


          (c) Purchases of Common Stock or Preferred Stock in connection with the Tender Offer or the Tender Offer Merger.

     10.4 LIMITATIONS ON RESTRICTED PAYMENTS BY THE COMPANY. The Company Parties shall not, directly or indirectly, make any Restricted Payments. Notwithstanding the foregoing sentence, so long as each Company Party is Solvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof, and PROVIDED FURTHER that no Interest Rate Event has occurred and is continuing or would occur as a result thereof, the Company Parties may make the following Restricted Payments:

          (a) Any dividend or other distribution on account of any Capital Stock of the Company now or hereafter outstanding which is payable in shares of the same class of Capital Stock or in cash or other assets, in each case subject to the provisions of SECTION 4 of each Warrant providing for the same distribution or dividend to be made to the Purchaser;

          (b) Payment for Common Stock of the Company held by shareholders other than either Richard E. Schaden or Richard F. Schaden or their respective Affiliates, provided that such payment is made pursuant to (i) the Tender Offer or the Tender Offer Merger during the nine (9) month period immediately following the Closing; (ii) purchases made during the nine (9) month period immediately following the Closing by the Company of its Common Stock pursuant to Rule 10b-18 of the Exchange Act; (iii) private purchases by the Company of its Common Stock made during the nine (9) month period immediately following the Closing; or (iv) purchases of

Common Stock by the Company from Richard F. Schaden in compliance with the terms of the Subordinated Indebtedness and SECTIONS 10.1 and 10.4 of this Agreement, provided, that repurchases described in clauses (ii) and (iii) may be made during the period beginning nine (9) months following the Closing and ending twelve (12) months following the Closing if Liquidity is at least $1.5 million, and during the period beginning twelve (12) months following the Closing and ending twenty-four (24) months following the Closing if Liquidity is at least $2.0 million.

          (c) Regularly scheduled interest payments on the Subordinated Indebtedness, provided such payments are permitted by the terms thereof and by this Agreement.

     10.5 LIMITATIONS ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company Parties shall not enter into or permit to exist any agreement, arrangement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any Company Party or Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by any Company Party, (b) pay or repay any Indebtedness owed to any Company Party, (c) make loans or advances to any Company Party, or (d) transfer any of its properties or assets to any Company Party.

     10.6 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company Parties shall not enter into at any time any contract, transaction or other arrangement involving any Company Party or such Subsidiary, on the one hand, and any Company Party, or any of its or their respective Affiliates, officers, directors or employees, on the other hand, unless such contract, transaction or arrangement
(a) has been approved in writing in advance by a majority of the disinterested directors of the Board of Directors of the Company, (b) will be on terms and conditions that are no less favorable to the Company Party or Subsidiary, as the case may be, than those that would be obtained from any Person who is not an Affiliate of (or otherwise related to) the Company Party in a similar transaction and (c) in the event that the Company is no longer subject to the reporting requirements of the Exchange Act, has been approved in writing in advance by the Purchaser, provided that such approval will not be unreasonably withheld and provided further that if the Company can demonstrate (with the burden of proof on the Company) that a proposed transaction meets the requirements of SECTION 10.6(b) and provide an opinion of the Company's outside counsel that a proposed transaction meets the requirements of SECTION 10.6(b), such proposed transaction shall be deemed to be reasonable.

     10.7 CHANGE IN BUSINESS. The Company Parties shall not engage in any business other than the business described in recital A, and ancillary businesses related thereto.

     10.8 SALES OF RECEIVABLES. The Company Parties shall not sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, chattel paper, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement, or sales of notes or accounts receivable on terms consistent with market terms for like kind transactions, in each of the foregoing cases in the ordinary course of business.

     10.9 FUNDAMENTAL CHANGES. No Company Party shall:

          (a) make any change in its business objectives, purposes, structure or operations as the same exists on the date hereof;

          (b) amend, modify or alter its charter, bylaws or other organizational documents in any manner which is either (i) adverse to the Purchaser or (ii) adversely affects the ability of any Company Party to repay the Obligations or the Guarantied Obligations, as the case may be, or otherwise perform its obligations hereunder or under any other Investment Document;

          (c) merge, consolidate, amalgamate, reorganize or recapitalize, other than the Tender Offer Merger or a transaction for the purpose of acquiring not more than twenty (20) restaurants, structured as a merger involving the Company where the Company is the surviving entity, in which the Company pays cash for shares of the target entity's equity securities or assets, PROVIDED that no Default or Event of Default has occurred and is continuing or would occur as a result thereof, and PROVIDED further that no Interest Rate Event has occurred and is continuing or would occur as a result thereof;

          (d) form, create or acquire any New Subsidiary, without prior notification to the Purchaser of the reasons for formation of the New Subsidiary and such Company Party shall comply with SECTION 9.15;

          (e) sell, lease, transfer or otherwise dispose of, in any transaction or series of transactions, any assets (whether now owned or hereafter acquired), other than (i) inventory in the ordinary course of business; (ii) dispositions of restaurants owned by the Company or of assets or property located in any restaurant owned by the Company (collectively, "COMPANY STORE ASSETS"); (iii) assets set forth on SCHEDULE 10.9(e); (iv) sales of repurchased Area Directorships and master franchise agreements, so long as such resold Area Directorships and master franchise agreements are sold for consideration greater than the amount paid by the Company to repurchase such Area Directorship or master franchise agreement; and (v) dispositions of assets outside the ordinary course of business not to exceed $300,000 in the aggregate in any Fiscal Year;

          (f) wind up, liquidate or dissolve itself (or permit or suffer any thereof);

          (g) issue any of its Capital Stock except upon exercise of any Warrant or in connection with the exercise or conversion of Option Rights (as defined in the Common Warrant) in existence or outstanding on the date hereof or pursuant to the Stock Appreciation Rights Plan;

          (h) become a general partner in any limited partnership or joint venture other than in the ordinary course of business; or

          (i) engage in any transactions involving commodity options or futures contracts or any similar speculative transactions.

     10.10 AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO MATERIAL CONTRACTS. No Company Party shall, without the prior written consent of the Purchaser:


          (a) Enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of the Capital Stock of any Company Party, except for, in the case of the Company, the Investor Rights Agreement;

          (b) Amend, supplement, modify, refinance, renew, replace or restructure any Other Debt Document, or waive any term or provision contained therein, except for any Refinancing Indebtedness; or

          (c) Cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any breach of or default under any Material Contract, or take any action in connection with any Material Contract that would impair the value of the interests or rights of any Company Party thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any other Investment Document, other than cancellations, terminations, amendments, modifications, consents, waivers or approvals of or under any Material Contract by any Company Party in the ordinary course of business that would not, individually or in the aggregate, have a Material Adverse Effect.

     10.11 CONDITIONAL SALES. No Company Party shall make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis, other than in the ordinary course of business consistent with prior periods.

     10.12 MARGIN STOCK. No Company Party shall, directly or indirectly, use any of the proceeds from the issuance and sale of the Securities for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that violates the Margin Regulations. If requested by the Purchaser, the Company Parties will promptly furnish to the Purchaser a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in the Margin Regulations.

     10.13 ACCOUNTING CHANGES. No Company Party shall make any change in accounting policies or reporting practices, except as required by GAAP. No Company Party will change its Fiscal Year without the written approval in advance of the Purchaser.

     10.14 NEGATIVE PLEDGE. No Company Party shall enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except in favor of Purchaser or pursuant to the Bank Credit Agreements or as otherwise allowed under SECTION 10.2.

     10.15 FINANCIAL COVENANTS. The Company covenants and agrees that, so long as any Obligations to Purchaser remain outstanding, the Company shall perform, comply with and observe each of the covenants set forth in this SECTION 10.15.

          (a) MINIMUM EBITDA. For each of the periods listed in the table below, EBITDA shall not be less than the total amount reflected in Column (C) (with regard to SECTION 11.1) or Column (A) (with regard to SECTION 11.2) set forth opposite such period in the table:




                                                         MINIMUM EBITDA
                                                --------------------------------

                                                     COLUMN (A)     COLUMN (C)
Trailing Two Fiscal Quarters ending             $ 3,389,000         $2,542,000
June 30, 2001..................................

TRAILING FOUR CONSECUTIVE FISCAL
QUARTERS ENDING :
December 31, 2001..............................   7,628,000          5,686,000
March 31, 2002.................................   8,203,000          6,080,000
June 30, 2002..................................   8,731,000          6,438,000
September 30, 2002.............................   9,238,000          6,775,000
December 31, 2002..............................   9,480,000          6,856,000
March 31, 2003.................................   9,736,000          6,941,000
June 30, 2003..................................   9,977,000          7,016,000
September 30, 2003.............................  10,167,000          7,039,000
December 31, 2003..............................  10,650,000          7,373,000
March 31, 2004.................................  11,082,000          7,672,000
June 30, 2004..................................  11,497,000          7,959,000
September 30, 2004.............................  11,871,000          8,218,000
December 31, 2004..............................  12,345,000          8,546,000
March 31, 2005.................................  12,808,000          8,867,000
June 30, 2005..................................  13,273,000          9,189,000
September 30, 2005.............................  13,738,000          9,511,000


          (b) MINIMUM FIXED CHARGE COVERAGE RATIO. For each of the periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio reflected in Column (C) (with regard to SECTION 11.1) or Column
(A) (with regard to SECTION 11.2) set forth opposite such period in the table:


                                                           MINIMUM FIXED CHARGE COVERAGE RATIO
                                                  -----------------------------------------------------


                                                            COLUMN (A)           COLUMN (C)
                                                            ----------           ----------
Trailing Two Fiscal Quarters ending                            1.35              1.00
June 30, 2001.....................................
                                                               1.35              1.00
TRAILING FOUR CONSECUTIVE FISCAL
QUARTERS ENDING :
December 31, 2001.................................             1.35              1.00
March 31, 2002....................................             1.35              1.00
June 30, 2002.....................................             1.35              1.00
September 30, 2002................................             1.35              1.00
December 31, 2002.................................             1.35              1.00
March 31, 2003....................................             1.35              1.00
June 30, 2003.....................................             1.35              1.00
September 30, 2003................................             1.35              1.00
December 31, 2003.................................             1.35              1.00
March 31, 2004....................................             1.35              1.00
June 30, 2004.....................................             1.35              1.00
September 30, 2004................................             1.35              1.00
December 31, 2004.................................             1.35              1.00
March 31, 2005....................................             1.35              1.00
June 30, 2005.....................................             1.35              1.00
September 30, 2005................................             1.35              1.00


          (c) MAXIMUM LEVERAGE RATIO. As of the last day of each of the Fiscal Quarters listed in the table below, the Leverage Ratio shall not exceed the ratio reflected in Column (C) (with regard to SECTION 11.1) or Column (A) (with regard to SECTION 11.2) set forth opposite such Fiscal Quarter in the table:



                                                       MAXIMUM LEVERAGE RATIO
                                              ----------------------------------------
                                                  COLUMN (A)      COLUMN (C)
          FISCAL QUARTER ENDING IN
June 2001...................................         8.60                10.00
December 2001...............................         3.75                 5.00
March 2002..................................         3.70                 5.00
June 2002...................................         3.60                 5.00
September 2002..............................         3.55                 5.00
December 2002...............................         3.50                 5.00
March 2003..................................         3.40                 5.00
June 2003...................................         3.25                 5.00
September 2003..............................         3.10                 5.00
December 2003...............................         3.00                 5.00
March 2004..................................         2.90                 5.00
June 2004...................................         2.75                 5.00
September 2004..............................         2.65                 5.00
December 2004...............................         2.50                 5.00
March 2005..................................         2.50                 5.00
June 2005...................................         2.50                 5.00
September 2005..............................         2.50                 5.00




          (d) MAXIMUM CAPITAL EXPENDITURES. Capital Expenditures shall not exceed $3,500,000 for the Fiscal Year ended September 30, 2001, and shall not exceed 25% of EBITDA for any Fiscal Year thereafter.

          (e) MINIMUM STORE BACKLOG. As of the last day of each of the Fiscal Quarters listed in the table below, Minimum Store Backlog for any Fiscal Quarter shall not be less than the total amount set forth opposite such period in the table.


                                                       MINIMUM STORE BACKLOG
                                              ----------------------------------------
December 2000...............................                   299
March 2001..................................                   297
June 2001...................................                   261
September 2001..............................                   255
December 2001...............................                   232
March 2002..................................                   211
June 2002...................................                   187
September 2002..............................                   184
December 2002...............................                   176
March 2003..................................                   169
June 2003...................................                   163
September 2003..............................                   154
December 2003...............................                   154
March 31, 2004..............................                   152
June 30, 2004...............................                   151
September 30, 2004..........................                   150
December 31, 2004...........................                   150
March 31, 2005..............................                   150
June 30, 2005...............................                   150
September 30, 2005..........................                   150



          (f) ACCOUNTS RECEIVABLE. The 90-Day Receivables at any time shall not be greater than seven percent (7.0%) of Total Receivables at such time, excluding Licensing Fees and Equipment Fees.

          (g) ACCOUNTS PAYABLE. The 90-Day Payables at any time shall not be greater than seven percent (7.0%) of Total Payables at such time, not including 90-Day Payables being contested in good faith by appropriate proceedings.

          (h) LIQUIDITY. Liquidity shall be $1,000,000 at all times from January 1, 2001 through and including December 31, 2001, and shall be $2,000,000 at all times thereafter.

     10.16 TREATMENT OF THE STOCK APPRECIATION RIGHTS PLAN. For purposes of the Maximum Leverage Ratio covenant, accrued liability under the Stock Appreciation Rights Plan will be treated as Indebtedness. Accrued liability under the Stock Appreciation Rights Plan reflected on the balance sheet cannot be greater than the Phantom Stock expenses reflected in EBITDA. If Phantom Stock is granted as Capital Stock, then LLCP shall have the right to approve the valuation assigned to such Phantom Stock. At no point can the Stock Appreciation Rights Plan represent more than fifteen percent (15%) of the equity value of the Company.

     10.17 SURVIVAL OF CERTAIN NEGATIVE COVENANTS. From and after the date that the Note has been indefeasibly paid in full or otherwise satisfied in full, the Company Parties shall no longer be obligated to perform, comply with and observe the covenants set forth in SECTION 10.1 (Additional Indebtedness), SECTION 10.2 (Limitations on Liens), SECTION 10.3 (Limitations on Investments), SECTION 10.4 (Limitations on Restricted Payments by the Company), SECTION 10.8 (Sales of Receivables), SECTION 10.9 (Fundamental Changes), SECTION 10.10 (Agreements Affecting Capital Stock and Indebtedness; Amendments to Material Contracts),
SECTION 10.11 (Conditional Sales), SECTION 10.14 (Negative Pledge) and SECTION
10.15 (Financial Covenants).

11.  DEFAULTS AND REMEDIES.

     11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "EVENT OF DEFAULT"):

          (a) Any Company Party shall fail to pay as and when due (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise) any principal, premium, if any, interest or other amount payable under the Note or any Company Party shall fail to make any payment of any other amounts (including, without limitation, fees, costs or expenses) payable under this Agreement or any other Investment Document (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise); or

          (b) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under SECTION 9.5 (Legal Existence), SECTION 9.6 (Books and Records; Inspections), SECTION 9.7 (Maintenance of Properties), SECTION 9.15 (Additional Company Parties or Assets; Liens Released or Terminated), SECTION 9.16 (Future Information), SECTION 9.17 (Further Assurances), SECTION 10.2 (Limitations on Liens), SECTION 10.8 (Sales of Receivables), SECTION 10.11 (Conditional Sales) and SECTION 10.12 (Margin Stock) and, if such breach or failure may be cured, such breach or failure shall not have been remedied within ten (10) calendar days after the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company becomes aware or should have become aware of such failure or breach; or

          (c) (i) Any Company Party shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement, the Note, the Warrants, the Investor Rights Agreement or any other Investment

Document other than the agreements, covenants or obligations expressly covered by SECTIONS 11.1(a) and (b); or (ii) any Principal Shareholder (as defined in the Investor Rights Agreement) shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by him under the Investor Rights Agreement; or

          (d) Any representation or warranty made by any of the Company Parties under, relating to or in connection with this Agreement or any other Investment Document shall be false or misleading or incorrect in any respect when made (or deemed made); or

          (e) Any "Default" or "Event of Default" under any of the Bank Credit Agreements, other Bank Credit Document, or the Subordinated Indebtedness, shall have occurred and be continuing; or

          (f) (i) Any Company Party shall default in the payment (whether at stated maturity, upon acceleration or demand or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $100,000, either individually or in the aggregate, or (ii) any other breach or default (or other event or condition) shall occur under any agreement, indenture or instrument evidencing or governing any such other Indebtedness, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to mature or become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or (iii) such other Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, or is made, in each case prior to the stated maturity thereof, provided, that if such declaration of acceleration is rescinded before Purchaser commences legal action without the giving of any consideration or collateral other than payment of amounts that would otherwise have been due without regard to such acceleration, the Event of Default shall be cured or waived; or

          (g) Any Investment Document, or any material provision thereof, shall cease to be of full force and effect, valid and enforceable, for any reason other than in accordance with its terms, or any Company Party shall contest or purport to repudiate or disavow any of its obligations under or the validity or enforceability of any Investment Document or any material provision thereof, including by operation of law, or any Collateral Document or financing statement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien (subject to the Liens, if any, of the Bank) and on security interest on the Collateral purported to be covered thereby; or

          (h) There shall be commenced against any Company Party an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to such involuntary case or proceeding or fails to diligently contest it in good faith; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of thirty (30) days; or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or

          (i) Any Company Party shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally; or the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          (j) Any Company Party shall suffer any money judgment, writ, warrant of attachment or other order that involves an amount or value, individually or in the aggregate, in excess of $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and such judgment, writ, warrant or other order shall continue unsatisfied and unstayed for a period of ten (10) days, or any non-monetary judgment, writ, warrant or other order, shall be rendered against any Company Party that could have a Material Adverse Effect and that continues unsatisfied and unstayed for a period of ten (10) days; or

          (k)  There shall occur any Change in Control; or

          (l) The LLCP Representative, if appointed pursuant to Section 1.1 of the Investor Rights Agreement, shall be removed from the Board of Directors of the Company, or the LLCP Representative shall not be elected or appointed to such Board at any future election of directors, and, in each such case, the Company shall not have caused any other individual designated by the Purchaser as the LLCP Representative to have been elected or appointed as a member of such Board within five (5) days after the Purchaser shall have designated such other individual (PROVIDED, HOWEVER, that the removal by the Purchaser of the LLCP Representative shall not be deemed to constitute an Event of Default under this clause (l)); or

          (m) (i) Any Termination Event shall occur that, when taken together with all other Termination Events that have occurred, could result in a liability to any Company Party or any ERISA Affiliate in excess of $50,000; (ii) any Company Party or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is at least $50,000; (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisions of any Benefit Plan or Applicable Law, any Company Party or any ERISA Affiliate is required to pay as contributions thereto, which would result in a liability to any Company Party or ERISA Affiliate in excess of $50,000; or (iv) any Company Party or any ERISA Affiliate shall have incurred any accumulated funding deficiency in excess of $50,000, whether or not waived, with respect to any Benefit Plan; or

          (n) There shall be a breach of or failure to perform, comply with or observe SECTION 8 of either or both of the Agreements with Officers; or

          (o)  There shall occur any Material Adverse Change;

provided, HOWEVER, that from and after the date that the Note has been indefeasibly paid in full or otherwise satisfied in full, SECTION 11.1(f) shall no longer be an Event of Default.

     The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under any Note or other remedies available to the Purchaser hereunder or thereunder shall begin to apply, at the following times:

          (i) In the case of the clause (a) above, as of 10:00 a.m. (Los Angeles time) on the day on which such payment is due but has not been paid;

          (ii) In the case of clause (b) above, as of the close of business on the fifth Business Day after any such officer of the Company becomes aware or should have become aware of such failure or breach, if such breach or failure shall not have been cured, or as of the close of business on the day such breach or violation shall have occurred, if such breach or failure cannot be cured;

          (iii) In the case of clause (c) or clause (n), immediately upon the occurrence of any such breach or failure;

          (iv) In the case of clause (d) above, as of the close of business on the day on which the Company first became aware, or should have become aware, that such representation or warranty was false or misleading or incorrect in any material respect when made;

          (v) In the case of clause (e) above, as of the occurrence of a "Default" or "Event of Default" under the Bank Credit Agreements or other Bank Credit Document or the Subordinated Indebtedness;

          (vi) In the case of clause (f)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (f)(ii), as of the close of business on the tenth (10th) day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver, or in the case of clause (f)(iii) above, immediately upon the occurrence of any event listed therein;

          (vii) In the case of clause (g) above, as of the close of business on the day such Investment Document or provision, as the case may be, ceases to be enforceable or is contested, repudiated, revoked or disavowed, or such Collateral Document or financing statement ceases to create such a valid and perfected first priority Lien;

          (viii) In the case of clauses (h) and (i) above, immediately prior to the occurrence of any of the events enumerated therein;

          (ix) In the case of clause (j) above, as of the close of business on the last day of such ten (10) day period if such judgment, writ, warrant or order is unsatisfied or unstayed;

          (x) In the case of clause (k) above, immediately upon the occurrence of the Change in Control;

          (xi) In the case of clause (l) above, as of the close of business on the last day of such five (5) day period if the Board of Directors of the Company shall not have duly elected or appointed such other LLCP Representative to such Board;

          (xii) In the case of clause (m) above, immediately upon the occurrence of any such events; or

          (xiii) In the case of clause (o) above, immediately upon occurrence of the Material Adverse Change.

     11.2 ACCELERATION; SPECIAL EVENT OF DEFAULT.

          (a) Subject to SECTION 11.2(b), if any Event of Default (other than an Event of Default specified in clause (h) or (i) of SECTION 11.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, such principal, premium, if any, interest and other amounts shall become immediately due and payable. Subject to SECTION 11.2(b), if an Event of Default specified in clause (h) or
(i) of SECTION 11.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company Parties hereby waive all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

          (b) If any Event of Default specified in clause (c) of SECTION 11.1 occurs because of the occurrence of any of the following (the occurrence of any of (i) through (iii) below, a "SPECIAL EVENT OF DEFAULT"):

               (i) the Minimum EBITDA is less than the amount set forth in Column (A) of SECTION 10.15(a), but equals or exceeds the amount set forth in Column (C) of SECTION 10.15(a) for any measurement period other than the first measurement period (on June 30, 2001); or

               (ii) the Minimum Fixed Charge Coverage Ratio is less than the ratio set forth in Column (A) of SECTION 10.15(b), but the equals or exceeds the ratio set forth in Column (C) of SECTION 10.15(b) for any measurement period other than the first measurement period (on June 30, 2001); or

               (iii) the Maximum Leverage Ratio is less than the ratio set forth in Column (A) of SECTION 10.15(c) but equals or exceeds the ratio set forth in Column (C) of SECTION 10.15(c) other than the first measurement period (on June 30, 2001);

then, in any such case, an Event of Default shall occur, and if the Purchaser elects to declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts under the Note, and all other Obligations due and payable pursuant to this SECTION 11.2, the Purchaser shall refrain from taking such action or exercising its remedies pursuant to this Agreement and the Collateral Documents with regard to such acceleration for a period of 180 days following the date of notice by the Purchaser of acceleration in the event of such Special Event of Default, so long as (x) no other Default or Event of Default shall occur or be continuing; (y) the Company shall have delivered to the Purchaser within fifteen (15) days of the occurrence of the Special Event of Default a written schedule of the Company's proposed timing to refinance the Company's obligations to the Purchaser pursuant to the Note (the "SCHEDULE"), which shall be reasonably acceptable to the Purchaser and shall include timing for the following: (A) retention of an investment banker reasonably acceptable to Purchaser to assist the Company in refinancing the Company's obligations to the Purchaser pursuant to the Note, which investment banker shall be engaged within thirty (30) days following the occurrence of the Special Event of Default; (B) preparation of a placement memorandum reasonably acceptable to Purchaser, to be delivered to potential lending sources within sixty (60) days following the occurrence of the Special Event of Default; (C) receipt of binding financing commitments (subject only to the customary conditions of documentation and no Material Adverse Effect), within one hundred twenty (120) days following the occurrence of the Special Event of Default; and
(D) a closing scheduled within one hundred eighty (180) days following the occurrence of such Special Event of Default; and (z) the Company shall be in compliance with the Schedule to the Purchaser's satisfaction. If the Schedule is acceptable to the Purchaser, the Company is in compliance with the Schedule to the Purchaser's satisfaction and if the Purchaser is repaid within one hundred eighty (180) days of the occurrence of the Special Event of Default, the Purchaser shall waive fifty percent (50.0%) of the amount of any prepayment penalty that would otherwise be payable to the Purchaser under SECTION 4(a) of the Note.

     11.3 INTEREST RATE EVENT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an Interest Rate Event (as defined in SECTION 2 of the Note) and not an Event of Default or a Special Event of Default:

          (a) With respect to the first measurement period (on June 30, 2001), the violation of any of the covenants set forth in SECTION 10.15(a), SECTION 10.15(b) or SECTION 10.15(c).

          (b)  At any time, the violation of any test or covenant contained in
SECTION 10.15(e), (f) OR (g).

     11.4 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any other Investment Document by exercising all rights and remedies available under this Agreement, any other Investment Document or Applicable Laws (including, without limitation, the Code), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Agreement or any other Investment Document. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     11.5 APPOINTMENT OF RECEIVER. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any other Investment Document or Applicable Laws, the Purchaser shall, upon the occurrence of an Event of Default, be entitled (to the extent permitted by Applicable Laws) to, and the Company Parties hereby consent in advance to, the appointment of a receiver by any court of competent jurisdiction to take control of the Company Parties for the purpose of operating and thereafter selling any Company Party to satisfy obligations to creditors, including the Purchaser.

     11.6 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Company, waive any specified Default or Event of Default and its consequences with respect to this Agreement, the Note or any other Investment Document; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such other Default or Event of Default.

12.  TERMINATION.

     12.1 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

          (a)  By the Purchaser if, between the date hereof and the Closing
Date: (i) any event or condition occurs that has resulted in or could reasonably be expected to result in a Material Adverse Change; (ii) any representation or warranty of the Company Parties contained in this Agreement shall have been breached such that the conditions set forth in
SECTION 6 would not or could not be satisfied on the earlier of (A) the Closing Date and (B) January 31, 2001; (iii) the Company Parties (or any one of them) shall not have complied with any covenant or other agreement to be complied with by it and contained in this Agreement; or (iv) any Company Party makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Company Party seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Laws relating to bankruptcy, insolvency or reorganization;

          (b) By the Purchaser, on the one hand, or the Company (for itself and the other Company Parties), on the other hand, if the Closing Date shall not have occurred on or before January 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 12.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

          (c) By the Purchaser, on the one hand, or the Company (for itself and the other Company Parties), on the other hand, if there shall have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the other Investment Documents and such injunction, order, decree or ruling shall have become final and non-appealable; or

          (d) By the mutual written consent of the Company (for itself and the other Company Parties) and the Purchaser.

     12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except (a) for SECTIONS 1, 8, 12 AND 13 and any other Sections or provisions which survive the termination of this Agreement by their terms and (b) that nothing herein shall relieve any party from liability for any breach or violation of this Agreement or payment of any obligations hereunder.

     12.3 WAIVER. The Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company, (b) waive any inaccuracies in the representations or warranties of the Company or (c) waive compliance with any of the conditions, covenants or agreements of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Purchaser. Any waiver of the breach of any term or condition shall not be construed as a waiver of any other breach or as a subsequent waiver of the same term or condition, or as a waiver of any other term or condition of this Agreement, the Note or the Warrants. The failure by the Purchaser to assert, or any delay by Purchaser in asserting any of its rights under this Agreement, the Note or the Warrants shall not constitute a waiver of any such rights and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right.

13.  MISCELLANEOUS.

     13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION. All representations, warranties, covenants and agreements of the Company Parties (or any one of them) contained herein, or made in writing by or on behalf of them pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Securities, the repayment of the Note and the exercise of the Warrants and the due diligence or other investigation of the Company Parties and their Affiliates made by and on behalf of the Purchaser. The Company Parties hereby agree that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of any Person, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as so reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the Company Parties contained in this Agreement or any other Investment Document.

     13.2 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any other Investment Document shall be effective unless in writing and signed by the Purchaser, and the Company Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if, and only if, the Company Parties shall have obtained the prior written consent of the Purchaser to such action or omission. No course of dealing between the Company Parties, on the one hand, and the Purchaser (or any successor or assignee thereof), on the other hand, nor any delay in exercising any rights hereunder or under the Note or any other Investment Document shall operate as a waiver of any rights of the Purchaser (or any other Holder).

     13.3 ENTIRE AGREEMENT. This Agreement, together with the Exhibits, and the Disclosure Schedules which are all incorporated herein by this reference and are an integral part of this Agreement, the Note, the Warrants and the other Investment Document constitute the full and entire agreement and understanding between the Purchaser, on the one hand, and the Company Parties, on the other hand, relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof, including the Diligence Completion Letter dated October 21, 2000.

     13.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     13.5 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. None of the Company Parties shall assign or delegate any of their rights and obligations hereunder or any interest herein or therein without the prior written consent of the Purchaser. The Purchaser may, without the consent of any Company Party, sell, assign or delegate to one or more Persons (each an "ASSIGNEE") all or any part of its right, title and interest in and to this Agreement and the other Investment Documents, including, without limitation, all or any part of the Obligations, subject to compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that the Company Parties may continue to deal solely and directly with the Purchaser in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company. If the Purchaser assigns to any Assignee a fifty percent (50.0%) or lesser interest in and to the aggregate principal amount of the Note then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made by the Purchaser, and the Company may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee. If the Purchaser assigns to any Assignee more than a fifty percent (50.0%) interest in and to the aggregate principal amount of the Note then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Note and the other Investment Documents shall be made (a) by the Holders of a majority of the aggregate principal amount of the Note outstanding at the time such decision is or is to be made, or (b) if notice thereof is given to the Company by the Holders of a majority of the aggregate principal amount of the Note outstanding at the time, such decisions shall be made in the manner directed by such Holders. Notwithstanding the foregoing, upon such assignment by the Purchaser, the following provisions shall not be assignable by the Purchaser to any assignee, except to an Affiliate or limited or general partner of the Purchaser: SECTION 9.3(c) though SECTION 9.3(s) (with regard to delivery of certain documents),
SECTION 9.7 (only with respect to notification of any default under all leases of Real Property), SECTION 9.11 (Communication with Accountants), SECTION 9.14(e) (Preparation of Environmental Reports) and SECTION 9.18 (only with respect to providing copies of Company SEC Documents). Any obligations of the Purchaser to indemnify any Company Party pursuant to SECTION 8 shall be delegable by the Purchaser, but the Purchaser shall remain liable thereunder.

     13.6 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                   (i)  If to the Purchaser, to:

                                   Levine Leichtman Capital Partners II, L.P.
                                   c/o Levine Leichtman Capital Partners, Inc.
                                   335 North Maple Drive, Suite 240
                                   Beverly Hills, CA 90210
                                   Attention:  Arthur E. Levine, President
                                   Telephone:        (310) 275-5335
                                   Telecopier:       (310) 275-1441

                           WITH A COPY TO:

                                   Riordan & McKinzie
                                   300 South Grand Avenue, 29th Floor
                                   Los Angeles, CA  90071
                                   Attention:  Richard J. Welch, Esq.
                                   Telephone:  (213) 629-4824
                                   Telecopier:  (213) 229-8550

                           (ii) If to the Company Parties (or any one of them), to:

                                   The Quizno's Corporation
                                   1415 Larimer Street
                                   Denver, CO  80202
                                   Attention:  Legal Department
                                   Telephone:  (720) 359-3300
                                   Telecopier:  (720) 359-3399

                           WITH A COPY TO:

                                   Moye, Giles, O'Keefe, Vermiere & Gorrell, LLP 1225 Seventeenth Street, Suite 2900
                                   Denver, CO  80202
                                   Attention:  John E. Moye, Esq.
                                   Telephone:  (303) 292-2900
                                   Telecopier:  (303) 292-4510

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this SECTION 13.6.

     13.7 INTEREST EXPENSE CREDIT. The Purchaser shall credit to the interest payments to be made by the Company Parties pursuant to the Note a portion of the Closing Fee as described in this SECTION 13.7. The total amount of credited interest shall be calculated on the date that is nine (9) months after the Closing (the "CALCULATION DATE") by multiplying 240,000 by a fraction, the numerator of which shall be the amount of principal under the Note (up to and including $5,000,000) that has been repaid by the Company up to and including the Calculation Date, and the denominator of which shall be 12,000,000. The resulting amount shall be credited to future interest payments to be made under the Note.

     13.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     13.9 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     13.10 CONSENT TO JURISDICTION AND VENUE. EACH OF THE COMPANY PARTIES AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.9 SHALL PRECLUDE THE PURCHASER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY PARTIES OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.

          EACH COMPANY PARTY AND THE PURCHASER HEREBY, FOR ITSELF AND ITS PROPERTY, (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH COMPANY PARTY AND THE PURCHASER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 13.6 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

          TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH COMPANY PARTY HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

     13.11 RESERVED.

     13.12 LIMITATION OF LIABILITY. No claim shall be made by any Company Party or any of its or their Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents, representatives, attorneys, accountants or advisors of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the Tender Offer Merger, the Tender Offer, the Tender Offer Documents or the transactions contemplated by this Agreement or any other Investment Document, or any act, omission or event occurring in connection therewith. Each of the Company Parties hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     13.13 PUBLICITY. The Company Parties and their Affiliates will consult with the Purchaser before issuing, and provide the Purchaser the opportunity to review and comment upon, and use reasonable efforts to agree on the form and substance of, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as required under Applicable Laws. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Company Parties hereby consent to the preparation and publication by the Purchaser of an advertisement "tombstone" publicly disclosing the closing of the transactions contemplated by this Agreement.

     13.14 WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY PARTIES AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

14.  GUARANTOR PROVISIONS.

     14.1 WAIVER. In the event that any Subsidiary by the application of law is treated as a guarantor of any Obligations instead of a direct obligor, the provisions of this SECTION 14 shall apply. Such Subsidiary hereby irrevocably waives:

          (a) the legality, validity or enforceability of any guaranty, the Note or any other Investment Document, any of the Obligations, any Lien or any Collateral;

          (b) any defense (other than payment), set-off or counterclaim that may at any time be available to such Subsidiary or any other Company Party against, and any right of setoff at any time held by, the Purchaser;

          (c) any acts of commission or omission of any kind at any time on the part of the Purchaser with respect to any matter whatsoever;

          (d) the liquidation or dissolution of such Subsidiary or any other Company Party, any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or similar event or proceeding with respect to such Subsidiary or any other Company Party, or any action taken by any trustee or receiver of such Subsidiary or any other Company Party or by any court or any proceeding with respect to such Subsidiary or any other Company Party;

          (e) any change of ownership of the Capital Stock of such Subsidiary or any other Company Party, or any change in the relationship between any Subsidiary and such Subsidiary (including, without limitation, the termination of such relationship);

          (f) any assignment or other transfer, in whole or in part, of the Purchaser's interest in and rights under this Agreement, the Note or any other Investment Document, including this Agreement, or of the Purchaser's interest in the Obligations or the Collateral;

          (g) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations; or

          (h) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary or any other Company Party), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of such Subsidiary or any other Company Party, in bankruptcy or in any other instance.

          (i) the right to require the Purchaser to proceed against any other Subsidiary or any other Company Party, to proceed against or exhaust any Collateral or to pursue any other remedy in the Purchaser's power whatsoever, and the right to have the property of any other Subsidiary or any other Company Party first applied to the discharge of the Obligations;

          (j) all rights and benefits under Section 2809 of the California Civil Code and any similar Applicable Laws purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

          (k) the benefit of any statute of limitations affecting the Obligations or such Subsidiary's liability hereunder and under Section 359.5 of the California Code of Civil Procedure and any similar Applicable Laws;

          (l) any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Purchaser, even though that election of remedies, such as non-judicial foreclosure with respect to the security for a guarantied obligation, has destroyed any Subsidiary's rights of subrogation and reimbursement against any other Subsidiary;

          (m) any right to assert against the Purchaser any defense (legal or equitable), set-off, counterclaim and other right that any Subsidiary may now or any time hereafter have against any other Subsidiary or any other Company Party;

          (n) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this guaranty, and all other notices of any kind;

          (o) any rights, defenses and other benefits that any Subsidiary may have by reason of any failure of the Purchaser to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Laws in connection with a disposition of Collateral;

          (p) all defenses that at any time may be available to any Subsidiary by virtue of any valuation, stay, moratorium or other law now or hereafter in effect, and ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO SUCH SUBSIDIARY BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND SECTION 3433 OF THE CALIFORNIA CIVIL CODE, AND ANY SIMILAR APPLICABLE LAWS; or

          (q) any failure, omission, delay or lack of diligence on the part of the Purchaser to enforce, assert or exercise any right, power or remedy conferred on the Purchaser in respect of the Obligations.

          Any payment by any Company Party or other circumstance that operates to toll any statue of limitations applicable to such Company Party shall also operate to toll the statute of limitations applicable to each Subsidiary. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Purchaser may, but shall be under no obligation to, make a similar demand on all Subsidiaries or other Company Parties, and any failure by the Purchaser to make any such demand shall not relieve any Subsidiary of its obligations hereunder.

     WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH SUBSIDIARY WAIVES ALL RIGHTS AND DEFENSES THAT IT MAY HAVE BECAUSE THE OBLIGATIONS OF ANY OTHER SUBSIDIARY OR COMPANY PARTY IS NOW, OR MAY HEREAFTER BE, SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS, THAT: (1) PURCHASER MAY COLLECT FROM SUCH SUBSIDIARY WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY; (2) IF PURCHASER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY: (A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) PURCHASER MAY COLLECT FROM SUCH SUBSIDIARY EVEN IF PURCHASER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH SUBSIDIARY MAY HAVE TO COLLECT FROM THE COMPANY. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES ANY SUBSIDIARY MAY HAVE BECAUSE THE COMPANY'S DEBT IS NOW, OR HEREAFTER MAY BE, SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTIONS 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY SIMILAR APPLICABLE LAWS.

     IN ADDITION, SUCH SUBSIDIARY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY PURCHASER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR AN OBLIGATION, HAS DESTROYED SUCH SUBSIDIARY'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

     14.2 SUBROGATION; CERTAIN AGREEMENTS.

          (a) Each Subsidiary hereby expressly consents and agrees that it will not exercise any rights that it may now or hereafter have against any other Subsidiary or Company Party that arise from the existence, payment, performance or enforcement of any Subsidiary's obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Purchaser against any other Subsidiary or any other Company Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Subsidiary or other Company Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. If any amount shall be paid to any Subsidiary in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this guaranty, such amount shall be held in trust for the benefit of the Purchaser and shall forthwith be paid to the Purchaser to be credited and applied to the Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this guaranty, or to be held as collateral for any Obligations or other amounts payable under this guaranty thereafter arising. If (i) any Subsidiary shall make a payment to the Purchaser of all of the Obligations or
(ii) all of the Obligations and all other amounts payable under this guaranty shall be paid in full in cash, the Purchaser will, at the Subsidiary's request and expense, execute and deliver to the Subsidiary appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Subsidiary of an interest in the Obligations resulting from such payment by the Subsidiary.

          (b) Each Subsidiary assumes the responsibility for being and keeping itself informed of the financial condition of any other Subsidiary or other Company Party and of all other circumstances bearing upon the risk of non-payment of the Obligations that diligent inquiry would reveal, and agrees that the Purchaser shall have no duty to advise any Subsidiary of information regarding such condition or any such circumstances.

          (c) Each Subsidiary agrees that the Note and books and records of the Purchaser showing the account between the Purchaser and any other Subsidiary shall be admissible in any action, suit or other proceeding and shall constitute PRIMA FACIE proof of the item therein set forth. Each Subsidiary agrees that it shall be bound by each and every ruling, order and judgment obtained by the Purchaser against any other Subsidiary or other Company Party in respect of the Obligations, whether or not such Subsidiary is a party to, or has received notice of, such action, suit or other proceeding in which such ruling, order or judgment is issued or rendered.

     IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                COMPANY PARTIES


                                THE QUIZNO'S CORPORATION, a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                THE QUIZNO'S LICENSING COMPANY, a Colorado corporation


                                By:
                                   --------------------------------------------
                                Patrick E. Meyers
                                Vice President and General Counsel


                                THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                THE QUIZNO'S REALTY COMPANY, a Colorado
                                corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel

                                THE QUIZNO'S OPERATING COMPANY, a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                QUIZ-DIA, INC., a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                S&S COMPANY, a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                QUIZNO'S KANSAS, LLC, a Colorado limited liability company


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                CIAO B MANAGEMENT, INC., a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel

                                AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation


                                By:
                                   --------------------------------------------
                                   Patrick E. Meyers
                                   Vice President and General Counsel


                                PURCHASER

                                LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a
                                California corporation

                                        On behalf of LEVINE LEICHTMAN CAPITAL
                                        PARTNERS II, L.P., a California limited
                                        partnership


                                        By:
                                           ------------------------------
                                              Lauren B. Leichtman
                                              Chief Executive Officer


                                FOR PURPOSES OF SECTION 5.7, SECTION 9.17,
                                SECTION 9.22 AND SECTION 9.23 ONLY


                                -----------------------------------------------
                                RICHARD E. SCHADEN


                                -----------------------------------------------
                                RICHARD F. SCHADEN